As filed with the Securities and Exchange Commission on October 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARQIT QUANTUM INC.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	7372	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Arqit Quantum Inc.

1st Floor, 3 More London Riverside

London SE1 2RE, United Kingdom

Telephone: +44 203 91 70155

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arqit Inc.

1209 Orange Street

Wilmington, DE 19801

Telephone: (302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Elliott Smith, Esq.

Daniel Turgel, Esq.

Monica Holden, Esq.

White & Case LLP

5 Old Broad Street

London, U.K., EC2N 1DW

Tel: (+44) (0) 20 7532 1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered(1)	Amount To Be Registered(2)		Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Ordinary shares, par value $0.0001 per share	117,925,000	(4)	$20.24	$2,386,908,132.50	(3)	$221,266.38
Warrants to purchase ordinary shares	6,266,667	(5)	—	—	(6)	—
Ordinary shares, par value $0.0001 per share, underlying the warrants	14,891,640	(7)	$20.24	$301,420,196.08		$27,941.65
Total				$2,688,328,328.58		$249,208.04

(1)	The securities are being registered solely in connection with the resale of ordinary shares and warrants by the selling securityholders named in this registration statement.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act, based on the average of the high and low prices of the registrant’s ordinary shares on September 28, 2021, as reported on The Nasdaq Capital Market, which was approximately $20.24 per share.
(4)	117,925,000 ordinary shares registered for sale by the Selling Securityholders named in this registration statement.
(5)	Represents the resale of 6,266,667 private warrants.
(6)	No separate fee due in accordance with Rule 457(i).
(7)	14,891,640 ordinary shares issuable upon the exercise of the private placement warrants and public warrants (as defined below), based on the number of public warrants outstanding on as of September 3, 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 1, 2021

PRELIMINARY PROSPECTUS

ARQIT QUANTUM INC.

117,925,000 Ordinary Shares

6,266,667 Warrants to Purchase Ordinary Shares

14,891,640 Ordinary Shares Underlying Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 117,925,000 of our ordinary shares, par value $0.0001 per share (“Ordinary Shares”) and warrants to purchase up to 6,266,667 Ordinary Shares (the “Warrants”). In addition, this prospectus relates to the issuance by us of up to 14,891,640 Ordinary Shares, that are issuable by us upon the exercise of the Public Warrants (as defined below), which were previously registered, and up to 6,266,667 Ordinary Shares underlying Private Warrants (as defined below).

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the ordinary shares or warrants, except with respect to amounts received by us upon the exercise of the warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of ordinary shares or warrants. See “Plan of Distribution.”

Our Ordinary Shares and Warrants are listed on The Nasdaq Capital Market under the symbols “ARQQ” and “ARQQW”, respectively. On September 30, 2021, the last reported sales price of our ordinary shares was $20.07 per share and the last reported sales price of our warrants was $2.05 per warrant.

We are a “foreign private issuer,” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 16 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2021.

No one has been authorized to provide you with information that is different from that contained in this prospectus or any free writing prospectus filed by us. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

INDUSTRY AND MARKET DATA

In this prospectus, we present industry data, information and statistics regarding the markets in which the Company competes as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with the Company’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and the Company’s management’s judgment where information is not publicly available. This information appears in “Summary of the Prospectus,” “Arqit’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections of this prospectus.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “the Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours,” and “Arqit” refer to Arqit Quantum Inc.

In this prospectus, unless the context otherwise requires:

“Arqit” or “Company” means Arqit Quantum Inc., a Cayman Islands exempted limited liability company with registered number 374857 and whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

“Articles” means the memorandum and articles of association of Arqit.

“British pounds sterling” or “£” means the legal currency of the United Kingdom.

“Business Combination Agreement” means the Business Combination Agreement, dated as of May 12, 2021, as it may be amended, by and among Centricus, Arqit, the Sponsor, solely in its capacity as Centricus’ representative, Arqit Limited, David John Williams, solely in his capacity as the Arqit Limited shareholders’ representative, and the shareholders of Arqit Limited party thereto.

“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands, as may be amended from time to time.

“Centricus” means Centricus Acquisition Corp., an exempted limited liability company incorporated under the laws of the Cayman Islands, with registered number 368454 and whose registered office is at PO Box 309, Ugland House, Grand Cayman KY1-1102, Cayman Islands.

“Centricus founder shares” means the aggregate 8,625,000 Centricus ordinary shares issued prior to Centricus’ IPO that are currently owned by the Centricus Initial Shareholders, of which 8,585,000 shares are held by the Sponsor, 20,000 shares are held by Adam M. Aron and 20,000 shares are held by Nicholas Taylor.

“Centricus Initial Shareholders” means the Sponsor, Adam M. Aron and Nicholas Taylor.

“Centricus ordinary shares” means the ordinary shares, with par value $0.0001 per share, of Centricus.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“COVID-19” means the disease known as coronavirus disease or COVID-19, the virus known as severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) and any evolutions or mutations thereof.

“EAR” means the Export Administration Regulations of the U.K. Export Control Act 2002, as amended.

“Earnout Condition” means if at any time during the three (3) years following the date of the Share Acquisition Closing, the closing price of the ordinary shares during such period is equal to or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any twenty (20) trading days during a thirty (30) consecutive trading day period.

“Earnout Shares” means 10,000,000 ordinary shares (as adjusted for share splits, share dividends, reorganizations and recapitalizations) issuable upon satisfaction of the Earnout Condition.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Gartner” means Gartner, Inc.

“Gartner Content” means the Gartner content described in the Gartner research entitled “Forecast: Information Security and Risk Management, Worldwide, 2019-2025, 2Q21 Update, 30 June 2021”.

“IFRS” means International Financial Reporting Standards as adopted by the International Accounting Standards Board.

“IRS” means the U.S. Internal Revenue Service.

“ITAR” means the International Traffic in Arms Regulations of the Bureau of Industry and Security of the U.S. Department of Commerce.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Key Company Shareholders” means, collectively, (i) David John Williams, a British citizen, (ii) David James Bestwick, a British citizen, and (iii) D2BW Limited.

“Lock-Up Agreements” means, collectively, the Lock-Up Agreements entered into by the Centricus Initial Shareholders and the Arqit Limited shareholders at the Share Acquisition Closing in connection with the Business Combination.

“Merger” means the merger of Centricus with and into the Company, as a result of which the separate corporate existence of Centricus ceased and the Company continued as the surviving company, and the security holders of Centricus (other than security holders of Centricus who elected to redeem their Centricus ordinary shares) became security holders of the Company.

“Nasdaq” means the Nasdaq Capital Market.

“NATO” means the North Atlantic Treaty Organization.

“NIST” means the U.S. Department of Commerce’s National Institute of Standards and Technology.

“ordinary shares” means the ordinary shares, with $0.0001 par value per share, of the Company.

“PFIC” means passive foreign investment company.

“PIPE Financing” means the private placement of 7,100,000 ordinary shares to the PIPE Investors for gross proceeds of $71,000,000, pursuant to the Subscription Agreements.

“PIPE Investors” means the investors in the PIPE Financing pursuant to the Subscription Agreements.

“PKI” means public key infrastructure.

“Private Warrants” means the Centricus Acquisition Corp. Warrants sold to the Sponsor in a private placement in connection with Centricus’ IPO.

“prospectus” means the prospectus included in this registration statement on Form F-1 (Registration No. 333-) filed with the SEC.

“Public Warrants” means Centricus Acquisition Corp. Warrants sold in Centricus’ IPO.

“QEF election” means a "qualified electing fund" election under Section 1295 of the Code.

“Registration Rights Agreement” means the Registration Rights Agreement dated September 3, 2021 among Arqit, the Centricus Initial Shareholders, the shareholders of Arqit Limited prior to the Share Acquisition Closing and Heritage Assets SCSP.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share Acquisition” means the acquisition by Arqit all of the issued share capital of Arqit Limited in exchange for the issue of ordinary shares to the shareholders of Arqit Limited and, if applicable, the payment of cash and Earnout Shares, such that Arqit became a direct wholly owned subsidiary of Arqit.

“Share Acquisition Closing” means the closing of the Share Acquisition.

“Sponsor” means Centricus Heritage LLC, a Cayman Islands limited liability company with registered number 3562 and whose registered office is at Ugland House, South Church Street, Grand Cayman KY1-1104, Cayman Islands.

“Subscription Agreements” means those certain subscription agreements entered into on May 12, 2021, among Centricus, Arqit and the PIPE Investors named therein relating to the PIPE Financing.

“Trust Account” means the trust account that holds a portion of the proceeds of Centricus’ IPO and the concurrent sale of the Centricus private placement warrants.

“U.S. dollar” or “$” means the legal currency of the United States.

“U.S. GAAP” means United States generally accepted accounting principles.

“Warrant Agreement” means the warrant agreement governing Arqit’s outstanding warrants.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

The Company

The Company was incorporated on April 26, 2021 for the purpose of effectuating the Business Combination. Prior to the completion of the Business Combination on September 3, 2021, the Company had no material assets and did not operate any businesses. Accordingly, no financial statements of the Company have been included in this prospectus. Beginning with the year ended September 30, 2021, the Company will begin reporting the results of its consolidated subsidiaries, which includes Arqit Limited following the completion of the Business Combination. The Company qualifies as a foreign private issuer as defined under Rule 405 under the Securities Act and will prepare its financial statements denominated in U.S. dollars and in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”).

Centricus

The financial statements of Centricus included in this prospectus have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

Arqit Limited

The financial statements of Arqit Limited as of and for the six months ended March 31, 2021 and March 31, 2020, the year ended September 30, 2020 and the nine months ended September 30, 2019 included in this proxy statement/prospectus have been prepared in accordance with IFRS and are denominated in British pounds sterling. On September 30, 2019, Arqit Limited changed its fiscal year end from December 31 to September 30. Therefore the financial statements for the fiscal year ended September 30, 2019 comprise a period of only nine calendar months from January 1, 2019 to September 30, 2019. Given Arqit Limited’s limited operating history and activities since inception, management does not believe that difference in calendar months between the periods materially impacts the comparability of the two periods. Arqit Limited’s subsidiaries, Arqit Inc., a Delaware corporation, and Arqit LLC, a Delaware limited liability company, were incorporated on December 18, 2020. Quantum Keep Limited, a joint venture in which the Company holds a 50.0% interest, was incorporated on August 12, 2020, and as of September 30, 2020 had not yet commenced operations. Therefore none of Arqit Inc., Arqit LLC or Quantum Keep Limited have been consolidated into the Company’s financial statements as of and for the year ended September 30, 2020 and the nine months ended September 30, 2019 included in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

There are forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the business, financial condition, results of operations, liquidity, plans and objectives of the Company. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. The statements regarding the following matters are forward-looking by their nature:

●	that the Company is targeting launch of two satellites in 2023;
●	that there will be significant market opportunities for the Company’s products as a result of an expected transformation in the cyber encryption industry over the next decade;
●	that consumers, businesses and governments across all geographies and industries will likely need to replace the existing cyber encryption technology used in almost all electronic interfaces in order to maintain cyber security;
●	that the global addressable market for information security services will be $228.1 billion by the end of 2025;
●	that new opportunities for growth in demand for the Company’s products are expected in government, defense, telecoms, financial services, Internet of Things and connected car markets;
●	that “public key infrastructure” will be vulnerable to quantum computer attack; and
●	that quantum computers of sufficient scale to break “public key infrastructure” may be available within a few years.

The preceding list is not intended to be an exhaustive list of all of forward-looking statements in this prospectus. The forward-looking statements are based on beliefs, assumptions and expectations of the Company of future performance, taking into account the information currently available. These statements are only predictions based upon the current expectations and projections of the Company about future events. There are important factors that could cause actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under “Risk Factors” in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in expectations.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements included elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Company”, “we,” “our,” “us” and other similar terms refer to Arqit Quantum Inc. and our consolidated subsidiaries.

Overview

Arqit is a cybersecurity company that has pioneered a unique quantum encryption technology which makes the communications links of any networked device secure against current and future forms of cyber attack — even an attack from a quantum computer. Arqit’s product, called QuantumCloud™, creates unbreakable software encryption keys that are low cost and easy to use with no new hardware required. The software has universal application to every edge device and cloud machine in the world. Arqit has not only invented a ground-breaking new quantum protocol, but it has also found a way to translate the benefits of quantum security to end point devices.

Arqit’s solution combines world-leading innovation in two areas: a new form of quantum satellite and a software agent that can be downloaded onto any device. Arqit’s quantum satellite technology solves all previously known problems of quantum key distribution and puts identical copies of quantum safe keys into each data center in a network. The data centers use these keys to create secure channels between them — an outer perimeter of quantum safety that Arqit calls the QuantumCloud™. A second innovation is a small software agent downloaded from the QuantumCloud™ onto any form of device or integrated into any piece of software. By exchanging information with the QuantumCloud™, which moderates a key agreement process with all parties involved in a unique way, this software agent is able to create new symmetric encryption keys in partnership with any other device or cloud machine, or in large groups of devices. Keys are never “delivered”, they are created, and so they cannot be intercepted. They are created at the end points in a manner that means they can never be known by a third party, and can be used only once if necessary and replaced infinitely. The service is sold and fulfilled on a self-service basis in the cloud making it an easily scalable business model.

Until recently, Arqit has been a development stage company, however in July 2021 it launched its first live service. Arqit has already signed major, long-term contracts for its services with large companies and government institutions. Its next step in commercialization will be to undertake pilot phases that are required to be completed with each of its customers. Prior to launch of its satellites, Arqit’s quantum encryption platform, QuantumCloud™, will use machines in data centers to generate a terrestrial simulation of the quantum satellite technology. By 2023, it plans to launch its first two quantum satellites, which will generate a significant increase in the level of security offered by the end-to-end system.

Arqit’s current customers include the UK Government, the European Space Agency, BT plc, and Sumitomo Corporation. Many companies like Verizon, BP, NEOM, Juniper, Dentons, Northrup Grumman and Iridium have contracted to test the use of Arqit’s technologies in different use cases.

The mailing address for Arqit’s principal executive officer is 1st Floor, 3 More London Riverside, More London Place, London, England, SE1 2RE, and its telephone number is +44 203 91 70155.

Recent Developments

Business Combination

On May 12, 2021, the Company entered into a business combination agreement with Centricus Acquisition Corp. (“Centricus”), Centricus Heritage LLC, a Cayman Islands limited liability company, solely in its capacity as Centricus’ representative, Arqit Limited, a company limited by shares incorporated in England, David John Williams, solely in his capacity as the Arqit Limited shareholders’ representative, and the shareholders of Arqit Limited party thereto (the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, (i) on September 2, 2021, Centricus merged with and into the Company (the “Merger”), with the Company surviving the merger, and the security holders of Centricus (other than security holders of Centricus electing to redeem their Centricus ordinary shares) became security holders of the Company, and (ii) on September 3, 2021, the Company acquired all of the issued and outstanding share capital of Arqit Limited from the shareholders of Arqit Limited in exchange for ordinary shares of the Company, such that Arqit Limited is a direct wholly owned subsidiary of the Company (the “Share Acquisition” and, together with the Merger, the “Business Combination”).

On May 12, 2021, concurrently with the execution of the Business Combination Agreement, the Company and Centricus entered into subscription agreements with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Arqit agreed to issue and sell to such PIPE Investors, an aggregate of 7,100,000 ordinary shares of the Company at $10.00 per share for gross proceeds of $71,000,000 (the “PIPE Financing”). The PIPE Financing closed on September 3, 2021 immediately after the Business Combination.

Following the closing of the PIPE Financing, and after giving effect to redemptions of shares by shareholders of Centricus and payment of transaction expenses, the transactions described above generated approximately $96 million for Arqit. Arqit’s ordinary shares and warrants trade on Nasdaq under the symbols “ARQQ” and “ARQQW”, respectively.

Competitive Strengths

Arqit’s unique cybersecurity technology provides it with a number of competitive strengths.

Symmetric keys are secure

Arqit’s platform creates symmetric encryption keys, which is a cyber-encryption technology that is secure against all forms of attack including by quantum computers. PKI is currently the most widely-used cyber encryption technology, but it is failing to prevent escalating cyber-attacks involving techniques like ransomware and is entirely vulnerable to attack by quantum computers, which are expected to become available within the next few years. A symmetric encryption key, once created, is computationally secure. This means that it is regarded as impossible, even for a quantum computer, to guess a symmetric encryption key in less than millions of years. Arqit’s technology is built around this secure encryption tool.

Groundbreaking and proprietary distribution technology

The importance of Arqit’s platform lies in its ability to “distribute” symmetric keys securely at scale by creating them at end points. Although symmetric encryption keys are secure, to date there has been no secure way to create and distribute symmetric keys electronically. Arqit’s groundbreaking technology has solved these known issues. Its innovations create symmetric encryption keys at end points when they are needed, at scale, securely, at any kind of end point device and in groups of any size. With Arqit’s technology, symmetric encryption keys are never “delivered”, they are created at endpoints, and so they cannot be intercepted. This is a completely new way to create and distribute unbreakable symmetric keys that represents a groundbreaking, novel technology. The keys are created with what is known as a “mixed trust model” which means that no third party computer ever has the key, or sufficient information to recreate or guess the key. The key is never transmitted in creation across any network. It is therefore not possible for any third party to know or guess the key during creation.

Simple to implement

Symmetric encryption keys are built into almost every major software system, so their use, along with a symmetric algorithm such as AES256, is very simple to deploy with no major change to existing customer infrastructure. Symmetric encryption keys impose relatively low computational burdens on end point devices, and Arqit’s lightweight agent is light enough to work on even the smallest of Internet of Things sensors.

Easily scalable

Arqit’s software, fulfilled from the cloud, automatically creates keys in infinite volumes at minimal cost, resulting in low capital expenditure once deployed. From an operating cost perspective, there is no human analysis or information processing required by Arqit’s product, so personnel costs are limited to maintaining core infrastructure, marketing and customer support. These factors make Arqit’s products easily scalable for both Arqit and its customers.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

Arqit is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find Arqit’s securities less attractive as a result, there may be a less active trading market for Arqit’s securities and the prices of Arqit’s securities may be more volatile.

Arqit will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which it has total annual gross revenues of at least $1.07 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of its ordinary shares that are held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which it has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

Arqit is a “foreign private issuer” under SEC rules. Consequently, Arqit is subject to the reporting requirements under the Exchange Act applicable to foreign private issuers. Arqit will be required to file its annual report on Form 20-F for the year ending September 30, 2021 with the SEC by January 31, 2022. In addition, Arqit will furnish reports on Form 6-K to the SEC regarding certain information that is distributed or required to be distributed by Arqit to its shareholders.

Based on its foreign private issuer status, Arqit will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act. Arqit will also not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, Arqit officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Ordinary Shares.

Summary Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our ordinary shares. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks we face:

The Company is an early stage company with a history of losses and will be reliant upon a significant increase in sales and marketing activity in order to become profitable in the future.

●	The Company’s limited operating history makes it difficult to evaluate its business and future prospects and increases the risk of your investment.
●	The Company’s forecasts and projections are based upon assumptions, analyses and internal estimates developed by its management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, its actual operating results may differ materially from those forecasted or projected.
●	The Company has entered into several long term customer contracts, however those contracts are contingent upon the successful delivery of operational technology which is still in development.
●	The Company may not be able to convert its customer orders in backlog or pipeline into revenue.

●	The Company’s satellite construction and launch plan could experience delays, or its satellite technology could face unforeseen technical problems, which may result in the delay or failure in its ability to upgrade its product from terrestrial delivery to satellite delivery.
●	The market adoption of the Company’s product is not fully proven, is evolving and may develop more slowly than or differently from the Company’s expectations. Its future success depends on the growth and expansion of these markets and its ability to adapt and respond effectively to evolving markets.
●	The Company is reliant upon the lease of data center capacity and access to fiber optic infrastructure from third parties in order to commercialize its product.
●	Prior to launch of its satellites, the Company intends to procure launch insurance and once its satellites are operational, the Company must renew its in-orbit insurance on an annual basis. If its satellites experience technical problems or there are adverse changes in the insurance market, the Company may not be able to obtain launch or in-orbit insurance, or such insurance may not fully cover any potential losses.
●	Satellites have a limited life and may fail prematurely, or may experience operational problems, which could have a negative effect on its ability to provide the quality of service that the Company committed to deliver to its customers.
●	Although the Company is developing an annual recurring revenue model, several of its early contracts have been project-based with uneven milestone payment profiles, which extend for several years. As a result, the Company expects its early results of operations to fluctuate on a quarterly and annual basis.
●	The complexity of the Company’s products could result in unforeseen delays or expenses from undetected defects, errors or reliability issues in software, which could reduce the market adoption of its new products, damage its reputation with current or prospective customers and expose it to product liability and other claims and adversely affect its operating costs.
●	The Company may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its products or technology. Its efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly.
●	Third-party claims that the Company is infringing intellectual property, whether successful or not, could subject it to costly and time-consuming litigation or expensive licenses, and its business could be adversely affected.
●	Certain of the Company’s products contain third-party open source software components, and failure to comply with the terms of the underlying open source software licenses could restrict its ability to sell its products or expose the Company to other risks.
●	The Company’s intellectual property applications, including patent applications, may not be approved or granted or may take longer than expected to be approved, which may have a material adverse effect on its ability to prevent others from commercially exploiting products similar to its.
●	In addition to patented technology, the Company relies on unpatented proprietary technology, trade secrets, designs, experiences, work flows, data, processes, software and know-how.
●	The Company currently has and targets many customers that are large corporations with substantial negotiating power, exacting product and quality standards and potentially competitive internal solutions.
●	The Company currently has a small number of customers, and its business could be materially and adversely affected if the Company loses and is unable to replace any of those customers or if they are unable to pay their invoices.
●	The markets in which the Company competes are characterized by rapid technological change, and competing product innovations could adversely affect market adoption of its products.
●	The Company’s business depends substantially on the efforts of its executive officers and highly skilled personnel. The Company needs to attract and retain a large number of skilled, specialized and dedicated employees in different jurisdictions in order to grow and manage its business, and if the Company loses the services of existing key employees or fail to achieve its recruitment goals, its operations may be disrupted.
●	Failure to comply with governmental trade controls, including export and import control laws and regulations, sanctions, and related regimes could subject the Company to liability or loss of contracting privileges, limit its ability to compete in certain markets or harm its reputation with the governments.
●	The Company’s business is subject to government regulation, which mandates how the Company may operate its business and may increase the cost of providing services and expanding into new markets.
●	Failures, or perceived failures, to comply with privacy, data protection, and information security requirements in the jurisdictions in which the Company operates may adversely impact its business, and such legal requirements are evolving and may require improvements in, or changes to, its policies and operations.
●	It may be difficult to enforce judgments obtained against the Company or its directors and officers in U.S. courts, to effect service of process on it or its directors or officers, and to recover in civil proceedings in the U.K. or elsewhere for U.S. securities law violations.
●	Fluctuations in currency exchange rates may adversely affect the Company’s business and result of operations.
●	Interruption or failure of the Company’s information technology and communications systems could impact its ability to effectively provide its products and services.
●	The Company’s management team has limited experience managing and operating a U.S. public company.
●	If any of the Company’s third parties’ systems, its customers’ cloud or on- on-premises environments, or its internal systems are breached or if unauthorized access to customer or third-party data is otherwise obtained, public perception of its business may be harmed, and the Company may lose business and incur losses or liabilities.
●	If the Company’s network and products do not interoperate with its customers’ internal networks and infrastructure or with third-party products, websites, or services, its network may become less competitive and its results of operations may be harmed.

THE OFFERING

Securities offered by the Selling Securityholders

We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of 117,925,000 Ordinary Shares and Warrants to purchase up to 6,266,667 Ordinary Shares. In addition, we are registering up to 14,891,640 Ordinary Shares issuable upon the exercise of the Public Warrants that were previously registered and up to 6,266,667 Ordinary Shares underlying Private Warrants.

Terms of the Offering	The Selling Securityholders will determine when and how they will dispose of the ordinary shares registered under this prospectus for resale.
Shares outstanding prior to the offering	As of October 1, 2021, we had 110,073,430 ordinary shares and 14,891,640 warrants issued and outstanding.
Voting Rights	The Ordinary Shares each have one vote per share.
Use of proceeds

We will not receive any of the proceeds from the sale of the ordinary shares or warrants by the Selling Securityholders, except with respect to amounts received by us due to the exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general corporate purposes.

Dividend policy

We have not paid any cash dividends on our ordinary shares to date. Our board of directors will consider whether or not to institute a dividend policy. It is presently intended that we will retain our earnings for use in business operations and, accordingly, it is not anticipated that our board of directors will declare dividends in the foreseeable future.

Nasdaq ticker symbol	Our ordinary shares and warrants are listed on Nasdaq under the symbols “ARQQ” and “ARQQW,” respectively.
Risk factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider before deciding to invest in our ordinary shares.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Related to Arqit’s Business and Operations

Arqit is an early stage company with a history of losses and will be reliant upon a significant increase in sales and marketing activity in order to become profitable in the future.

Arqit has not yet begun to generate material revenues through the commercialization of its products. For the nine months ended September 30, 2019, Arqit generated an operating profit of only £284,301 and for the year ended September 30, 2020, it generated an operating loss of £634,223. Arqit intends to continue to invest and to increase investments in sales, marketing and product development, and believes that it will continue to incur operating and net losses until at least the time it is able to fully commercialize its products, which is targeted for 2022, but which may occur later than expected or not at all. Even if Arqit is able to finalize the development of its products and to sell them, there can be no assurance that they will be commercially successful. Arqit’s potential profitability is dependent upon the successful development and commercial introduction and acceptance of its products, which may not occur. Because Arqit will incur the costs and expenses of developing and commercializing its products before it receives any significant revenues with respect thereto, its losses in future periods may be significant. If Arqit is never able to achieve or sustain profitability, its results of operations could differ materially from its expectations and Arqit’s business, financial condition and results of operations could be materially adversely affected.

Arqit’s limited operating history makes it difficult to evaluate its business and future prospects and increases the risk of your investment.

Arqit began operations in 2017, has a limited operating history, and operates in the quantum encryption industry, which is rapidly evolving. As a result, there is limited information that investors can use in evaluating Arqit’s business, strategy, operating plan, results and prospects. Arqit intends to derive most of its revenues from the delivery of its quantum encryption key product, QuantumCloudTM, which is a newly developed technology. It is difficult to predict future revenues and appropriately budget for expenses, and Arqit has limited insight into trends that may emerge and affect its business. If the assumptions Arqit uses to plan and operate its business are incorrect or change, its results of operations could differ materially from its expectations and Arqit’s business, financial condition and results of operations could be materially adversely affected.

Arqit has entered into several long term customer contracts, however those contracts are contingent upon the successful delivery of operational technology which is still in development.

Arqit has entered into long term customer contracts for the delivery of its products, however its ability to begin fulfillment of those contracts is contingent upon the successful delivery of operational technology, which is still under development. Arqit is still in the process of developing the software required to commercialize its product and to fulfill its existing customer contracts, and if there is a delay or unforeseen technical problems with the software development, the commercial launch of its products will be delayed. In addition, certain of its customer contracts are subject to the successful completion of pilot phases with those customers, which began in July 2021, and there can be no assurance that such pilot phases can be completed quickly or successfully. The pilot phases of Arqit’s contracts may be prolonged if the testing results in adjustments to the commercial delivery of its technology, or may not be successfully completed if Arqit is unable to implement its technology to the satisfaction of its customers. If Arqit is unable to successfully deliver operational technology in order to fulfill its customer contracts, its business, financial condition and results of operations could be materially adversely affected and Arqit may never achieve or sustain profitability.

Arqit may not be able to convert its customer orders in backlog or pipeline into revenue.

As of September 30, 2021, Arqit’s backlog estimates consisted of approximately $130 million in customer contracts, and Arqit had an estimated $1.1 billion in pipeline, consisting of customer contracts in various stages of negotiation and initial revenue indications from potential customers that have not been contractually committed. There is no assurance that its backlog will materialize in actual revenues, or that Arqit will be able to convert its pipeline into executed contracts that will generate revenues.

Arqit’s ability to convert its estimated backlog into revenue is dependent upon the successful delivery of operational technology to its customers, and assumes that its customers will not cancel or amend the terms of their contracts. In addition, some contracts comprising the backlog are for services scheduled many years in the future, and the economic viability of customers with whom Arqit has contracted is not guaranteed over time. As a result, the contracts comprising its backlog may not result in actual revenue in any particular period, or at all, and the actual revenue from such contracts may differ from its backlog estimates.

The conversion of its pipeline into executed, revenue-generating contracts depends upon a number of factors including the continued interest in potential customers in its products and the successful negotiation of contracts with those customers. If Arqit is able to successfully enter into contracts with potential customers, the realization of estimated revenues from those contracts remains subject to its ability to successfully deliver operational technology to those customers.

If Arqit fails to convert its customer orders in backlog or pipeline into revenue, Arqit’s business, financial condition and results of operations could be materially adversely affected and Arqit may never achieve or sustain profitability.

Arqit’s satellite construction and launch plan could experience delays, or its satellite technology could face unforeseen technical problems, which may result in the delay or failure in its ability to upgrade its product from terrestrial delivery to satellite delivery.

Arqit intends to launch its first satellite in 2023. Prior to launching its satellites, Arqit’s quantum encryption platform, QuantumCloud™, will use machines to generate a terrestrial simulation of the quantum satellite technology. There are some differences in the level of security provided by QuantumCloud™ when using the terrestrial simulation compared to delivery by satellite, and Arqit therefore expects that the satellites it is building will generate an improvement in the attractiveness of its products to customers.

There is a risk that the construction and launch of its satellites may experience delays or face unforeseen technical problems, some of which may be beyond its control. In addition, Arqit must select a location for and build a mission control center for the command and control of its satellites and global data center network. Arqit will rely on third parties for the supply of equipment, satellite components and services. Any failure of these suppliers or others to perform could require Arqit to seek alternative suppliers or to expand its production capabilities, which could incur additional costs and have a negative impact on its cost or supply of components. In addition, production or logistics in supply or production areas or transit to final destinations can be disrupted for a variety of reasons including, but not limited to, natural and man-made disasters, information technology system failures, commercial disputes, military actions, economic, business, labor, environmental, public health or political issues or international trade disputes. If any of Arqit’s suppliers or service providers terminate their relationships, fail to provide equipment or services on a timely basis, or fail to meet performance expectations, Arqit may face difficulties launching its satellites on time or at all, which could in turn negatively affect its financial results and reputation. If Arqit is unable to launch its satellites and upgrade delivery of its products from terrestrial delivery to satellite delivery, its customers may terminate their contracts, renegotiate their contracts on terms less favorable to Arqit, or reduce the volume of its products they purchase, and its products may be less attractive to new customers. If Arqit fails to upgrade its platform from terrestrial delivery to satellite delivery, or the upgrade of delivery is delayed, its business, financial condition and results of operations could be materially adversely affected.

The market adoption of Arqit’s product is not fully proven, is evolving and may develop more slowly than or differently from Arqit’s expectations. Its future success depends on the growth and expansion of these markets and its ability to adapt and respond effectively to evolving markets.

The market adoption of Arqit’s product is relatively new, rapidly evolving, and not fully proven. Accordingly, it is difficult to predict customer adoption and renewals and demand for its products and services, the entry of competitive products, the success of existing competitive products, or the future growth rate, expansion, longevity, and the size of the market for its products. The expansion of and its ability to penetrate these new and evolving markets depends on a number of factors, including: the cost, performance, and perceived value associated with its products, and the extent to which its products improve security and are easy to use for its customers. If Arqit experiences security incidents or disruptions in delivery or service, the market for its products may be negatively affected. If its products do not continue to achieve market acceptance, or there is a reduction in demand caused by decreased customer acceptance, technological challenges, weakening economic conditions, privacy, data protection and data security concerns, governmental regulation, competing technologies and products, or decreases in information technology spending or otherwise, the market for its products may not continue to develop or may develop more slowly than Arqit expects, which could adversely affect its business, financial condition, and results of operations.

Arqit is reliant upon the lease of data center capacity and access to fiber optic infrastructure from third parties in order to commercialize its product.

Arqit leases its data centers and obtains access to fiber optic infrastructure from third parties and will be reliant on the continued operation of these data centers and infrastructure to commercialize its product. While Arqit has electronic access to the components and infrastructure of its cloud platforms that are hosted by third parties, Arqit does not control the operation of these facilities. Consequently, Arqit may be subject to service disruptions as well as failures to provide adequate support for reasons that are outside of its direct control. The data centers or the fiber optic infrastructure Arqit uses to deliver its products may be vulnerable to damage or interruption from a variety of sources, including earthquakes, floods, fires, power loss, system failures, computer viruses, physical or electronic break-ins, human error or interference (including by disgruntled employees, former employees or contractors), and other catastrophic events. Its data centers or the fiber optic infrastructure Arqit uses may also be subject to local administrative actions, changes to legal or permitting requirements and litigation to stop, limit or delay operations. Despite precautions taken at these facilities, such as disaster recovery, business continuity arrangements, and diversity of supply in the Arqit network, the occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice or other unanticipated problems at these facilities could result in interruptions or degredations in its services, impede its ability to scale its operations or have other adverse impacts upon its business. In addition, if Arqit does not accurately plan for its infrastructure capacity requirements and Arqit experiences significant strains on its data center capacity, Arqit may experience delays and additional expenses in arranging new data centers, and its customers could experience performance degradation or service outages that may subject it to financial liabilities, result in customer losses and materially harm its business. If Arqit is unable to efficiently and cost-effectively fix such errors at the data centers or fiber optic infrastructure or other problems that may be identified, this could damage its reputation and negatively impact its relationship with its customers. If Arqit is unable to successfully maintain and manage the data centers and the fiber optic infrastructure that Arqit uses, Arqit’s business, financial condition and results of operations could be materially adversely affected.

Prior to launch of its satellites, Arqit intends to procure launch insurance and once its satellites are operational, Arqit must renew its in-orbit insurance on an annual basis. If its satellites experience technical problems or there are adverse changes in the insurance market, Arqit may not be able to obtain launch or in-orbit insurance, or such insurance may not fully cover any potential losses.

Arqit intends to obtain launch insurance prior to launch of its satellites, and in-orbit insurance for its satellites once they are operational and, once obtained, Arqit will need to renew in-orbit insurance on an annual basis. Arqit expects any launch and in-orbit insurance policies that Arqit obtains to have specified exclusions, deductibles and material change limitations. Typically, these insurance policies exclude coverage for specified exclusions and material change limitations customary in the industry. These exclusions may relate to, among other things, losses resulting from in-orbit collisions, acts of war, insurrection, terrorism or military action, government confiscation, strikes, riots, civil commotions, labor disturbances, sabotage, unauthorized use of the satellites and nuclear or radioactive contamination, as well as claims directly or indirectly occasioned as a result of noise, pollution, electrical and electromagnetic interference or interference with the use of property. Therefore, there is a risk that its satellites will experience technical problems and that its launch or in-orbit insurance will not fully cover the losses.

If its in-orbit insurance rates were to rise substantially, the costs associated with maintaining its satellites would increase. In addition, in light of increasing costs, the scope of insurance exclusions and limitations on the nature of the losses for which Arqit can obtain insurance, or other business reasons, Arqit may conclude that it does not make commercial sense to obtain third-party insurance and may decide to pursue other strategies for mitigating the risk of a satellite failure. It is also possible that insurance could become unavailable, either generally or for a specific satellite, or that new insurance could be subject to broader exclusions on coverage, in which event Arqit would bear greater risk. If Arqit is unable to obtain launch or in-orbit insurance, or its launch or in-orbit insurance does fully cover potential losses, Arqit’s business, financial condition and results of operations could be materially adversely affected.

Satellites have a limited life and may fail prematurely, or may experience operational problems, which could have a negative effect on its ability to provide the quality of service that Arqit committed to deliver to its customers.

Arqit may experience in-orbit malfunctions of its satellites once launched, which could adversely affect the reliability of its service or result in total failure of its satellites. In-orbit failure of a satellite may result from various causes, including component failure, loss of power or fuel, inability to control positioning of the satellite, solar or other astronomical events, including solar radiation, wind and flares, and space debris. Other factors that could affect the useful lives of its satellites include the quality of construction, gradual degradation of solar panels and the durability of components. Radiation-induced failure of satellite components may result in damage to or loss of a satellite before the end of its expected life. If one of its satellites fails prematurely or experiences operational problems, Arqit’s business, financial condition and results of operations could be materially adversely affected.

Although Arqit is developing an annual recurring revenue model, several of its early contracts have been project-based with uneven milestone payment profiles, which extend for several years. As a result, Arqit expects its early results of operations to fluctuate on a quarterly and annual basis.

As its business matures, Arqit intends to develop an annual recurring revenue model. However, several of its early contracts have been projects based with uneven milestone payment profiles, which extend for several years, and as a result its quarterly results of operations have fluctuated and may vary significantly in the future. As such, historical comparisons of its operating results may not be relevant, meaningful or indicative of future results. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Its quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of its control and may not fully reflect the underlying performance of its business. Factors that may cause these quarterly fluctuations include, without limitation:

●	the timing and size of its customer contracts in any quarter;
●	pricing changes that Arqit may adopt to drive market adoption or in response to competitive pressure;
●	its ability to retain its existing customers and attract new customers;
●	its ability to develop and bring to market in a timely manner products that meet customer requirements;
●	fluctuations in demand pressures for its products;
●	the timing and rate of broader market adoption of its products and technology;
●	the ability of its customers to commercialize systems that incorporate its products;
●	any change in the competitive dynamics of its markets, including regulatory developments and new market entrants;
●	adverse litigation, judgments, settlements or other litigation-related costs, or claims that may give rise to such costs; and
●	general economic, industry and market conditions, including trade disputes.

These fluctuations could adversely affect its ability to meet its expectations or those of securities analysts, ratings agencies or investors. If Arqit does not meet these expectations for any period, the value of its business could decline significantly.

The complexity of Arqit’s products could result in unforeseen delays or expenses from undetected defects, errors or reliability issues in software, which could reduce the market adoption of its new products, damage its reputation with current or prospective customers and expose it to product liability and other claims and adversely affect its operating costs.

Arqit’s products are highly technical and complex and require high standards to implement and may experience defects, errors or reliability issues at various stages of development and commercial implementation. Arqit may be unable to timely correct problems that have arisen or correct such problems to its customers’ satisfaction. Additionally, undetected errors, defects or security vulnerabilities could result in litigation against Arqit, negative publicity and other consequences. Some errors or defects in its products may only be discovered after they have been tested, commercialized and deployed by customers. If that is the case, Arqit may incur significant additional development costs with respect to its products. These problems may also result in claims, including class actions, against Arqit by its customers or others. Its reputation or brand may be damaged as a result of these problems, customers may be reluctant to buy its products, and Arqit’s business, financial condition and results of operations could be materially adversely affected.

Arqit may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its products or technology. Its efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly.

The success of its products and business depend in part on its ability to obtain patents and other intellectual property rights and maintain adequate legal protection for its products. As of the date of this prospectus, Arqit has 1,435 claims on 21 pending or allowed patents in the UK. Arqit relies on a combination of patent, service mark, trademark and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect its proprietary rights, all of which provide only limited protection.

Arqit cannot assure you that any patents will be issued with respect to its currently pending patent applications or that any trademarks will be registered with respect to its currently pending applications in a manner that provides adequate defensive protection or competitive advantages, if at all, or that any patents issued to Arqit or any trademarks registered by it will not be challenged, invalidated or circumvented. Arqit may file for patents and trademarks in the U.S., U.K. and in certain international jurisdictions, but such protections may not be available in all countries in which it operates or in which Arqit seeks to enforce its intellectual property rights, or may be difficult to enforce in practice. For example, the legal environment relating to intellectual property protection in certain emerging market countries where Arqit may operate in the future is relatively weaker, often making it difficult to create and enforce such rights. Its currently-registered intellectual property and any intellectual property that may be issued or registered, as applicable, in the future with respect to pending or future applications may not provide sufficiently broad protection or may not prove to be enforceable in actions against alleged infringers. Arqit cannot be certain that the steps Arqit has taken will prevent unauthorized use of its technology or the reverse engineering of its technology. Moreover, others may independently develop technologies that are competitive to or infringe its intellectual property.

Protecting against the unauthorized use of its intellectual property, products and other proprietary rights is expensive and difficult, particularly internationally. Arqit believes that its intellectual property is foundational in the area of encryption technology and intends to enforce the intellectual property portfolio that Arqit has built. Unauthorized parties may attempt to copy or reverse engineer its technology or certain aspects of its products that it considers proprietary. Litigation may be necessary in the future to enforce or defend its intellectual property rights, to prevent unauthorized parties from copying or reverse engineering its products or technology to determine the validity and scope of the proprietary rights of others or to block the importation of infringing products into the U.S., U.K. or other jurisdictions in which Arqit seeks to protect its intellectual property rights.

Any such litigation, whether initiated by Arqit or a third party, could result in substantial costs and diversion of management resources, either of which could adversely affect its business, operating results and financial condition. Even if Arqit obtains favorable outcomes in litigation, Arqit may not be able to obtain adequate remedies, especially in the context of unauthorized parties copying or reverse engineering its products or technology.

Effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which its products are available and competitors based in other countries may sell infringing products in one or more markets. Failure to adequately protect its intellectual property rights could result in its competitors offering similar products, potentially resulting in the loss of some of its competitive advantage, and Arqit’s business, financial condition and results of operations could be materially adversely affected.

Third-party claims that Arqit is infringing intellectual property, whether successful or not, could subject it to costly and time-consuming litigation or expensive licenses, and its business could be adversely affected.

Participants in Arqit’s industry typically protect their technology, especially embedded software, through copyrights and trade secrets in addition to patents. As a result, there is frequent litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. Arqit may in the future receive inquiries from other intellectual property holders and may become subject to claims that it infringes their intellectual property rights, particularly as Arqit expands its presence in the market, expands to new use cases and faces increasing competition. In addition, parties may claim that the names and branding of Arqit’s products infringe their trademark rights in certain countries or territories. If such a claim were to prevail, Arqit may have to change the names and branding of its products in the affected territories and could incur other costs.

Arqit may in the future need to initiate infringement claims or litigation in order to try to protect its intellectual property rights. In addition to litigation where Arqit is a plaintiff, its defense of intellectual property rights claims brought against it or its customers or suppliers, with or without merit, could be time-consuming, expensive to litigate or settle, could divert management resources and attention and could force Arqit to acquire intellectual property rights and licenses, which may involve substantial royalty or other payments and may not be available on acceptable terms or at all. Further, a party making such a claim, if successful, could secure a judgment that requires Arqit to pay substantial damages or obtain an injunction and Arqit may also lose the opportunity to license its technology to others or to collect royalty payments. An adverse determination could also invalidate or narrow Arqit’s intellectual property rights and adversely affect its ability to offer its products to its customers and may require that Arqit procure or develop substitute products that do not infringe, which could require significant effort and expense. If any of these events were to materialize, Arqit’s business, financial condition and results of operations could be materially adversely affected.

Certain of Arqit’s products contain third-party open source software components, and failure to comply with the terms of the underlying open source software licenses could restrict its ability to sell its products or expose Arqit to other risks.

Arqit’s products contain software modules licensed to it by third-party authors under “open source” licenses. From time to time, there have been claims against companies that distribute or use open source software in their products and services, asserting that open source software infringes the claimants’ IP rights. Arqit could be subject to suits by parties claiming infringement of IP rights in what Arqit believes to be licensed open source software. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as, for example, open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Some open source licenses contain requirements that Arqit makes available source code for modifications or derivative works Arqit creates based upon the type of open source software Arqit uses. If Arqit combines its proprietary software with open source software in a certain manner, Arqit could, under certain open source licenses, be required to release the source code of its proprietary software to the public. This would allow its competitors to create similar products with lower development effort and time and ultimately could result in a loss of product sales for Arqit.

Although Arqit monitors its use of open source software to avoid subjecting its products to conditions Arqit does not intend, the terms of many open source licenses have not been interpreted by U.S. courts, and there is a risk that these licenses could be construed in a way that, for example, could impose unanticipated conditions or restrictions on its ability to commercialize its products. In this event, Arqit could be required to seek licenses from third parties to continue offering its products, to make its proprietary code generally available in source code form, to re-engineer its products or to discontinue the sale of its products if re-engineering could not be accomplished on a timely basis, and Arqit’s business, financial condition and results of operations could be materially adversely affected.

Arqit’s intellectual property applications, including patent applications, may not be approved or granted or may take longer than expected to be approved, which may have a material adverse effect on its ability to prevent others from commercially exploiting products similar to its.

Arqit cannot be certain that it is the first inventor of the subject matter to which it has filed a particular patent application or if it is the first party to file such a patent application. The process of securing definitive patent protection can take five or more years. If another party has filed a patent application to the same subject matter as Arqit has, Arqit may not be entitled to some or all of the protection sought by the patent application. Arqit also cannot be certain whether the claims included in a patent application will ultimately be allowed in the applicable issued patent or the timing of any approval or grant of a patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, Arqit cannot be certain that the patent applications that Arqit files will issue, or that its issued patents will afford protection against competitors with similar technology. In addition, if its competitors may design around its registered or issued intellectual property, Arqit’s business, financial condition and results of operations could be materially adversely affected.

In addition to patented technology, Arqit relies on unpatented proprietary technology, trade secrets, designs, experiences, work flows, data, processes, software and know-how.

Arqit relies on proprietary information (such as trade secrets, designs, experiences, work flows, data, know-how and confidential information) to protect intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection, or that Arqit believes is best protected by means that do not require public disclosure. Arqit generally seeks to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with its employees, consultants, customers, contractors and third parties. However, Arqit may fail to enter into the necessary agreements, and even if entered into, such agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of its proprietary information, may be limited as to their term and may not provide adequate remedies in the event of unauthorized disclosure or use of proprietary information. Arqit has limited control over the protection of trade secrets used by its current or future manufacturing counterparties and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, its proprietary information may otherwise become known or be independently developed by its competitors or other third parties. To the extent that Arqit’s employees, consultants, customers, contractors, advisors and other third parties use intellectual property owned by others in their work for it, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of its proprietary rights, and failure to obtain or maintain protection for its proprietary information could adversely affect its competitive business position. Furthermore, laws regarding trade secret rights in certain markets where Arqit operate may afford little or no protection to its trade secrets.

Arqit also relies on physical and electronic security measures to protect its proprietary information, but cannot provide assurance that these security measures will not be breached or provide adequate protection for its property. There is a risk that third parties may obtain and improperly utilize its proprietary information to its competitive disadvantage. Arqit may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce its intellectual property rights, and Arqit’s business, financial condition and results of operations could be materially adversely affected.

Arqit currently has and targets many customers that are large corporations with substantial negotiating power, exacting product and quality standards and potentially competitive internal solutions.

Many of Arqit’s existing and potential customers are large, multinational corporations with substantial negotiating power relative to it and, in some instances, may have internal solutions that may be competitive to its products. Many of these large, multinational corporations that are existing or potential customers also have significant development resources, which may allow them to acquire or develop independently, or in partnership with others, competitive technologies. Meeting the technical requirements of these companies will require a substantial investment of Arqit’s time and resources. If Arqit is unable to sell its products to these customers or is unable to enter into agreements with these customers on satisfactory terms, Arqit’s business, financial condition and results of operations could be materially adversely affected.

Arqit currently has a small number of customers, and its business could be materially and adversely affected if Arqit loses and is unable to replace any of those customers or if they are unable to pay their invoices.

Arqit is in the early stages of commercializing its business, and has a small number of customers. The loss of business from any of Arqit’s major customers (whether by lower overall demand for its products, cancellation of existing contracts or the failure to adopt its products or to award it new business) could have a material adverse effect on its business.

There is also a risk that one or more of Arqit’s major customers could be unable to pay its invoices as they become due or that a customer will simply refuse to make such payments if it experiences financial difficulties. If a major customer were to enter into bankruptcy proceedings or similar proceedings whereby contractual commitments are subject to stay of execution and the possibility of legal or other modification, Arqit could be forced to record a substantial loss.

The markets in which Arqit competes are characterized by rapid technological change, and competing product innovations could adversely affect market adoption of its products.

While Arqit has invested substantial resources in technological development, and believes that its product is a unique innovation, continuing technological changes in quantum technology and changes in the markets for its products could adversely affect adoption of its products, either generally or for particular applications. Arqit’s future success will depend upon its ability to develop and introduce a variety of new capabilities and innovations to its product offerings, as well as to introduce a variety of new product offerings, to address the changing needs of the markets in which Arqit offers its products. Delays in delivering new products that meet customer requirements could damage its relationships with customers and lead them to seek alternative sources of supply. Delays in introducing products and innovations, the failure to choose correctly among technical alternatives or the failure to offer innovative products or configurations at competitive prices may cause existing and potential customers to purchase its competitors’ products or turn to alternative technology.

If Arqit is unable to devote adequate resources to develop products or cannot otherwise successfully develop products or system configurations that meet customer requirements on a timely basis or that remain competitive with technological alternatives, its products could lose market share, its revenue could decline, and Arqit’s business, financial condition and results of operations could be materially adversely affected.

Arqit’s business depends substantially on the efforts of its executive officers and highly skilled personnel. Arqit needs to attract and retain a large number of skilled, specialized and dedicated employees in different jurisdictions in order to grow and manage its business, and if Arqit loses the services of existing key employees or fail to achieve its recruitment goals, its operations may be disrupted.

Competition for highly-skilled personnel is often intense and Arqit may incur significant costs to attract and retain highly-skilled personnel. Arqit may not be successful in attracting, integrating, or retaining qualified personnel to fulfill its current or future needs. As its business grows, Arqit will need to recruit a large number of skilled employees in different jurisdictions in which it operates and expects to expand into in the future. Experienced and highly skilled employees are in high demand, competition for these employees can be intense and Arqit’s ability to hire, attract and retain them depends on its ability to provide competitive compensation. Arqit will also need to expend significant time and expense to train the employees that it hires and it may struggle to retain employees, and its competitors may actively seek to hire skilled personnel away from it. If Arqit fails to attract new personnel or to retain and motivate its current personnel, its business and future growth prospects could be adversely affected.

Failure to comply with governmental trade controls, including export and import control laws and regulations, sanctions, and related regimes could subject Arqit to liability or loss of contracting privileges, limit its ability to compete in certain markets or harm its reputation with the governments.

Arqit’s products are subject to export controls in the U.S., U.K. and other jurisdictions, and Arqit incorporates encryption technology into its product offerings. Some of the underlying technology in Arqit’s products may be exported outside of these countries only with the required export authorizations, which may require a license, a license exception, or other appropriate government authorizations, including the filing of an encryption classification request or self-classification report.

Furthermore, its activities are subject to the economic sanctions, laws and regulations of the U.S. and other jurisdictions. Such controls prohibit the shipment or transfer of certain products and services without the required export authorizations or export to countries, governments, and persons targeted by applicable sanctions. Arqit takes precautions to prevent its offerings from being exported in violation of these laws, including: (i) seeking to proactively classify its platforms and obtain authorizations for the export and/or import of its platforms where appropriate, (ii) implementing certain technical controls and screening practices to reduce the risk of violations, and (iii) requiring compliance with U.S. export control and sanctions obligations in customer and vendor contracts. However, Arqit cannot guarantee the precautions it takes will prevent violations of export control and sanctions laws.

As discussed above, if Arqit misclassifies a product or service, export or provides access to a product or service in violation of applicable restrictions, or otherwise fails to comply with export regulations, Arqit may be denied export privileges or subjected to significant per violation fines or other penalties, and its platforms may be denied entry into other countries. Any decreased use of its platforms or limitation on its ability to export or sell its platforms would likely adversely affect its business, results of operations and financial condition. Violations of sanctions or export control laws can result in fines or penalties, including both civil and criminal penalties.

Arqit also notes that if it or its business partners or counterparties, including licensors and licensees, prime contractors, subcontractors, sublicensors, vendors, customers, or contractors, fail to obtain appropriate import, export, or re-export licenses or permits, notwithstanding regulatory requirements or contractual commitments to do so, or if Arqit fails to secure such contractual commitments where necessary, Arqit may also face reputational harm as well as other negative consequences, including government investigations and penalties.

Negative consequences for violations or apparent violations of trade control requirements may include the absolute loss of the right to sell Arqit’s platforms or services to the government of the U.S., or to other public bodies, or a reduction in its ability to compete for such sales opportunities. Further, complying with export control and sanctions regulations for a particular sale may be time-consuming and may result in the delay or loss of sales opportunities.

Other countries in addition to the U.S. and U.K. also regulate the import and export of certain encryption and other technology, including import and export licensing requirements, and have enacted laws that could limit Arqit’s ability to distribute its products or could limit its end-customers’ ability to implement its products in those countries. Changes in Arqit’s products or future changes in export and import regulations may create delays in the introduction of its platform in international markets, prevent its end-customers with international operations from deploying its platform globally or, in some cases, prevent the export or import of its products to certain countries, governments, or persons altogether. From time to time, various governmental agencies have proposed additional regulation of encryption technology. Any change in export or import regulations, economic sanctions or related legislation, increased export and import controls, or change in the countries, governments, persons, or technologies targeted by such regulations, could result in decreased use of Arqit’s platform by, or in its decreased ability to export or sell its products to, existing or potential end-customers with international operations. If there is any limitation on its ability to export or sell its products, Arqit’s business, financial condition and results of operations could be materially adversely affected.

Arqit’s business is subject to government regulation, which mandates how Arqit may operate its business and may increase the cost of providing services and expanding into new markets.

Arqit’s ownership and operation of satellites (including the procurement of space licenses in respect of the launch of the satellites and obtaining and maintaining spectrum and orbital resources) and the sale of services from such system are subject to significant regulation in the U.S., U.K. and other jurisdictions. These rules and regulations may change, and such authorities may adopt regulations that limit or restrict its operations as presently conducted or currently contemplated. Such authorities may also make changes in the licenses of Arqit’s partners or competitors that affect their spectrum, and may significantly affect its business. Further, because regulations in each country are different, Arqit may not be aware if some of its partners or persons with whom Arqit does business do not hold the requisite licenses and approvals. Failure to provide services in accordance with the terms of its licenses or to operate its satellites or ground stations as required by its licenses and applicable laws and government regulations could result in the imposition of government sanctions and/or monetary fines, including the suspension or cancellation of its licenses, and Arqit’s business, financial condition and results of operations could be materially adversely affected.

Failures, or perceived failures, to comply with privacy, data protection, and information security requirements in the jurisdictions in which Arqit operates may adversely impact its business, and such legal requirements are evolving and may require improvements in, or changes to, its policies and operations.

Arqit’s current and potential future operations and sales are subject to laws and regulations addressing privacy and the collection, use, storage, disclosure, transfer and protection of a variety of types of data. The primary data privacy laws applicable to Arqit include U.K. General Data Protection Regulation and the U.K. Data Protection Act of 2018. These regimes may, among other things, impose data security requirements, disclosure requirements, and restrictions on data collection, uses, and sharing that may impact its operations and the development of its business. Arqit’s products collect, store and process certain information and its products may evolve to collect additional information. Therefore, the full impact of these privacy regimes on its business is rapidly evolving across jurisdictions and remains uncertain at this time.

Arqit may also be affected by cyber-attacks and other means of gaining unauthorized access to its products, systems, and data. For instance, cyber criminals or insiders may target it or third parties with which Arqit has business relationships to obtain data, or in a manner that disrupts its operations or compromises its products or the systems into which its products are integrated.

Arqit continually assesses the evolving privacy and data security regimes and implements measures that Arqit believes are appropriate in response. Since these data security regimes are evolving, uncertain and complex, especially for a global business like Arqit’s, it may need to update or enhance its compliance measures as its products, markets and customer demands further develop, and these updates or enhancements may require implementation costs. In addition, Arqit may not be able to monitor and react to all developments in a timely manner and the compliance measures that Arqit adopts may prove ineffective. Any failure, or perceived failure, to comply with current and future regulatory or customer-driven privacy, data protection, and information security requirements, or to prevent or mitigate security breaches, cyber-attacks, or improper access to, use of, or disclosure of data, or any security issues or cyber-attacks affecting Arqit, could result in significant liability, costs (including the costs of mitigation and recovery), and a material loss of revenue resulting from the adverse impact on Arqit’s reputation and brand, loss of proprietary information and data, disruption to its business and relationships, and diminished ability to retain or attract customers and business partners. Such events may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity, and could cause customers and business partners to lose trust in Arqit, and its business, financial condition and results of operations could be materially adversely affected.

Fluctuations in currency exchange rates may adversely affect Arqit’s business and result of operations.

Arqit’s functional currency is GBP and its reporting currency is U.S. dollars. Accordingly, fluctuations in the value of GBP relative to the U.S. dollar could affect its results of operations due to translational remeasurements. As its international operations expand, an increasing portion of its revenue and operating expenses will be denominated in non-GBP currencies. Accordingly, Arqit’s revenue and operating expenses will become increasingly subject to fluctuations due to changes in foreign currency exchange rates. If Arqit is not able to successfully hedge against the risks associated with currency fluctuations, Arqit’s business, financial condition and results of operations could be materially adversely affected.

Interruption or failure of Arqit’s information technology and communications systems could impact its ability to effectively provide its products and services.

The availability and effectiveness of Arqit’s services depend on the continued operation of information technology and communications systems. Its systems will be vulnerable to damage or interruption from, among others, physical theft, fire, terrorist attacks, natural disasters, power loss, war, telecommunications failures, viruses, denial or degradation of service attacks, ransomware, social engineering schemes, insider theft or misuse or other attempts to harm its systems. Arqit utilizes reputable third-party service providers or vendors for all of its IT and communications sytems, and these providers could also be vulnerable to harms similar to those that could damage its systems, including sabotage and intentional acts of vandalism causing potential disruptions. Some of its systems will not be fully redundant, and its disaster recovery planning cannot account for all eventualities. Any problems with its third-party cloud hosting providers could result in lengthy interruptions in its business. In addition, Arqit’s services and functionality are highly technical and complex technology which may contain errors or vulnerabilities that could result in interruptions in its business or the failure of its systems.

Arqit’s management team has limited experience managing and operating a U.S. public company.

Most of the members of Arqit’s management team have limited experience managing and operating a U.S. publicly traded company, interacting with U.S. public company investors, and complying with the increasingly complex laws pertaining to U.S. public companies. Its transition to being a U.S. public company subjects Arqit to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from its senior management and could divert their attention away from the day-to-day management of its business. Arqit may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of U.S. public companies. The development and implementation of the standards and controls necessary for Arqit to achieve the level of accounting standards required of a public company may require costs greater than expected. To support its operations as a U.S. public company, Arqit plans to hire additional employees, which will increase its operating costs in future periods. Should any of these factors materialize, Arqit’s business, financial condition and results of operations could be adversely affected.

If any of Arqit’s third parties’ systems, its customers’ cloud or on-premises environments, or its internal systems are breached or if unauthorized access to customer or third-party data is otherwise obtained, public perception of its business may be harmed, and Arqit may lose business and incur losses or liabilities.

Arqit’s success depends in part on its ability to provide effective data security protection in connection with its platforms and services, and Arqit relies on information technology networks and systems to securely store, transmit, index, and otherwise process electronic information. Because its platforms and services are used by its customers to encrypt large data sets that often contain proprietary, confidential, and/or sensitive information (including in some instances personal or identifying information and personal health information), its software is perceived as an attractive target for attacks by computer hackers or others seeking unauthorized access, and its software faces threats of unintended exposure, exfiltration, alteration, deletion, or loss of data. Additionally, because many of Arqit’s customers use its platforms to store, transmit, and otherwise process proprietary, confidential, or sensitive information, and complete mission critical tasks, they have a lower risk tolerance for security vulnerabilities in its platforms and services than for vulnerabilities in other, less critical, software products and services.

Arqit, and the third-party vendors upon which Arqit relies, have experienced, and may in the future experience, cybersecurity threats, including threats or attempts to disrupt its information technology infrastructure and unauthorized attempts to gain access to sensitive or confidential information. Its and its third-party vendors’ technology systems may be damaged or compromised by malicious events, such as cyberattacks (including computer viruses, malicious and destructive code, phishing attacks, and denial of service attacks), physical or electronic security breaches, natural disasters, fire, power loss, telecommunications failures, personnel misconduct, and human error. Such attacks or security breaches may be perpetrated by internal bad actors, such as employees or contractors, or by third parties (including traditional computer hackers, persons involved with organized crime, or foreign state or foreign state-supported actors). Cybersecurity threats can employ a wide variety of methods and techniques, which may include the use of social engineering techniques, are constantly evolving, and have become increasingly complex and sophisticated; all of which increase the difficulty of detecting and successfully defending against them. Furthermore, because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until after they are launched against a target, Arqit and its third-party vendors may be unable to anticipate these techniques or implement adequate preventative measures. Although prior cyberattacks directed at Arqit have not had a material impact on its financial results, and Arqit is continuing to bolster its threat detection and mitigation processes and procedures, Arqit cannot guarantee that future cyberattacks, if successful, will not have a material impact on its business or financial results. While Arqit has security measures in place to protect its information and its customers’ information and to prevent data loss and other security breaches, there can be no assurance that Arqit will be able to anticipate or prevent security breaches or unauthorized access of its information technology systems or the information technology systems of the third-party vendors upon which Arqit relies. Despite its implementation of network security measures and internal information security policies, data stored on personnel computer systems is also vulnerable to similar security breaches, unauthorized tampering or human error.

Many governments have enacted laws requiring companies to provide notice of data security incidents involving certain types of data, including personal data. In addition, most of Arqit’s customers contractually require Arqit to notify them of data security breaches. If an actual or perceived breach of security measures, unauthorized access to its system or the systems of the third-party vendors that Arqit rely upon, or any other cybersecurity threat occurs, Arqit may face direct or indirect liability, costs, or damages, contract termination, its reputation in the industry and with current and potential customers may be compromised, its ability to attract new customers could be negatively affected, and its business, financial condition, and results of operations could be materially and adversely affected.

Further, unauthorized access to Arqit’s or its third-party vendors’ information technology systems or data or other security breaches could result in the loss of information; significant remediation costs; litigation, disputes, regulatory action, or investigations that could result in damages, material fines, and penalties; indemnity obligations; interruptions in the operation of its business, including its ability to provide new product features, new platforms, or services to its customers; damage to its operation technology networks and information technology systems; and other liabilities. Moreover, its remediation efforts may not be successful. Any or all of these issues, or the perception that any of them have occurred, could negatively affect Arqit’s ability to attract new customers, cause existing customers to terminate or not renew their agreements, hinder Arqit’s ability to obtain and maintain required or desirable cybersecurity certifications, and result in reputational damage, any of which could materially adversely affect its results of operations, financial condition, and future prospects. There can be no assurance that any limitations of liability provisions in Arqit’s license arrangements with customers or in its agreements with vendors, partners, or others would be enforceable, applicable, or adequate or would otherwise protect it from any such liabilities or damages with respect to any particular claim.

Arqit maintains cybersecurity insurance and other types of insurance, subject to applicable deductibles and policy limits, but its insurance may not be sufficient to cover all costs associated with a potential data security incident. Arqit also cannot be sure that its existing general liability insurance coverage and coverage for cyber liability or errors or omissions will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims or that the insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against Arqit that exceed available insurance coverage, or the occurrence of changes in its insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could result in its business, financial condition and results of operations being materially adversely affected.

If Arqit’s network and products do not interoperate with its customers’ internal networks and infrastructure or with third-party products, websites, or services, its network may become less competitive and its results of operations may be harmed.

Arqit’s network and products must interoperate with its customers’ existing internal networks and infrastructure. These complex internal systems are developed, delivered, and maintained by the customer and a myriad of vendors and service providers. As a result, the components of its customers’ infrastructure have different specifications, rapidly evolve, utilize multiple protocol standards, include multiple versions and generations of products, and may be highly customized. Arqit must be able to interoperate and provide products to customers with highly complex and customized internal networks, which requires careful planning and execution between its customers, its customer support teams and, in some cases, its channel partners.

Further, when new or updated elements of its customers’ infrastructure or new industry standards or protocols are introduced, Arqit may have to update or enhance its network to allow it to continue to provide its products to customers.

Arqit may not deliver or maintain interoperability quickly or cost-effectively, or at all. These efforts require capital investment and engineering resources. If Arqit fails to maintain compatibility of its network and products with its customers’ internal networks and infrastructures, its customers may not be able to fully utilize its network and products, and Arqit may, among other consequences, lose or fail to increase its market share and number of customers and experience reduced demand for its products, and its business, financial condition and results of operations could be materially adversely affected.

Risks Related to Ownership of Ordinary Shares and Warrants

It may be difficult to enforce judgments obtained against Arqit or its directors and officers in U.S. courts, to effect service of process on it or its directors or officers, and to recover in civil proceedings in the U.K. or elsewhere for U.S. securities law violations.

The majority of Arqit’s directors and executive officers reside outside of the U.S., and most of its assets and most of the assets of these persons are located outside of the U.S.. Therefore, a judgment obtained against Arqit, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the U.S. and may not be enforced by courts in other jurisdictions. It may also be difficult for its shareholders to effect service of process on these persons in the U.S. or to assert U.S. securities law claims in original actions instituted in the U.K. or elsewhere. U.K. courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that U.K. is not the most appropriate forum in which to bring such a claim. In addition, even if a U.K. court agrees to hear a claim, it may determine that U.K. law, instead of U.S. law, is applicable to the claim. As a result of potential difficulties associated with enforcing a judgment against Arqit, its shareholders may not be able to collect any damages awarded by either a U.S. or foreign court.

Because Arqit is incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

Arqit is an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for shareholders to effect service of process within the United States upon the directors or executive officers of Arqit, or enforce judgments obtained in the United States courts against the directors or officers of Arqit.

The corporate affairs of Arqit are governed by Arqit’s amended and restated memorandum and articles of association, the Cayman Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of the directors of Arqit under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of Arqit shareholders and the fiduciary responsibilities of Arqit directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less prescriptive body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholders’ derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like Arqit have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Arqit directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

The courts of the Cayman Islands are unlikely (i) to recognize or enforce against Arqit judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state, and (ii) in original actions brought in the Cayman Islands, to impose liabilities against Arqit predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, shareholders of Arqit may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board or our controlling shareholders than they would as public shareholders of a United States company.

The grant and future exercise of registration rights may adversely affect the market price of Arqit ordinary shares.

Pursuant to the Registration Rights Agreement and the Subscription Agreements described elsewhere in this prospectus, certain shareholders can each demand that Arqit register their registrable securities under certain circumstances and will each have piggyback registration rights for these securities in connection with certain registrations of securities that Arqit undertakes. Arqit will bear the cost of registering these securities.

As of October 1, 2021, 2,148,430 ordinary shares were unrestricted. 117,925,000 ordinary shares are being registered pursuant to this registration statement, which have registration rights under the Registration Rights Agreement and the Subscription Agreements, some of which are subject to the Lock-Up Agreements. The registration of these securities will permit the public sale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of Arqit ordinary shares.

Certain shareholders that own a significant percentage of Arqit may have interests that conflict with Arqit’s or yours in the future.

Two shareholders of Arqit beneficially own approximately 43.4% of the outstanding Arqit ordinary shares. See “Beneficial Ownership of Securities.” For so long as these shareholders continue to own a significant percentage of Arqit ordinary shares, they will be able to significantly influence or effectively control the composition of the Arqit board of directors and the approval of actions requiring shareholder approval through their voting power. Accordingly, for such period of time, these shareholders will have significant influence with respect to Arqit’s management, business plans and policies, including the appointment and removal of Arqit’s officers. In particular, for so long as these shareholders continue to own a significant percentage of the outstanding Arqit ordinary shares, they will be able to cause or prevent a change of control of Arqit or a change in the composition of Arqit’s board of directors and could preclude any unsolicited acquisition of Arqit. The concentration of ownership could deprive you of an opportunity to receive a premium for your Arqit ordinary shares as part of a sale of Arqit and ultimately might affect the market price of the Arqit ordinary shares.

The price of Arqit’s ordinary shares may be volatile.

The price of Arqit’s ordinary shares may fluctuate due to a variety of factors, including:

●	actual or anticipated fluctuations in its quarterly and annual results and those of other public companies in industry; mergers and strategic alliances in the industry in which it operates;
●	market prices and conditions in the industry in which it operates;
●	changes in government regulation;
●	potential or actual military conflicts or acts of terrorism;
●	the failure of securities analysts to publish research about us, or shortfalls in its operating results compared to levels forecast by securities analysts;
●	announcements concerning Arqit or its competitors; and
●	the general state of the securities markets.

These market and industry factors may materially reduce the market price of Arqit’s ordinary shares, regardless of its operating performance.

Reports published by analysts, including projections in those reports that differ from Arqit’s actual results, could adversely affect the price and trading volume of its ordinary shares.

The trading market for the Ordinary Shares is and will be influenced by the research and reports that securities or industry analysts publish about Arqit or its business. Projections by such securities or industry analysts may vary widely and may not accurately predict the results Arqit actually achieves. Arqit’s share price may decline if its actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on Arqit downgrades its stock or publishes inaccurate or unfavorable research about its business, its share price could decline. If one or more of these analysts ceases coverage of Arqit or fails to publish reports on it regularly, its share price or trading volume could decline. While Arqit’s management expects research analyst coverage, if no analysts commence coverage of Arqit, the trading price and volume for its ordinary shares could be adversely affected.

Arqit may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If Arqit is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section entitled “United States Federal Income Tax Considerations”) of Arqit’s ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Because the revenue production of Arqit and its subsidiaries is uncertain and the PFIC status of Arqit is based on its income, assets, activities and market capitalization for the entire taxable year, it is not possible to determine Arqit’s PFIC status until after the close of the current taxable year. Accordingly, there can be no assurance that Arqit will not meet the PFIC income or asset test for the current taxable year or any future taxable year. Furthermore, if Arqit is a PFIC during such U.S. Holder’s holding period for the ordinary shares or warrants, unless the U.S. Holder makes certain elections, Arqit will continue to be treated as a PFIC with respect to such U.S. Holder, even if it ceases to be a PFIC in future taxable years. U.S. Holders are urged to consult their own tax advisors regarding the possible application of the PFIC rules to holders of Arqit securities. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see “United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”

Risks Related to Being a Public Company

If Arqit fails to maintain an effective system of disclosure controls and internal control over financial reporting, its ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a U.S. public company, Arqit is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations of the applicable listing standards of Nasdaq subject to applicable exemptions as long as Arqit qualifies as Foreign Private Issuer and Emerging Growth Company. Arqit’s management expects that the requirements of these rules and regulations will continue to increase its legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly and place significant strain on its personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that Arqit maintains effective disclosure controls and procedures and internal control over financial reporting. In particular, Section 404 of the Sarbanes-Oxley Act requires Arqit to perform system and process evaluation and testing of its internal control over financial reporting to allow management to report on, and its independent registered public accounting firm potentially to attest to, the effectiveness of its internal control over financial reporting. As an emerging growth company, Arqit’s management expects to avail itself of the exemption from the requirement that its independent registered public accounting firm attest to the effectiveness of its internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act. See “— As an “emerging growth company,” Arqit cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make the Arqit ordinary shares less attractive to investors.” However, Arqit may no longer avail itself of this exemption when it ceases to be an emerging growth company. At such time, Arqit’s independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which its internal control over financial reporting is documented, designed or operating. As a public company, Arqit will be required to provide an annual management report on the effectiveness of its internal control over financial reporting commencing with its second annual report on Form 20-F. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on Arqit’s business, results of operations and financial condition and could cause a decline in the trading price of the Arqit ordinary shares.

As a foreign private issuer, Arqit is exempt from a number of rules under the U.S. securities laws and is permitted to file less information with the SEC than a U.S. company. This may limit the information available to holders of the Arqit ordinary shares.

Arqit is a foreign private issuer, as such term is defined in Rule 405 under the Securities Act, however, under Rule 405, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to Arqit on March 31, 2022.

As a foreign private issuer, Arqit is not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, Arqit is exempt from certain rules under the Exchange Act, that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act (including the requirement applicable to emerging growth companies to disclose the compensation of its Chief Executive Officer and the other two most highly compensated executive officers on an individual, rather than an aggregate, basis). In addition, Arqit’s officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of its securities. Moreover, while Arqit’s management expects to submit quarterly interim consolidated financial data to the SEC under cover of the SEC’s Form 6-K, it will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and will not be required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act. Furthermore, Arqit ordinary shares are not listed on any market in the Cayman Islands and Arqit does not currently intend to list its ordinary shares on any market in the Cayman Islands, Arqit’s home country. As a result,

Arqit is not subject to the reporting and other requirements of companies listed in the Cayman Islands. Accordingly, there may be less publicly available information concerning Arqit’s business than there would be if Arqit were a public company organized in the United States.

Arqit may lose its foreign private issuer status in the future, which could result in significant additional cost and expense.

In the future, Arqit would lose its foreign private issuer status if a majority of its shareholders, directors or management are U.S. citizens or residents and it fails to meet additional requirements necessary to avoid loss of foreign private issuer status. Although Arqit’s management has elected to comply with certain U.S. regulatory provisions, its loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to Arqit under U.S. securities laws as a U.S. domestic issuer may be significantly higher. If Arqit is not a foreign private issuer, it will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, the annual report on Form 10-K requires domestic issuers to disclose executive compensation information on an individual basis with specific disclosure regarding the domestic compensation philosophy, objectives, annual total compensation (base salary, bonus, and equity compensation) and potential payments in connection with change in control, retirement, death or disability, while the annual report on Form 20-F permits foreign private issuers to disclose compensation information on an aggregate basis. Arqit would also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. Arqit may also be required to modify certain of its policies to comply with good governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, Arqit may lose its ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers.

Arqit has incurred and expects to continue to incur increased costs and obligations as a result of being a public company.

As a publicly traded company, Arqit has incurred and expects to continue to incur significant legal, accounting and other expenses that it was not required to incur in the recent past, particularly after it is no longer an “emerging growth company” as defined under the JOBS Act. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act, the JOBS Act, and the rules and regulations of the SEC and national securities exchanges have created uncertainty for public companies and increased the costs and the time that Arqit’s board of directors and management must devote to complying with these rules and regulations. Arqit’s management expects these rules and regulations to increase its legal and financial compliance costs and lead to a diversion of management time and attention from revenues generating activities.

Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from its focus on Arqit’s business strategy, which could prevent Arqit from improving its business, results of operations and financial condition. Arqit has made, and will continue to make, changes to its internal controls and procedures for financial reporting and accounting systems to meet its reporting obligations as a publicly traded company. However, the measures it takes may not be sufficient to satisfy Arqit’s obligations as a publicly traded company.

For as long as Arqit remains an “emerging growth company” as defined in the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” Arqit may remain an “emerging growth company” until the September 2, 2026 (the fifth anniversary of the closing of the Merger) or until such earlier time that it has more than $1.07 billion in annual revenues, have more than $700 million in market value of Arqit’s ordinary shares held by non-affiliates, or issue more than $1.00 billion of non-convertible debt over a three-year period. Further, there is no guarantee that the exemptions available to Arqit under the JOBS Act will result in significant savings. To the extent Arqit’s management chooses not to use exemptions from various reporting requirements under the JOBS Act, Arqit will incur additional compliance costs, which may impact earnings.

As an “emerging growth company,” Arqit cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make the Arqit ordinary shares less attractive to investors.

Arqit is an “emerging growth company,” as defined in the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to obtain an assessment of the effectiveness of its internal controls over financial reporting from its independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Arqit’s management cannot predict if investors will find its Arqit ordinary shares less attractive because it will rely on these exemptions. If some investors find Arqit’s ordinary shares less attractive as a result, there may be a less active market for the Arqit ordinary shares and its share price may be more volatile.

If Arqit does not develop and implement all required accounting practices and policies, it may be unable to provide the financial information required of a U.S. publicly traded company in a timely and reliable manner.

If Arqit fails to develop and maintain effective internal controls and procedures and disclosure procedures and controls, it may be unable to provide financial information and required SEC reports that a U.S. publicly traded company is required to provide in a timely and reliable fashion. Any such delays or deficiencies could penalize Arqit, including by limiting its ability to obtain financing, either in the public capital markets or from private sources and hurt its reputation and could thereby impede its ability to implement its growth strategy.

USE OF PROCEEDS

All of the ordinary shares and warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $171.3 million from the exercise of the warrants, assuming the exercise in full of all such warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

MARKET PRICE OF OUR SECURITIES

Our Ordinary Shares and Warrants began trading on The Nasdaq Capital Market (“Nasdaq”) under the symbols “ARQQ” and “ARQQW,” respectively, on September 7, 2021. On September 30, 2021, the closing sale prices of our Ordinary Shares and Warrants were $20.07 and $2.05, respectively. As of September 30, 2021, there were approximately 29 holders of record of our Ordinary Shares and 2 holders of record of our Warrants. Such numbers do not include beneficial owners holding our securities through nominee names.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

Pursuant to the Business Combination Agreement dated May 12, 2021 (the “Business Combination Agreement”) by and among Arqit Quantum Inc. (the “Company”), Centricus Acquisition Corp. (“Centricus”), Centricus Heritage LLC, a Cayman Islands limited liability company, solely in its capacity as Centricus’ representative (the “Sponsor”), Arqit Limited, a company limited by shares incorporated in England, David John Williams, solely in his capacity as Arqit Limited shareholders’ representative, and the shareholders of the Company party thereto: (i) on September 2, 2021, Centricus merged into the Company (the “Merger”), with the Company surviving the merger, and the security holders of Centricus (other than security holders of Centricus electing to redeem their Centricus ordinary shares) became security holders of the Company, and (ii) on September 3, 2021, the Company acquired of all of the issued and outstanding share capital of Arqit Limited from the shareholders of Arqit Limited in exchange for ordinary shares of the Company, such that Arqit Limited is now a direct wholly owned subsidiary of the Company (the “Share Acquisition”, and together with the Merger, the “Business Combination”).

In consideration for the Merger, each Centricus shareholder received one Company ordinary share and one Company warrant for each ordinary share and warrant they held in Centricus, respectively, immediately prior to the Merger. Each ordinary share of Arqit Limited was acquired by the Company in exchange for 46.06 ordinary shares of the Company.

On May 12, 2021, concurrently with the execution of the Business Combination Agreement, the Company and Centricus entered into subscription agreements with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to such PIPE Investors, an aggregate of 7,100,000 ordinary shares at $10.00 per share for gross proceeds of $71,000,000 (the “PIPE Financing” and together with the Business Combination, the “Transactions”). The PIPE Investors include certain affiliates of Centricus, agreed to fund $51,000,000 of the PIPE Financing. The PIPE Financing closed on September 3, 2021 immediately after the Business Combination.

In connection with the Transactions, Centricus’ shareholders elected to redeem an aggregate of 30,151,570 Class A Ordinary Shares of Centricus after taking into account the purchase of 2,200,000 Centricus Class A ordinary shares by Heritage Assets SCSP (“Heritage”).

Heritage, an investor in the Sponsor and a party to the subscription agreement with Centricus and the Company, purchased 2,200,000 Centricus Class A ordinary shares in the secondary market at a price of $10.00 per share from existing Centricus public shareholders that submitted their shares for redemption, and such redemptions were revoked prior to the closing of the Business Combination. As an incentive to the purchase by Heritage, the Sponsor and certain shareholders of the Company agreed to transfer to Heritage (i) an aggregate number of up to 2,000,000 Company ordinary shares from certain affiliates of the Sponsor and certain shareholders of the Company and (ii) an aggregate number of up to 3,760,000 the Company warrants from certain affiliates of the Sponsor, in each case immediately following the completion of the Transactions.

The obligations of each party to consummate the Business Combination were conditioned on, among other things, the satisfaction or written waiver of a requirement that after taking into account payments by Centricus for redemptions and including any proceeds from the PIPE financing, Centricus and the Company would have at least an aggregate of $150.0 million (the “Minimum Cash Condition”) of cash held either in or outside of Centricus’ trust account (the “Closing Cash”). Each of Centricus and the Arqit Limited shareholders waived the Minimum Cash Condition on the condition that the Closing Cash was equal to an aggregate of at least $100.0 million.

The unaudited pro forma combined balance sheet as of March 31, 2021 combines the historical balance sheets of Centricus and Arqit Limited on a pro forma basis as if the Transactions, summarized below, had been consummated as of that date.

The unaudited pro forma combined balance sheet as of March 31, 2021 has been prepared using the following:

●	Arqit Limited’s unaudited historical consolidated statement of financial position as of March 31, 2021; and
●	Centricus’ unaudited historical balance sheet as of March 31, 2021.

The unaudited pro forma combined statement of operations for the six months ended March 31, 2021 has been prepared using the following:

●	Arqit Limited’s unaudited historical consolidated statement of comprehensive income for the six months ended March 31, 2021;
●	Centricus’ unaudited historical statement of operations for the three months ended March 31, 2021; and
●	Centricus’ audited historical statement of operations for the period from November 24, 2020 (inception) through December 31, 2020.

The unaudited pro forma combined statement of operations for the year ended September 30, 2020 has been prepared using the following:

●	Arqit Limited’s audited historical statement of comprehensive income for the year ended September 30, 2020; and
●	Centricus’ audited historical statement of operations for the period from November 24, 2020 (inception) through December 31, 2020.

The historical financial statements of Arqit Limited have been prepared in accordance with IFRS and presented in British pound sterling. The historical financial statements of Centricus have been prepared in accordance with U.S. GAAP and presented in U.S. dollars. The historical financial information of Centricus has been adjusted to give effect to the differences between U.S. GAAP and IFRS, and the financial statements of Arqit Limited have been translated into U.S. dollars, for the purposes of the unaudited pro forma combined financial information. Refer to Note 1 for further information.

The unaudited pro forma combined financial information has been presented for informational purposes only and is not necessarily indicative of what the Company’s actual financial position or results of operations would have been had the Transactions been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the Company.

The unaudited pro forma adjustments and unaudited transaction accounting adjustments are based on information currently available. The assumptions and estimates underlying the unaudited pro forma adjustments and unaudited transaction accounting adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the unaudited pro forma combined financial information. As the unaudited pro forma combined financial information has been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. As a result, this unaudited pro forma combined financial information should be read in conjunction with the historical financial information included elsewhere in this prospectus and other filings with the Securities and Exchange Commission.

Accounting for the Transactions

The acquisition of Arqit Limited’s shares by the Company will be accounted for as a “reverse acquisition” in accordance with IFRS. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes.

This determination was primarily based on the assumptions that Arqit Limited’s shareholders will hold a majority of the voting power of the combined company, Arqit Limited’s operations will substantially comprise the ongoing operations of the combined company, Arqit Limited’s designees are expected to comprise a majority of the governing body of the combined company, and Arqit Limited’s senior management will comprise the senior management of the combined company.

Accordingly, for accounting purposes, the acquisition of Arqit Limited’s shares by the Company will be treated as the equivalent of Arqit Limited issuing shares for the net assets of the Company, accompanied by a recapitalization. It has been determined that the Company is not a business under IFRS, hence the transaction is accounted for within the scope of IFRS 2 (“Share-based payment”).

In accordance with IFRS 2, the difference in the fair value of the Arqit Limited equity instruments deemed issued to the Company shareholders over the fair value of identifiable net assets of the Company represents a service for listing, and is accounted for as a share-based payment which is expensed as incurred. The net assets will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the acquisition of the Arqit Limited shares by the Company will be deemed to be those of Arqit Limited.

Basis of Pro Forma Presentation

The adjustments presented in the unaudited pro forma combined financial statements have been identified and presented to provide an understanding of the combined company upon consummation of the Transactions for illustrative purposes.

The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. The unaudited pro forma combined financial information should not be relied upon as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Arqit Limited and Centricus have not had any historical relationship prior to the Transactions. Accordingly, no transaction accounting adjustments were required to eliminate activities between the companies.

The historical financial information of Centricus has been adjusted to give effect to the differences between U.S. GAAP and IFRS for the purposes of the unaudited pro forma combined financial information. No adjustments were required to convert Centricus’ financial statements from U.S. GAAP to IFRS except to reclassify Centricus’ accrued offering costs and related party promissory note payable to trade and other payables, and to reclassify formation and operating costs to administrative expenses to align with IFRS presentation. This did not impact total current liabilities total liabilities or loss from operations.

Centricus consummated its IPO on February 8, 2021. Transactions post year end that are directly attributable, factually supportable, and that are expected to have an impact on the combined entity have been included in the transaction accounting adjustments for the unaudited pro forma combined statement of operations for the year ended September 30, 2020. The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company after giving effect to the Transactions. The unaudited pro forma combined financial information has been prepared with U.S. dollars as the presentation currency of the combined company.

At the time of the closing of the Transactions, it was believed that the likelihood of the Earnout Condition being satisfied was less than a 50% probability, and therefore the 10,000,000 Earnout Shares are not factored into the pro forma adjustments or transaction accounting adjustments.

Under the terms of the Business Combination Agreement, Arqit Limited shareholders were entitled to their Pro Rata Portion of the lower of (i) the amount (which may be zero) by which the Parent Closing Cash exceeded $500,000,000, and (ii) $90,000,000 (the “Cash Consideration”) (only if the relevant Arqit Limited shareholder elected to receive Cash Consideration). The Parent Closing Cash did not exceed $500,000,000, and therefore no Cash Consideration was payable, and was not factored into the preparation of the unaudited pro forma combined financial information.

The following table summarizes the pro forma number of Company ordinary shares outstanding following the completion of the Transactions, by source, in each case, without giving effect to (i) the Company warrants that remain outstanding immediately following the completion of the Transactions and may be exercised thereafter or (ii) any options that are outstanding following the completion of the Transactions under the Company’s equity incentive plan, but includes the Centricus Class B ordinary shares, which upon the closing of the Merger converted into 8,625,000 Company ordinary shares):

	Number of Shares(1)	% of Shares
Centricus’ existing public shareholders	4,348,430	4.0%
Centricus Initial Shareholders	8,625,000	7.8%
Heritage Assets SCSP	1,825,096	1.7%
PIPE Investors(2)	7,100,000	6.5%
Arqit Limited shareholders(3)	88,174,904	80.1%
Total	110,073,430	100%

(1)	Excludes (a) Company ordinary shares issuable upon the exercise of 14,891,640 the Company warrants to be outstanding upon completion of the Transactions, (b) 9,464,357 Company ordinary shares issuable pursuant to the Company’s equity incentive plan and (c) the 10,000,000 Earnout Shares issuable upon satisfaction of the Earnout Condition.
(2)	Includes 7,100,000 Company ordinary shares held by PIPE Investors.
(3)	Based on an estimated price of $10.00 per share.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in U.S. dollars)

									Reflecting Actual Redemptions
									upon the Closing of the Business
	Arqit Limited				Centricus Acquisition Corp.				Combination on September 3, 2021
									Transaction
	Historical	Pro forma			Historical	Pro forma		As	accounting		Pro forma
	(Note 1)	adjustments	Note 2	As adjusted	(Note 1)	adjustments	Note 2	adjusted	adjustments	Note 2	combined
Assets
Non-Current Assets
Property, plant and equipment	$104,007	$—		$104,007	$—	$—		$—	$—		$104,007
Intangible assets	13,591,873	—		13,591,873	—	—		—	—		13,591,873
Fixed asset investments	34,490	—		34,490	—	—		—	—		34,490
Cash and marketable securities held in Trust Account	—	—		—	345,004,632	(345,004,632)	2(a)	—	—		—

Total Non-Current Assets	13,730,370	—		13,730,370	345,004,632	(345,004,632)		—	—		13,730,370

Current Assets
Trade and other receivables	$533,407	$—		$533,407	$806,550	$—		$806,550	$—		$1,339,957
Cash and cash equivalents	7,671,251	—		7,671,251	1,159,689	31,411,635	2(b)	32,571,324	50,011,821	2(b)	90,254,396
Total Current Assets	8,204,658	—		8,204,658	1,966,239	31,411,635		33,377,874	50,011,821		91,594,353

Total Assets	21,935,028	—		21,935,028	346,970,871	(313,592,997)		33,377,874	50,011,821		105,324,723

Liabilities and Shareholders’ Equity
Current Liabilities
Trade and other payables CL	$5,542,844	$10,290,815	2(c)	$15,833,659	$995,507	$14,655,488	2(c)	$15,650,995	$(20,988,179)	2(c)	$10,496,475
Loans and borrowings	4,828,600	(4,828,600)	2(d)	—	—	—		—	—		—
Total Current Liabilities	10,371,444	5,462,215		15,833,659	995,507	14,655,488		15,650,995	(20,988,179)		10,496,475

Non-Current Liabilities
Loans and borrowings	$14,971,570	$(14,485,800)	2(d)	$485,770	$—	$—		$—	$—		$485,770
Deferred underwriting fee payable	—	—		—	12,075,000	(12,075,000)	2(c)	—	—		—
Warrant Liability	—	—		—	10,275,250	—		10,275,250	—		10,275,250
Trade and other payables NCL	1,585,387	—		1,585,387	—	—		—	—		1,585,387
Class A ordinary shares subject to possible redemption, 31,862,511 shares at redemption value	—	—		—	318,625,110	(301,515,700)	2(i)	17,109,410	(17,109,410)	2(e)	—
Total Liabilities	26,928,401	(9,023,585)		17,904,816	341,970,867	(298,935,212)		43,035,655	(38,097,589)		22,842,882

Shareholders’ Equity
Arqit
Share capital	$178	$—		$178	$—	$		$—	$(178)	2(g)	$—
Share premium reserve	—	20,694,000	2(d)	20,694,000	—			—	(20,694,000)	2(g)	—
Convertible loan notes treated as equity	1,379,600	(1,379,600)	2(d)	—	—			—	—		—
Share option reserve	238,498	—		238,498	—			—	(238,498)	2(g)	—
Accumulated deficit	(6,611,649)	(10,290,815)	2(c)	(16,902,464)	—			—	16,902,464	2(g)	—

Centricus
Class A share capital					264	—		264	(435)	2(g)	—
									171	2(e)
Class B share capital					863	—		863	(863)	2(h)	—
Additional paid-in capital					—	—		—	17,109,239	2(e)	—
									(17,109,239)	2(g)
Accumulated reserve/ (deficit)					4,998,877	(14,655,488)	2(c)	(9,658,908)	9,658,908	2(g)	—
						(2,297)	2(c)
Arqit Quantum Inc.
Ordinary share capital									710	2(f)	11,008
									9,000	2(g)
									863	2(h)
									435	2(g)
Share premium reserve									70,999,290	2(f)	229,543,331
									17,109,239	2(g)
									130,399,532	2(g)
									178	2(g)
									20,694,000	2(g)
									(9,658,908)	2(g)
Accumulated deficit									(16,902,464)	2(g)	(147,310,996)
									(130,408,532)	2(g)
Share option reserve									238,498	2(g)	238,498
Total Shareholders’ Equity	(4,993,373)	9,023,585		4,030,212	5,000,004	(14,657,785)		(9,657,781)	88,109,410		82,481,841

Total Liabilities and Shareholders’ Equity	21,935,028	—		21,935,028	346,970,871	(313,592,997)		33,377,874	50,011,821		105,324,723

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED MARCH 31, 2021

(in U.S. dollars, except share and per-share data)

									Reflecting Actual Redemptions upon the Closing
	Arqit Limited				Centricus Acquisition Corp.				of the Business Combination on September 3, 2021
									Transaction
	Historical	Pro forma		As	Historical	Pro forma		As	accounting		Pro forma
	(Note 1)	adjustments	Note 2	adjusted	(Note 1)	adjustments	Note 2	adjusted	adjustments	Note 2	combined
Continuing Operations
Administrative expenses	$(5,374,260)	$—		$(5,374,260)	$(1,658,238)	$—		$(1,658,238)	$(130,408,532)	2(g)	$(137,441,030)
Loss from operations	(5,374,260)	—		(5,374,260)	(1,658,238)	—		(1,658,238)	(130,408,532)		(137,441,030)

Finance income	—	—		—	10,279,882	—		10,279,882	—		10,279,882
Finance expense	(575,244)	—		(575,244)	—	—		—	—		(575,244)
	$(5,949,504)	$—		$(5,949,504)	$8,621,644	$—		$8,621,644	$(130,408,532)		$(127,736,392)

Tax credit	—	—		—	—	—		—	—		—
Total loss from operations	$(5,949,504)	$—		$(5,949,504)	$8,621,644	$—		$8,621,644	$(130,408,532)		$(127,736,392)

Basic and diluted weighted average shares outstanding	1,286,600			1,286,600	41,090,930			41,090,930			110,073,430

Basic and diluted attributable loss per share	(4.62)			(4.62)	0.21			0.21			(1.16)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2020

(in U.S. dollars, except share and per-share data)

									Reflecting Actual Redemptions
									upon the Closing of the Business
	Arqit Limited				Centricus Acquisition Corp.				Combination on September 3, 2021
									Transaction
	Historical	Pro forma		As	Historical	Pro forma		As	accounting		Pro forma
	(Note 1)	adjustments	Note 2	adjusted	(Note 1)	adjustments	Note 2	adjusted	adjustments	Note 2	combined
Continuing Operations
Other operating income	$1,963,275	$—		$1,963,275	$—	$—		$—	$—		$1,963,275
Administrative expenses	(2,772,085)	—		(2,772,085)	(5,000)	—		(5,000)	(130,408,532)	2(g)	(133,185,617)
Loss from operations	(808,810)	—		(808,810)	(5,000)	—		(5,000)	(130,408,532)		(131,222,342)
Finance income	64,889	—		64,889	—	10,275,250	2(j)	10,275,250	—		10,340,139
Finance expense	(392,704)	—		(392,704)	—	—		—	—		(392,704)
Loss from operations before tax	$(1,136,625)	$—		$(1,136,625)	$(5,000)	$10,275,250		$10,270,250	$(130,408,532)		$(121,274,907)
Tax credit	568,420	—		568,420	—	—		—	—		568,420
Total loss from operations	$(568,205)	$—		$(568,205)	$(5,000)	$10,275,250		$10,270,250	$(130,408,532)		$(120,706,487)
Basic and diluted weighted average shares outstanding	1,286,600			1,286,600	7,500,000			7,500,000			110,073,430
Basic and diluted attributable loss per share	(0.44)			(0.44)	(0.00)			1.37			(1.10)

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(in U.S. dollars, except share and per-share data)

Note 1 — IFRS Adjustments and Reclassifications

The historical balance sheet of Centricus at March 31, 2021 was prepared in accordance with U.S. GAAP, and has been adjusted to give effect to the differences between U.S. GAAP and IFRS.

	CENTRICUS ACQUISITION CORP. CONDENSED BALANCE SHEET
	AT MARCH 31, 2021
	Centricus
	Acquisition Corp.	IFRS Conversion and		Centricus
	US GAAP	Presentation		Acquisition Corp.
	(unaudited)	Alignment	Note	IFRS
Assets
Non-Current Assets
Cash and marketable securities held in Trust Account	$345,004,632	$—		$345,004,632
Total Non-Current Assets	345,004,632	—		345,004,632
Current Assets
Trade and other receivables	$—	$806,550	1(a)	$806,550
Cash and cash equivalents	1,159,689	—		1,159,689
Prepaid expenses	806,550	(806,550)	1(a)	—
Total Current Assets	1,966,239	—		1,966,239
Total Assets	346,970,871	—		346,970,871
Liabilities and Shareholders’ Equity
Current Liabilities
Trade and other payables	$—	$995,507	1(a)	$995,507
Accrued expenses	844,864	(844,864)	1(a)	—
Accrued offering costs	17,653	(17,653)	1(a)	—
Promissory note - related party	132,990	(132,990)	1(a)	—
Total Current Liabilities	995,507	—		995,507
Non-current Liabilities
Deferred underwriting fee payable	$12,075,000	$—		$12,075,000
Warrant Liability	10,275,250	—		10,275,250
Class A ordinary shares subject to possible redemption, 31,862,511 shares at redemption value	—	318,625,110	1(b)	318,625,110
Total Liabilities	23,345,757	—		341,970,867
Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 31,862,511 shares at redemption value	$318,625,110	$(318,625,110)	1(b)	$—
Shareholders’ Equity
Class A share capital	$264	$—		$264
Class B share capital	863	—		863
Accumulated reserve	4,998,877	—		4,998,877
Total Shareholders’ Equity	5,000,004	—		5,000,004
Total Liabilities and Shareholders’ Equity	346,970,871	(318,625,110)		346,970,871
(a)	Reflects the reclassification adjustments to align Centricus’ historical balance sheet balances with the presentation of Arqit Limited’s historical balance sheet. These reclassifications have no impact on total liabilities or total assets.
(b)	Reflects the U.S. GAAP to IFRS conversion adjustment related to the reclassification of Centricus’ historical mezzanine equity (Class A ordinary shares subject to possible redemption) into non-current liabilities.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(in U.S. dollars, except share and per-share data)

The historical statement of continued operations of Centricus for the three months ended March 31, 2021 and November 24, 2020 to December 31, 2020, was prepared in accordance with U.S. GAAP, and has been adjusted to give effect to the differences between U.S. GAAP and IFRS.

	CENTRICUS ACQUISITION CORP. CONDENSED STATEMENT OF OPERATIONS
	November 24, 2020 (inception) to March 31, 2021				November 24, 2020 (inception) to December 30, 2020
	Centricus	IFRS			Centricus	IFRS
	Acquisition	Conversion		Centricus	Acquisition	Conversion		Centricus
	Corp.	and		Acquisition	Corp.	and		Acquisition
	US GAAP	Presentation		Corp.	US GAAP	Presentation		Corp.
	(unaudited)	Alignment	Note	IFRS	(unaudited)	Alignment	Note	IFRS
Administrative expenses	$—	$(1,658,238)	1(‘c)	$(1,658,238)	$—	$(5,000)	1(‘c)	$(5,000)
Formation and operating costs	(1,658,238)	1,658,238	1(‘c)	—	(5,000)	5,000	1(‘c)	—
Loss from operations	(1,658,238)	—		(1,658,238)	(5,000)	—		(5,000)
Finance income	$—	$10,279,882	1(‘c)	$10,279,882	$—	$—		$—
Interest earned on marketable securities held in Trust Account	4,632	(4,632)	1(‘c)	—	—	—		—
Change in fair value of warrants	10,275,250	(10,275,250)	1(‘c)	—	—	—		—
Loss from operations before tax	8,621,644	—		8,621,644	(5,000)	—		(5,000)
Tax credit	—	—		—	—	—
Total loss from operations	$8,621,644	$—		$8,621,644	$(5,000)	$—		$(5,000)
(c)	Reflects the reclassification adjustment to align Centricus’ historical statement of operations with the presentation of Arqit Limited’s statement of comprehensive income. This reclassification has no impact on total loss from operations.

Note 2 — Pro Forma Adjustments and Transaction Accounting Adjustments

(a)	Reflects the reclassification adjustment to the Centricus pro forma balance sheet of $345,004,632 cash and marketable securities held in the trust account (see Note 2(b)(i)).
(b)	Represents the impact of the Transactions, accounted for as a reverse recapitalization, on the cash balance of the Company.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(in U.S. dollars, except share and per-share data)

The table below represents the sources and uses of funds as it relates to the Transactions:

		Reflecting Actual
		Redemptions upon the
		Closing of the Business
		Combination on
	Note	September 3, 2021
Cash balance of Arqit prior to the Business Combination		$7,671,251
Cash balance of Centricus prior to the Business Combination		1,159,689
Total cash prior to the Business Combination		8,830,940
Centricus pro forma adjustments:
Centricus cash held in Trust Account	i	$345,002,335
Payment of deferred underwriting fee	ii	(12,075,000)
Payment to redeeming Centricus public stockholders	iii	(301,515,700)
Total Centricus pro forma adjustments		31,411,635
Business Combination accounting adjustments:
PIPE financing	iv	$71,000,000
Payment of historic Arqit transaction costs accrued	v	(276,181)
Payment of incremental Arqit transaction costs	vi	(5,290,815)
Payment of historic Centricus transaction costs accrued	vii	(765,695)
Payment of incremental Centricus transaction costs	viii	(14,655,488)
Total Business Combination pro forma accounting adjustments		50,011,821
Pro forma cash balance		$90,254,396
i.	Represents the amount of the restricted investments and cash held in the Trust Account upon consummation of the Transactions along with $2,297 net interest payable that became available to fund the Transactions (see Note 2(a)).
ii.	Represents the payment of deferred underwriting fees incurred as part of Centricus’ IPO committed to be paid upon the consummation of a Transactions (see Note 2(c)(i)).
iii.	Represents the amount paid to 30,151,570 public stockholders who exercised redemption rights (see Note 2(i)).
iv.	Represents the issuance, in the PIPE Financing, to third-party investors of up to 71,000,000 Company ordinary shares assuming a stock price of $10 (see Note 2(f)).
v.	Represents payment of transaction costs incurred by Arqit Limited recognized in the historic unaudited statement of comprehensive income for the six months ended March 31, 2021 (see Note 2(c)(ii)).
vi.	Represents payment of the estimated incremental Arqit Limited transaction costs (see Note 2(c)(ii)).
vii.	Represents payment of transaction costs incurred by Centricus recognized in the historic unaudited statement of operations for the three months ended March 31, 2021 (see Note 2(c)(iii)).
viii.	Represents payment of estimated direct and incremental Centricus transaction costs (see Note 2(c)(iii)).
(c)	Represents transaction costs incurred as part of the Transactions:
i.	Payment of the deferred underwriters’ fees incurred in connection with Centricus’ IPO is reflected as an adjustment to the Centricus pro forma balance sheet. Immediately prior the closing of the Transactions, these costs will be settled as a reduction of $12,075,000 to cash and cash equivalents with a corresponding decrease to deferred underwriting fee payable (see Note 2(b)(ii)).

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(in U.S. dollars, except share and per-share data)

ii.	The total estimated incremental transaction costs related to the Transactions incurred by Arqit Limited is $10,566,996, of which $276,181 has been recognized in Arqit Limited’s unaudited historical financial statements, and $10,290,815 is recognized as an adjustment to the Arqit Limited pro forma balance sheet as an increase in current liabilities and a corresponding increase in Arqit Limited accumulated deficit. $5,000,000 of the total transaction fees payable by Arqit Limited remains deferred at the date of the Transactions. The remaining estimated incremental transaction costs are reflected as an adjustment to the unaudited pro forma combined balance sheet as a reduction of cash and cash equivalents with a corresponding decrease in current liabilities (see Note 2(b)(v) and Note 2(b)(vi)). These transaction costs are not expected to have a recurring impact.
iii.	The total estimated direct and incremental transaction costs related to the Transactions incurred by Centricus is $15,421,183, of which $765,695 has been recognized in Centricus’ unaudited historical financial statements. The remainder of $14,655,488 is recognized as an adjustment to the Centricus pro forma balance sheet as an increase in current liabilities and a corresponding increase in Centricus’ accumulated deficit. This includes $5,125,000 directly attributable to the equity issuance related to the Transactions incurred by Centricus. The total estimated incremental transaction costs are reflected as an adjustment to the unaudited pro forma combined balance sheet as a reduction of cash and cash equivalents with a corresponding decrease in current liabilities (see Note 2(b)(vii) and Note 2(b)(viii)). These transaction costs are not expected to have a recurring impact.
(d)	Represents the conversion of Arqit Limited’s (i) £1,000,000 of convertible loan notes issued on March 22, 2018, (ii) £3,500,000 of convertible loan notes issued on June 21, 2019 and November 6, 2019, and (iii) £10,500,000 of convertible loan notes issued on October 13, 2020 and December 18, 2020 outstanding into ordinary shares in Arqit Limited immediately prior to the Share Acquisition Closing. The following are adjustments to the Arqit pro forma balance sheet:
i.	$1,379,600 of convertible loan notes issued on March 22, 2018 were reflected in Arqit Limited’s audited historical financial statements as convertible loan notes treated as equity. These notes converted to 338,604 ordinary shares in Arqit Limited, reflected as an increase to Arqit share premium reserve.
ii.	$4,828,600 of convertible loan notes issued on June 21, 2019 were classified as loans and borrowings in Arqit Limited’s audited historical financial statements. These notes converted to 167,303 ordinary shares in Arqit Limited, reflected as an increase to Arqit Limited share premium reserve.
iii.	$14,485,800 of convertible loan notes issued on October 13, 2020 and December 18, 2020 were converted to 204,167 ordinary shares in Arqit Limited. The conversion was reflected as a reclassification from loans and borrowings to Arqit Limited share premium reserve.
(e)	The unaudited pro forma combined balance sheet reflects the reclassification of Centricus’ Class A ordinary shares which were not redeemed from non-current liabilities to $171 Centricus Class A share capital and $17,109,239 additional paid in capital in connection with the Transactions.
(f)	Represents the proceeds received from the PIPE Financing with the corresponding issuance of 7,100,000 Company ordinary shares, with a nominal value of $0.0001, assuming stock price of $10.00 per share. The unaudited pro forma combined balance sheet reflects this payment as an increase of cash and cash equivalents of $71,000,000 (see Note 2(c)(iv)) with a corresponding increase to ordinary share capital of $710 and increase to share premium reserve of $70,999,290.
(g)	To reflect the recapitalization of Arqit Limited through adjustments to the unaudited pro forma combined financial statements as follows:
i.	The contribution of all the aggregate share capital, share premium reserve, share option reserve and accumulated deficit in Arqit Limited to the Company of $178, $20,694,000, $238,498, and $16,902,464.
ii.	The issuance of 88,174,904 Company ordinary shares to Arqit Limited shareholders and 1,825,096 to Shareholders of the Sponsor is recorded as an increase to Company ordinary share capital of $9,000, and an nincrease in the Company share premium reserve of $130,399,532.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(in U.S. dollars, except share and per-share data)

iii.	The elimination of the historical Centricus Class A share capital of $435, additional paid in capital of $17,109,239 and accumulated deficit of $9,658,908.
iv.	The fair value of the shares issued over the value of the net monetary assets acquired in the Transactions is $130,408,532 as reflected in the unaudited condensed combined statement of operations for the six months ended March 31, 2021 and for the twelve months ended September 30, 2020.
(h)	Reflects the net adjustment in respect of Centricus Class B ordinary shares in relation to the reorganization between Centricus and the Company and the Transactions. Upon completion of the reorganization between Centricus and the Company, all Centricus Class B ordinary shares were surrendered in exchange for the same number of Company ordinary shares. The unaudited pro forma combined balance sheet reflects these adjustments as a reduction to Centricus Class B share capital of $863 with a corresponding increase to the Company ordinary share capital of $863.
(i)	Reflects actual redemption of 30,151,570 Centricus Class A Shares into cash of $301,515,700 by Centricus Class A shareholders prior to the Transactions. The pro forma balance sheet of Centricus reflects this payment as a reduction to cash and cash equivalents of $301,515,700 (see Note 2(c)(iii)) with a corresponding decrease in non-current liabilities.
(j)	Reflects the $10,275,250 fair value of 8,625,000 public warrants issued as part of the 34,500,000 units at an offering price of $10.00 per unit, and 6,266,667 private placement warrants issued at $1.50 per warrant in connection with Centricus’ IPO. Subsequent to the Centricus IPO, a fair value gain of $10,275,250 is recognized in the Centricus pro forma statement of continued operations.

Note 3 — Loss per share

The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that Centricus IPO occurred as of October 1, 2019. In addition, as the Transactions is being reflected as if it had occurred at the beginning of the periods presented, and the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire periods presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed for the entire period. Please refer to the Basis of Pro Forma Presentation section for the calculation of basic and diluted weighted average shares outstanding of 110,073,430. The computation of diluted loss per share excludes the effect of warrants to purchase 14,891,640 shares, the potential issuance of the 10,000,000 Earnout Shares and the effect of unvested share-based compensation as the inclusion of any of these securities would be anti-dilutive.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

For purposes of this section, “Arqit” refers to Arqit Limited prior to the consummation of the Business Combination, unless the context otherwise requires. Arqit Quantum Inc., is the new combined company in connection with the Business Combination, in which shareholders of Centricus Acquisition Corp. and Arqit Limited exchanged their shares for shares in Arqit Quantum Inc. Following the Business Combination, Arqit Limited is the primary operating subsidiary of Arqit Quantum Inc. The following discussion and analysis provides information which Arqit’s management believes is relevant to an assessment and understanding of Arqit’s results of operations and financial condition. This discussion and analysis should be read together with the unaudited and audited consolidated financial statements and related notes of Arqit that are included elsewhere in this prospectus. This discussion and analysis should also be read together with the section of this prospectus entitled “Business” and the unaudited pro forma combined financial information as of March 31, 2021 and for the six months ended March 31, 2021 and the year ended September 30, 2020 (in the section of this prospectus entitled “Unaudited Pro Forma Combined Financial Information”). In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this prospectus.

Overview

Arqit is a cybersecurity company that has pioneered a unique quantum encryption technology which makes the communications links of any networked device secure against current and future forms of cyber attack — even an attack from a quantum computer. Arqit’s product, called QuantumCloud™, creates unbreakable software encryption keys that are low cost and easy to use with no new hardware required. The software has universal application to every edge device and cloud machine in the world. Arqit has not only invented a ground-breaking new quantum protocol, but it has also found a way to translate the benefits of quantum security to end point devices.

Arqit’s solution combines world-leading innovation in two areas: a new form of quantum satellite and a software agent that can be downloaded onto any device. Arqit’s quantum satellite technology solves all previously known problems of quantum key distribution and puts identical copies of quantum safe keys into each data center in a network. The data centers use these keys to create secure channels between them — an outer perimeter of quantum safety that Arqit calls the QuantumCloud™. A second innovation is a small software agent downloaded from the QuantumCloud™ onto any form of device or integrated into any piece of software. By exchanging information with the QuantumCloud™, which moderates a key agreement process with all parties involved in a unique way, this software agent is able to create new symmetric encryption keys in partnership with any other device or cloud machine, or in large groups of devices. Keys are never “delivered”, they are created, and so they cannot be intercepted. They are created at the end points in a manner that means they can never be known by a third party, and can be used only once if necessary and replaced infinitely. The service is sold and fulfilled on a self-service basis in the cloud making it an easily scalable business model.

Until recently, Arqit has been a development stage company, however in July 2021 it launched its first live service. Arqit has already signed major, long-term contracts for its services with large companies and government institutions. Its next step in commercialization will be to undertake pilot phases that are required to be completed with each of its customers. Prior to launch of its satellites, Arqit’s quantum encryption platform, QuantumCloud™, will use machines in data centers to generate a terrestrial simulation of the quantum satellite technology. By 2023, it plans to launch its first two quantum satellites, which will generate a significant increase in the level of security offered by the end-to-end system.

The Business Combination and the PIPE Financing

On May 12, 2021, the Company entered into a business combination agreement with Centricus Acquisition Corp. (“Centricus”), Centricus Heritage LLC, a Cayman Islands limited liability company, solely in its capacity as Centricus’ representative, Arqit Limited, a company limited by shares incorporated in England, David John Williams, solely in his capacity as the Arqit Limited shareholders’ representative, and the shareholders of Arqit Limited party thereto (the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, (i) on September 2, 2021, Centricus merged with and into the Company (the “Merger”), with the Company surviving the merger, and the security holders of Centricus (other than security holders of Centricus electing to redeem their Centricus ordinary shares) became security holders of the Company, and (ii) on September 3, 2021, the Company acquired all of the issued and outstanding share capital of Arqit Limited from the shareholders of Arqit Limited in exchange for ordinary shares of the Company, such that Arqit Limited is a direct wholly owned subsidiary of the Company (the “Share Acquisition” and, together with the Merger, the “Business Combination”).

On May 12, 2021, concurrently with the execution of the Business Combination Agreement, the Company and Centricus entered into subscription agreements with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to such PIPE Investors, an aggregate of 7,100,000 ordinary shares of the Company at $10.00 per share for gross proceeds of $71,000,000 (the “PIPE Financing”). The PIPE Financing closed on September 3, 2021 immediately after the Business Combination.

Following the closing of the PIPE Financing, and after giving effect to redemptions of shares by shareholders of Centricus and payment of transaction expenses, the transactions described above generated approximately $96 million for the Company. The Company’s ordinary shares and warrants trade on Nasdaq under the symbols “ARQQ” and “ARQQW”, respectively.

The acquisition of Arqit Limited’s shares by Arqit will be accounted for as a “reverse acquisition” in accordance with IFRS. Under this method of accounting, Arqit will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the assumptions that Arqit Limited’s shareholders will hold a majority of the voting power of the combined company, Arqit Limited’s operations will substantially comprise the ongoing operations of the combined company, Arqit Limited’s designees are expected to comprise a majority of the governing body of the combined company, and Arqit Limited’s senior management will comprise the senior management of the combined company. Accordingly, for accounting purposes, the acquisition of Arqit Limited’s shares by Arqit will be treated as the equivalent of Arqit Limited issuing shares for the net assets of Arqit, accompanied by a recapitalization. It has been determined that Arqit is not a business under IFRS, hence the transaction is accounted for within the scope of IFRS 2 (“Share-based payment”). In accordance with IFRS 2, the difference in the fair value of the Arqit Limited equity instruments deemed issued to Arqit shareholders over the fair value of identifiable net assets of Arqit represents a service for listing, and is accounted for as a share-based payment which is expensed as incurred. The net assets will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the acquisition of the Arqit Limited shares by Arqit will be deemed to be those of Arqit Limited. Upon closing of the Business Combination, Arqit became the successor SEC registrant, and Arqit Limited’s financial statements for previous periods will be included as part of Arqit’s consolidated financial statements disclosed in its future periodic reports filed with the SEC. Arqit is a foreign private issuer as defined under Rule 405 under the Securities Act and prepare its financial statements denominated in U.S. dollars and in accordance with IFRS.

As a consequence of the Business Combination, Arqit’s ordinary shares were registered under the Exchange Act and listed on Nasdaq, which will require Arqit to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Arqit expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Key Factors Affecting Operating Results

Arqit is a pre-revenue company and believes that its performance and future success depend on several factors that present significant opportunities for it but also pose risks and challenges, including those discussed below and in the section of this prospectus entitled “Risk Factors — Risks Related to Arqit’s Business and Operations”.

Technologically Advanced Product Portfolio

Arqit has invented a unique quantum encryption technology which makes the communications links of any networked device secure against current and future forms of cyber attack — even an attack from a quantum computer. Arqit’s product, called QuantumCloud™, creates unbreakable software encryption keys that are low cost and easy to use. Arqit’s software is fulfilled from the cloud requiring no extra infrastructure or hardware on the part of the customer. Its products have broad application across industries, including 5G networks, connected autonomous vehicles, national security and financial services network security. Arqit’s future success will be dependent on its ability to continue to execute against its product roadmap, which includes launching two quantum satellites in 2023.

Commencement of Commercialization and Partnerships

Arqit has already signed contracts for its services with several large companies and government institutions, including the UK Government, the European Space Agency, BT plc and Sumitomo Corporation, and has contracted with other companies to test the use of Arqit’s technologies in different use cases. However, Arqit has not yet begun to generate material revenues through the commercialization of its products. Its next step in commercialization will be to undertake pilot phases that are required to be completed with each of its customers. Arqit ultimately achieving profitability is dependent upon the successful development, commercial introduction and acceptance of its products, the continued interest of potential customers in its products and the successful negotiation of contracts with those customers. Should Arqit’s assumptions about the commercialization of its encryption technology prove overly optimistic or if Arqit is unable to develop, obtain or progress its partnerships, Arqit may fail to generate operating cash flow and may incur delays in its ability to achieve profitability. This may also lead Arqit to make changes to its commercialization plans, which could result in cost overruns or unanticipated delays, which could in turn adversely impact margins and cash flows.

Planned Satellite Launches

Arqit plans to launch its first two quantum satellites by 2023, which will lead to a significant increase in the level of security offered by its end to end system and improve the attractiveness of its products to potential customers. In July 2021, Arqit launched an interim version of QuantumCloudTM in which the source of root keys will be simulated until the satellites launch and supplied by a terrestrial quantum random number generator. Although this is a significant improvement over existing technology, it is not as secure as the quantum satellite version of QuantumCloudTM will be. However, prior to launching its quantum satellites, Arqit must construct the satellites, select a location for and build a mission control center for the command and control of its satellites and global data center network, procure launch insurance and secure launch licenses. If Arqit is unable to launch its satellites and upgrade delivery of its products from terrestrial delivery to satellite delivery, customers may terminate their contracts, renegotiate their contracts on terms less favorable to Arqit, or reduce the volume of its products they purchase, and its products may be less attractive to new customers. As a result, Arqit may not be able to fully convert its backlog and pipeline estimates into revenue and its growth plans and results of operations may be adversely impacted.

Market Trends

Arqit believes there will be a transformation in the cyber encryption industry over the next decade as PKI, the most widely used cyber encryption technology, is becoming less secure as new technologies develop, and is not secure against quantum computers, which are expected to become available within the next few years. Arqit anticipates that there will be robust demand for its products as consumers, businesses and governments across all geographies and industries will need to replace the existing cyber encryption technology used in almost all electronic interfaces in order to maintain cyber security and that, as a result, there is significant market opportunity for Arqit’s more secure cyber encryption products. Gartner estimates that the global addressable market for information security services will be $228.1 billion by the end of 2025.

There will continue to be demand for more secure encryption products and Arqit is not currently aware of any competitors that offer or are developing encryption technology that addresses the threat of quantum computers. Arqit’s competitors are suppliers of QKD, quantum encryption and legacy encryption, each of which has inherent limitations. Therefore Arqit believes that it is well positioned to take advantage of this market opportunity. Arqit’s future growth and financial performance is highly dependent on the continued demand for its products and on its ability to successfully compete with any current or new competitors.

Margin Improvements

Arqit believes that it has the opportunity to establish high margin unit economics when operating at scale as its software, fulfilled from the cloud, automatically creates keys in infinite volumes at minimal cost, resulting in low capital expenditure once deployed. Its business model is positioned for scalability due to the low costs of software distribution, ability to leverage the same product platform across its partner base and limited personnel costs. From an operating cost perspective, there is no human analysis or information processing required by Arqit’s product, so personnel costs are limited to maintaining core infrastructure, marketing and customer support. Arqit’s future performance will depend on its ability to deliver on these economies of scale with lower product costs to enable widespread adoption. Achievement of cash flow generation is dependent on order volume, which will dictate pricing and margin. Achieving this scale is further dependent on undertaking successful pilot phases with its customers and expanding its contracts with existing customers. While Arqit believes its unique technology provides a compelling value proposition for favorable margins and expects to achieve and maintain high margins on its products, emergence of competition in the cyber encryption industry may negatively impact its pricing, margins and market share.

Impact of the COVID-19 Pandemic

Given the nature of its products and business operations, the COVID-19 pandemic has not had any material impact, positive or negative, on Arqit’s business during the periods under review.

Key Components of Statements of Operations

Basis of Presentation

Currently, Arqit conducts business through one operating segment, which is the provision of cybersecurity services. As of the date of this prospectus, Arqit is a pre-revenue company with no commercial operations relating to its core product — QuantumCloud™. Its activities to date have been conducted in the United Kingdom. Arqit’s historical results are reported in IFRS.

Arqit Limited’s subsidiaries, Arqit Inc., a Delaware corporation, and Arqit LLC, a Delaware limited liability company, were incorporated on December 18, 2020. Quantum Keep Limited, a joint venture in which Arqit Limited holds a 50% interest, was incorporated on August 12, 2020 and as of September 30, 2020 had not yet commenced operations. Therefore none of Arqit Inc., Arqit LLC or Quantum Keep Limited have been consolidated into Arqit Limited’s financial statements as of and for the year ended September 30, 2020 and the nine months ended September 30, 2019 included in this prospectus.

Revenue

Arqit commenced commercialization and began generating revenue in July 2021 through the provision of cybersecurity services via QuantumCloud™ — its core product. Arqit has already signed contracts with several large companies and government institutions for the provision of those services. The majority of revenue is expected to be derived from the direct sale of QuantumCloud™ and other related services to defence, telecoms, financial services and automation companies.

Cost of Revenue

As of the date of the financial statements included in this prospectus, Arqit had not recorded cost of revenue, as it had not generated revenue. Now that Arqit has began to generate revenue through the commercialization of its products, it expects cost of revenue to include amortization of intangible assets/development costs, cloud infrastructure costs, personnel costs and costs related to the operation and maintenance of the satellites and technology.

Other Operating Income

Other operating income primarily relates to income from Arqit’s agreement with the European Space Agency (“ESA”) for the partial funding of Arqit’s development and operational validation of the quantum key distribution satellite system, including the design, build and launch of the first quantum key distribution satellite and associated mission capability in the ground service, user and control segments.

Administrative Expenses

Administrative expenses primarily consist of the costs associated with employment of Arqit’s non-satellite construction staff, legal, insurance, accounting and consulting expenses, travel and marketing expenses such as public relations activities, rent and general office expenses.

Administrative expenses also include depreciation charges. Depreciation charges mainly relate to the depreciation of computer equipment calculated under the straight-line depreciation method over the equipment’s estimated useful life. The rate used is between three and five years.

Arqit operates an equity-settled share-based incentive scheme and its share-based charges are also included as part of administrative expenses.

Arqit expects its administrative expenses to increase as its overall activity levels increase due to the commencement and expansion of commercial operations, and costs associated with being a public company.

Finance Costs and Finance Income

Finance costs and finance income primarily relate to the accounting recognition and measurement of Arqit’s £3,500,000 convertible loan notes issued June 21, 2019 and November 6, 2019 (the “Series B convertible loan notes”) in line with the requirements of IFRS.

The Series B convertible loan notes have a 0% interest rate and are redeemable at the principal amount plus an amount equal to 20% of such principal amount at any time on or after the maturity date. As the Series B convertible loan notes are redeemable at the request of the holder and convertible into a variable number of equity instruments, they have been treated as a financial liability in accordance with IFRS International Accounting Standards (“IAS”) 32. At initial recognition on day one, the Series B convertible loan notes are measured at fair value, calculated by applying the prevailing market interest rate at the time of issue, for similar non-convertible debt.

The difference between the fair value and the transaction value is reflected in Arqit’s statement of comprehensive income as finance income. As the discount unwinds over the period from subscription date to maturity date, it is reflected as finance costs in Arqit’s statement of comprehensive income.

Income Tax Credit

Income tax credit represents tax credit generated in the UK net of deferred tax. Arqit has received research and development tax credits in the year ended September 30, 2020 in accordance with the requirements as set out by HM Revenue & Customs (“HMRC”). The research and development tax credit is calculated using the current rules as prescribed by HMRC.

Research and Development Expenses

Arqit’s policy regarding research and development expenses is consistent with the requirements of IFRS IAS 38. Research costs are expensed as incurred through the income statement, while development costs are capitalized after technical and commercial feasibility of the asset for sale or use have been established. Capitalized development costs are recorded as intangible assets and amortized from the point at which the asset is ready for use.

For the year ended September 30, 2020 and nine months ended September 30, 2019, there were no research costs reflected in the statement of comprehensive income. This is primarily due to the research phase being deemed as complete in 2018. For all periods presented, eligible costs have been treated as development costs and capitalized.

Results of Operations

Comparison of the Six Months Ended March 31, 2021 and 2020

The following table presents Arqit’s historic operating results:

	(Unaudited)
	Six Months Ended
	March 31, 2021	March 31, 2020	Variance
	£	£	£	%
Revenue	—	—	—	—
Other operating income	—	—	—	—
Administrative expenses	(3,982,325)	(852,379)	(3,129,946)	367%
Operating loss	(3,982,325)	(852,379)	(3,129,946)	367%
Finance costs	(426,255)	(148,079)	(278,176)	188%
Finance income	—	50,882	(50,882)	—
Loss before tax	(4,408,580)	(949,576)	(3,459,004)	364%
Income tax credit	—	290,820	(290,820)	—
Loss for the periods presented	(4,408,580)	(658,756)	(3,749,824)	569%

Other operating income

Other operating income primarily relates to income from Arqit’s agreement with the European Space Agency (“ESA”) for the sale of intellectual property relating to the quantum key distribution satellite system and associated mission capability. Although this work continues, no revenue recognition milestones were reached in the periods presented.

Administrative Expenses

The following table summarizes Arqit’s administrative expenses for the periods presented:

	(Unaudited)
	Six Months Ended
	March 31, 2021	March 31, 2020	Variance
	£	£	£	%
Staff costs	2,264,455	422,153	1,842,302	436%
Professional fees	637,881	169,461	468,420	276%
Rent	58,650	78,765	(20,115)	(26)%
Share option charge	68,598	47,661	20,937	44%
Depreciation	10,022	—	10,022	—
Other administrative costs	942,719	134,339	808,380	602%
	3,982,325	852,379	3,129,946	367%

Total administrative expenses have increased by £3,129,946 from £852,379 in the six months ended March 31, 2020 to £3,982,325 in the six months ended March 31, 2021.

The increase was primarily due to higher personnel-related costs across all administrative functions, reflecting an increase in head count, and an increase in professional fees for accounting, legal and other services in connection with the expansion of Arqit’s business. The increase in other administrative costs is primarily due to advertising expenses and public relations to promote brand awareness.

Depreciation was £10,022 in the six months ended March 31, 2021 compared to nil in the six months ended March 31, 2020. This increase is primarily due to the acquisition of tangible assets in the six months ended March 31, 2021, mainly computer equipment, acquired for general administrative purposes.

Finance Costs

Finance costs increased by £278,176 from £148,079 in the six months ended March 31, 2020 to £426,255 in the six months ended March 31, 2021. The increase was primarily due to the unwinding of discounts in relation to convertible loan notes in issue during the periods under comparison.

Finance Income

Finance income, which is the difference between the fair value and the transaction value of certain convertible loan notes, decreased by £50,882 in the six months ended March 31, 2021. This is primarily due to the fact that the terms of the convertible loan notes issued during the six months ended March 31, 2021 did not result in the generation of finance income.

Income Tax Credit

Income tax credit was nil in the six months ended March 31, 2021 compared to income tax of £290,820 recognized in the six months ended March 31, 2020, primarily due to timing differences and unutilized tax losses.

Comparison of the Year Ended September 30, 2020 and Nine Months Ended September 30, 2019

On September 30, 2019, Arqit changed its fiscal year end from December 31 to September 30. Therefore the financial statements for the fiscal year ended September 30, 2019 comprise a period of only nine calendar months from January 1, 2019 to September 30, 2019. Given Arqit’s limited operating history and activities since inception, management does not believe that the difference in calendar months between the periods materially impacts the comparability of the two periods or the comparative discussion presented below.

The following table presents Arqit’s historic operating results:

		Nine months
	Year ended	ended
	September 30,	September 30,
	2020	2019	Variance
	£	£	£	%
Revenue	—	—	—	—
Other operating income	1,539,490	981,583	557,907	57%
Administrative expenses	(2,173,713)	(697,282)	(1,476,431)	212%
Operating (loss)/profit	(634,223)	284,301	(918,524)	(323)%
Finance costs	(307,936)	(69,466)	(238,470)	343%
Finance income	50,882	400,666	(349,784)	(87)%
(Loss)/profit before tax	(891,277)	615,501	(1,506,778)	(245)%
Income tax credit	445,723	199,227	246,496	124%
(Loss)/profit for the financial year	(445,554)	814,728	(1,260,282)	(155)%

Other Operating Income

Other operating income primarily relates to the ESA contract and has increased by £557,907 from £981,583 for the nine months ended September 30, 2019 to £1,539,490 for the year ended September 30, 2020. The increase is due to more delivery milestones being reached in 2020 compared to 2019.

Administrative Expenses

The following table summarizes Arqit’s administrative expenses for the periods presented:

	Year ended September 30, 2020	Nine months ended September 30, 2019	Variance
	£	£	£	%
Staff costs	1,220,012	357,799	862,213	241%
Professional fees	332,901	145,438	187,463	129%
Rent	124,315	45,748	78,567	172%
Share option charge	95,331	8,945	86,386	966%
Depreciation	3,753	242	3,511	1,451%
Other administrative costs	397,401	139,110	258,291	186%
	2,173,713	697,282	1,476,431	212%

Total administrative expenses have increased by £1,476,431 from £697,282 for the nine months ended September 30, 2019 to £2,173,713 for the year ended September 30, 2020.

The increase was primarily due to higher personnel-related costs (across all administrative functions), reflecting an increase in head count to support the expansion and growth of Arqit, increased rent and property utilities as Arqit leased additional office space and an increase in professional fees for accounting, legal and other services in connection with the expansion of Arqit’s business.

Depreciation charge increased by £3,511 for the year ended September 30, 2020 primarily due to additional computer equipment acquired for general administrative purposes.

Finance Costs

Finance costs increased by £238,470 from £69,466 in the nine months ended September 30, 2019 to £307,936 for the year ended September 30, 2020. The increase was primarily due to the unwinding of discounts in relation to the initial and additional Series B convertible loan notes issued on June 21, 2019 and November 6, 2019 respectively. For the nine months ended September 30, 2019, the unwinding of discount was less than three months, from the subscription date June 21, 2019 to September 30, 2019, leading to lower finance costs compared to the year ended September 30, 2020, where the discount was unwound over twelve months.

Finance Income

Finance income, which is the difference between the fair value and the transaction value of certain of the convertible loan notes, decreased by £349,784 from £400,666 in the nine months ended September 30, 2019 to £50,882 for the year ended September 30, 2020. This is primarily due to a lower transaction value of convertible loan notes issued during the year ended September 30, 2020 as compared to the nine months ended September 30, 2019, of £500,000 and £3,000,000 respectively.

Income Tax Credit

Income tax credit increased by £246,496 from £199,227 in the nine months ended September 30, 2019 to £445,723 for the year ended September 30, 2020 due to timing differences, unutilized tax losses and tax relief received in 2020 relating to research and development.

Liquidity and Capital Resources

Arqit began to generate revenue from its principal business operations — the provision of cybersecurity services — in July 2021. Prior to then, as a pre-revenue company, the net losses Arqit has incurred since inception are consistent with its strategy and budget. Arqit will continue to incur net losses in accordance with its operating plan as it begins commercialization of its products.

Since inception, Arqit has funded its operations, research and development, capital expenditure and working capital requirements through capital contributions, loans and borrowings from certain venture investors and grants from UK government’s Future Fund. Arqit’s primary source of liquidity and capital resources to fund its growth to date have been from (1) the net proceeds of approximately $96 million from the Business Combination and the PIPE Financing and (2) from the issuance of £15,000,000 of convertible loan notes including: (i) £1,000,000 of convertible loan notes issued on March 22, 2018, (ii) £3,500,000 of convertible loan notes issued on June 21, 2019 and November 6, 2019 (iii) £10,500,000 of convertible loan notes issued on October 13, 2020 and December 18, 2020. In connection with the Business Combination, all of the convertible loan notes were converted into ordinary shares. Arqit’s primary uses of liquidity have been its research and development activities.

Cash Flows Summary

Comparison of the Six Months Ended March 31, 2021 and 2020

The following table shows a summary of Arqit’s cash flows for the six months ended March 31, 2021 and 2020.

	(Unaudited)
	Six Months Ended March 31
	2021	2020
Net cash provided by (used in):
Operating activities	(1,166,170)	(1,763,850)
Investing activities	(3,123,957)	(658,155)
Financing activities	9,700,000	500,000
Net (decrease) increase in cash and cash equivalents	5,409,873	1,922,005

Cash Flows Used in Operating Activities

During the six months ended March 31, 2021, cash used in operating activities was £1,166,170. The primary factors affecting operating cash flows during the period were a net loss of £4,408,58, adjustments for non-cash items of £78,618 and net finance cost of £426,255. This was offset by movements in working capital of £2,737,537.

During the six months ended March 31, 2020, cash provided by operating activities was £1,763,850. The primary factors affecting operating cash flows during the period were a net loss of £949,576, adjustments for non-cash items of £47,661 and net finance costs of £97,197. This was offset by movements in working capital of £959,132.

Cash Flows Used in Investing Activities

Net cash used in investing activities was £3,123,957 for the six months ended March 31, 2021, compared with £658,155 for the six months ended March 31, 2020, resulting in an increase of £2,465,802 of net cash used in investing activities. This increase was primarily attributed to the costs incurred in the development of intangible fixed assets.

Cash Flows Provided by Financing Activities

Cash flows provided by financing activities primarily relate to proceeds from convertible loan notes and borrowings which have been used to fund working capital and for general corporate purposes.

Net cash provided by financing activities was £9,700,000 for the six months ended March 31, 2021, compared with £500,000 for the six months ended March 31, 2020, resulting in an increase of £9,200,000. This increase was primarily due to additional funding obtained during the six months ended March 31, 2021 through the issuance of convertible loan notes.

Comparison of the Year Ended September 30, 2020 and Nine Months Ended September 30, 2019

The following table shows a summary of Arqit’s cash flows for the year ended September 30, 2020 and nine months ended September 30, 2019.

		Nine months
	Year ended	ended
	September 30,	September 30,
	2020	2019
Net cash provided by (used in):
Operating activities	(1,032,528)	3,100,841
Investing activities	(3,537,586)	(2,931,397)
Financing activities	1,300,000	3,000,000
Net (decrease) increase in cash and cash equivalents	(3,270,114)	3,169,444

Cash Flows Used in and Provided by Operating Activities

Cash flows used in operating activities to date have primarily resulted from personnel related costs, fluctuations in trade payables and other current assets and liabilities. As Arqit expects to increase hiring leading up to the commencement of commercial operations, it expects its cash used in operating activities to increase significantly before it starts to generate any material cash flows from commercialization of its products.

During the year ended September 30, 2020, cash used in operating activities was £1,032,528. The primary factors affecting operating cash flows during the period were a net loss of £891,277, adjustments for non-cash items of £99,084, net finance cost of £257,054 and tax credit received of £644,950. This was offset by movements in working capital of £1,142,339.

During the nine months ended September 30, 2019, cash provided by operating activities was £3,100,841. The primary factors affecting operating cash flows during the period were a net profit of £615,501, adjustments for non-cash items of £9,187 and movements in working capital of £2,807,353. This was offset by net finance income of £331,200.

Arqit’s non-cash items primarily consist of share-based charges and depreciation, while movements in working capital are primarily driven by changes in trade and other payables.

Cash Flows Used in Investing Activities

Net cash used in investing activities was £3,537,586 for the year ended September 30, 2020, compared with £2,931,397 for the nine months ended September 30, 2019, resulting in an increase of £606,189 of net cash used in investing activities. This increase was primarily attributed to the costs incurred in the development of intangible fixed assets.

Cash Flows Provided by Financing Activities

Cash flows provided by financing activities primarily relate to proceeds from convertible loan notes and borrowings which have been used to fund working capital and for general corporate purposes.

Net cash provided by financing activities was £1,300,000 for the year ended September 30, 2020, compared with £3,000,000 for the nine months ended September 30, 2019, resulting in a decrease of £1,700,000. This decrease was primarily due to a smaller amount of funding being raised in the year ended September 30, 2020 than in the nine months ended September 30, 2019.

Critical Accounting Policies and Estimates

Arqit’s financial statements are prepared in accordance with international accounting standards in conformity with the requirements of the Companies Act 2006 and IFRS.

While significant accounting policies are described in more detail in Arqit’s audited financial statements included elsewhere in this prospectus, it believes that the following accounting policies are those most critical to the judgments and estimates used in the preparation of its financial statements.

Share Based Compensation

Share options awarded to employees are measured at the fair value of the equity instruments at the grant date and are charged to the Statement of Comprehensive Income over the vesting period. Nonmarket vesting conditions are taken into account by adjusting the number of equity instruments expected to vest at each Statement of Financial Position date so that, ultimately, the cumulative amount recognized over the vesting period is based on the number of options that eventually vest. Market vesting conditions are factored into the fair value of the options granted. The cumulative expense is not adjusted for failure to achieve a market vesting condition.

The fair value of the award also takes into account non-vesting conditions. These are either factors beyond the control of either party (such as a target based on an index) or factors which are within the control of one or other of the parties (such as the company keeping the scheme open or the employee maintaining any contributions required by the scheme).

Where the terms and conditions of options are modified before they vest, the increase in the fair value of the options, measured immediately before and after the modification, is also charged to the Statement of Comprehensive Income over the remaining vesting period.

Where equity instruments are granted to persons other than employees, the Statement of Comprehensive Income is charged with fair value of goods and services received.

The share option charge was calculated using the Black Scholes Option pricing model which requires the use of various estimates and assumptions.

The following information is relevant in understanding the determination of fair value of the employee share options granted in the year ended September 30, 2020 and nine months ended September 30, 2019.

		Nine months
	Year ended	ended
	September 30,	September 30,
	2020	2019
Weighted average exercise price	£0.0001	£0.0001
Expected volatility	50%	50%
Expected dividend yield	Nil	Nil
Expected life	5 years	5 years
Risk-free interest rate	0.1%	0.1%
Fair value per share	£3.14	£2.95

These assumptions and estimates were determined as follows:

Fair value of Ordinary shares — as Arqit’s ordinary shares are not publicly traded, the fair value was determined by management, with reference to the value of ordinary shares in relevant funding documents.

Risk-free interest rate — the risk-free rate for the expected term of the options is based on the yields of UK Treasury securities with maturities appropriate for the expected term of employee share option awards.

Expected life — the expected term of options granted is based on historical experience and represents the period of time that options granted are expected to be outstanding. Arqit determines the expected term using the simplified method. The simplified method deems the term to be the average of the time-to-vesting and the contractual life of the options.

Expected volatility — since Arqit has no trading history of its ordinary shares, the expected volatility is derived from the average historical share volatilities of several unrelated public companies within Arqit’s industry that Arqit considers to be comparable to its own business over a period equivalent to the option’s expected term.

Capitalization of Development Costs

Arqit capitalizes costs for product development projects. Initial capitalization of costs is based on management’s judgement that all of the recognition criteria within IAS 38 can be demonstrated. Arqit adopts a formal methodology for its technology programs based on recognized industry standards which outline distinct development phases and activities. Arqit has assessed that all recognition criteria in IAS 38 are demonstrable at the point the project commences the first development phase and capitalizes the development costs incurred from that point in time. At September 30, 2020, the carrying amount of capitalized development costs were £6,792,770, compared with £3,275,544 for the nine months ended September 30, 2019.

Accounting Treatment of Income from European Space Agency (“ESA”)

There are mixed indicators whether the arrangement is in scope of IAS 20 Government Grants or IFRS 15 Revenue from contracts with customers, and this assessment is a key management judgement.

In 2019, Arqit entered an agreement with the ESA whereby it has undertaken to carry out all work necessary to design, develop, manufacture, assemble, integrate, verify, obtain licenses and launch a satellite (“QKDSat”), and to deploy and pilot the operations of the QKDSat system. ESA has undertaken to pay specified amounts upon the achievement of specific milestones related to this undertaking, as set out in the agreement. QKDSat is constituted under the ARTES 33-11 programme line which ESA has created with the objective of validating Quantum Key Distribution technologies.

On the basis that Arqit is providing specific deliverables (intellectual property) and services (satellite design) to ESA, management consider that Arqit is providing services to ESA in its capacity as a customer. Given the judgement associated with the above, management have presented income from the contract as ‘Other Operating Income’.

Market Rate of Interest Used in Accounting for Convertible Loan Notes

Management have deemed the market rate of interest used in accounting for the interest free convertible loan notes to be 10%. This assessment was made on the basis of informal opinions sought from advisers, and management’s own experience of similar instruments from prior engagements in other businesses.

Quantitative and Qualitative Disclosures about Market Risk

Arqit is exposed to market risk in the ordinary course of business. Market risk represents the risk of loss that may impact Arqit’s financial position due to adverse changes in financial market prices and rates. It is, and has been throughout the period under review, Arqit’s policy not to use or trade in derivative financial instruments. Arqit’s financial instruments comprise its cash and cash equivalents and various items such as trade creditors that arise directly from its operations. The main purpose of Arqit’s financial assets and liabilities is to provide finance for its operations in the near term.

Interest Rate Risk Management

Arqit would be exposed to interest rate risk if it borrows funds, when required, at variable interest rates. Arqit currently has no exposure to interest rate risk.

Credit Risk

Credit risk is the risk of financial loss where counterparties are not able to meet their obligations. Arqit’s policy is that surplus cash, when not used to repay borrowings, is placed on deposit with its main relationship banks and with other banks or money market funds based on a minimum credit rating and maximum exposure. There is no significant concentration of risk to any single counterparty. Management consider that the credit quality of the various receivables is good in respect of the amounts outstanding and therefore credit risk is considered to be low. There is no significant concentration of credit risk.

Foreign Exchange Risk

Arqit is exposed to foreign exchange risk to the extent that some of its transactions are in currencies in dominations other than British pounds sterling. Arqit maintains both sterling and euro bank accounts in order to limit its exposure to foreign exchange risk.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. Arqit qualifies as an “emerging growth company” under the JOBS Act.

Arqit is in the process of evaluating the benefits of relying on the reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” Arqit chooses to rely on such exemptions it may not be required to, among other things, (i) provide an auditor’s attestation report on its system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply until September 3, 2026 (five years following the closing of the Business Combination) or until Arqit is no longer an “emerging growth company,” whichever is earlier. Although emerging growth companies are permitted under the JOBS Act to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies, Arqit does not intend to take advantage of the option to delay compliance.

BUSINESS

Overview

Arqit is a cybersecurity company that has pioneered a unique quantum encryption technology which makes the communications links of any networked device secure against current and future forms of cyber attack — even an attack from a quantum computer. Arqit’s product, called QuantumCloud™, creates unbreakable software encryption keys that are low cost and easy to use with no new hardware required. The software has universal application to every edge device and cloud machine in the world. Arqit has not only invented a ground-breaking new quantum protocol, but it has also found a way to translate the benefits of quantum security to end point devices.

Arqit’s solution combines world-leading innovation in two areas: a new form of quantum satellite and a software agent that can be downloaded onto any device. Arqit’s quantum satellite technology solves all previously known problems of quantum key distribution and puts identical copies of quantum safe keys into each data center in a network. The data centers use these keys to create secure channels between them — an outer perimeter of quantum safety that Arqit calls the QuantumCloud™. A second innovation is a small software agent downloaded from the QuantumCloud™ onto any form of device or integrated into any piece of software. By exchanging information with the QuantumCloud™, which moderates a key agreement process with all parties involved in a unique way, this software agent is able to create new symmetric encryption keys in partnership with any other device or cloud machine, or in large groups of devices. Keys are never “delivered”, they are created, and so they cannot be intercepted. They are created at the end points in a manner that means they can never be known by a third party, and can be used only once if necessary and replaced infinitely. The service is sold and fulfilled on a self-service basis in the cloud making it an easily scalable business model.

Until recently, Arqit has been a development stage company, however in July 2021 it launched its first live service. Arqit has already signed major, long-term contracts for its services with large companies and government institutions. Its next step in commercialization will be to undertake pilot phases that are required to be completed with each of its customers. Prior to launch of its satellites, Arqit’s quantum encryption platform, QuantumCloud™, will use machines in data centers to generate a terrestrial simulation of the quantum satellite technology. By 2023, it plans to launch its first two quantum satellites, which will generate a significant increase in the level of security offered by the end-to-end system.

Arqit’s current customers include the UK Government, the European Space Agency, BT plc, and Sumitomo Corporation. Many companies like Verizon, BP, NEOM, Juniper, Dentons, Northrup Grumman and Iridium have contracted to test the use of Arqit’s technologies in different use cases.

Market Opportunity

Arqit believes that there will be significant market opportunities for its innovative products as a result of an expected transformation in the cyber encryption industry over the next decade. Public key infrastructure or “PKI” is currently the most widely-used cyber encryption technology. However, PKI is becoming less secure as new technologies develop, and is not secure against quantum computers, which are expected to be of sufficient scale to break PKI within the next few years.

For example, the U.S. Department of Commerce’s National Institute of Standards and Technology (the “NIST”), which leads efforts on mitigation of the quantum threat to cyber security, published a report in April 2021, “Getting Ready for Post-Quantum Cryptography: Exploring Challenges Associated with Adopting and Using Post-Quantum Cryptographic Algorithms”, in which it expressed concern that the alternatives currently proposed for making PKI stronger do not offer a sufficiently adequate or timely solution. Regarding the near term threat of quantum computers to cyber security, the NIST noted, “all secret symmetric keys and private asymmetric keys that are now protected using current public-key algorithms, as well as the information protected under those keys, will be subject to exposure,” and that “any information still considered to be private or otherwise sensitive will be vulnerable to exposure and undetected modification.”

Therefore, consumers, businesses and governments across all geographies and industries will likely need to replace the existing cyber encryption technology used in almost all electronic interfaces in order to maintain cyber security. Symmetric encryption keys are secure against quantum computers. However, to date there has been no secure way to create and distribute symmetric keys electronically. In regards to available alternatives, the NIST stated, “There are multiple candidate classes for post-quantum cryptography. Unfortunately, each class has at least one requirement for secure implementation that makes drop-in replacement unsuitable.”

Arqit believes that it has developed an almost universal solution to previously identified issues with delivery of symmetric encryption keys. Arqit’s pioneering technology provides a simple, cost-effective and secure way to create and distribute symmetric keys electronically that can be applied universally across geographies, industries and devices, making it well placed to take advantage of this significant upcoming market opportunity.

Total Addressable Market

According to Gartner, it is estimated that the global addressable market for information security services will be $228.1 billion by the end of 2025. New opportunities for growth are also expected in government, defense, telecoms, financial services, Internet of Things and connected car markets. Arqit believes that every connected service is vulnerable to current and future attacks on PKI, in particular by quantum computers in the near to mid-term. This vulnerability will affect cyber security on every connected end point, network device and cloud machine globally, and Arqit believes that its product is the only known way to effectively distribute a cyber encryption methodology that is secure against quantum computer attack. As a result, Arqit has assumed that the entire information security market represents its total addressable market. Arqit’s estimates of its total addressable market are limited by a lack of reliable data on the government and Internet of Things markets, which are therefore excluded from its total addressable market estimate, but which Arqit expects to be two of its key markets in the future.

Source: Calculations performed, and charts/graphics created, by Arqit based on Gartner, Inc. research. Gartner, Inc., Forecast: Information Security and Risk Management, Worldwide, 2019-2025, 2Q21 Update, 30 June 2021. The Gartner content described herein (the “Gartner Content”) represent(s) research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. (“Gartner”), and are not representations of fact. Gartner Content speaks as of its original publication date (and not as of the date of this prospectus), and the opinions expressed in the Gartner Content are subject to change without notice.

Arqit has successfully targeted companies in several of these sectors, and now intends to further expand into others given its products are highly relevant to all sub-segments.

Arqit’s Technology

Encryption is the foundation of the communications technology we use. However, the technology we rely on for encryption in most cases was developed over 20 years ago. There are vulnerabilities in this technology already, and near term developments in digital technology and quantum computing will significantly increase risks.

The origins of encryption are in symmetric encryption keys — long truly random numbers. The number of permutations involved in guessing a 256 digit symmetrical key is estimated to be equal to all of the atoms in the Milky Way. The fastest computer known would take more than the age of the universe to perform this guess. And because there are no mathematics involved in creating a random number, even a quantum computer will offer no meaningful advantage in speeding this up.

Therefore symmetric encryption keys are computationally secure, but to date there has been no secure way to create and distribute symmetric keys electronically. As a result, “public key infrastructure” or “PKI” was invented, which involves two parties sharing the performance of a calculation which is difficult to emulate in a practical time period. The internet has driven the adoption of PKI, not because it was the most secure, but because it was flexible enough to be reverse engineered into something that was already created. PKI is a flexible tool, but it is vulnerable to attack, especially given the development of the Internet of Things, cloud-based interfaces and other transformational technologies.

The problem will imminently become more profound because, unlike symmetric encryption keys, PKI will be vulnerable to quantum computer attack. Although quantum computers are currently operating at relatively modest scale, quantum computers of sufficient scale to break PKI may be available within a few years.

The universal and long-term answer to this threat is not to make the mathematics used in PKI more difficult given it is not sustainable or practical to try to defeat an infinitely capable computing machine. The answer lies in finding a secure way to create and distribute symmetric encryption keys, which is what Arqit has invented.

Arqit has found a way to create symmetric encryption keys at end points when they are needed, at scale, securely, at any kind of end point device and in groups of any size. With Arqit’s technology, symmetric encryption keys are never “delivered”, they are created at endpoints, and so they cannot be intercepted.

The method for key creation relies on the unique ability of the ARQ19 satellite protocol to put identical copies of symmetric “root” keys to any location in the world, specifically data centers which host the Arqit QuantumCloud™ system. End point devices are able to securely authenticate into QuantumCloud™ at different data centers which then moderate a key creation process by sharing cryptographic information with the end points. From the combination of elements of shared secrets that can be shared by the parties, the end points are then able to create a new shared symmetric encryption. Prior to Arqit’s planned satellite launches in 2023, the source of root keys used in data centers will occur through terrestrial transmission which is secure but not quantum safe. By 2023, Arqit intends to upgrade its transmission to satellite, which will provide provable security in the delivery of key data into the data centers as a result of its ARQ19 algorithm. The end point keys are then created in a manner that means that no third party can ever know them and they are computationally secure even against a quantum attack. The ability to use symmetric encryption keys inside an AES256 algorithm is already incorporated in all standard networking software systems, and therefore Arqit’s product is very simple to implement.

The Arqit technology includes three areas of innovation:

●	Quantum Key Infrastructure. Arqit embeds random number sources in QuantumCloud™ which provides the source for key creation. The key creation is done through a new quantum protocol that Arqit has invented called ARQ19 which solves most of the known problems with “quantum key distribution” or “QKD”, and replaces it with a new concept called “quantum key infrastructure” or “QKI”. Through QKI, the system does not distribute keys, it distributes quantum random numbers which are an input into a key creation process involving other areas of Arqit proprietary classical cryptography.
●	QuantumCloudTM Software. Arqit’s QuantumCloud™ software shares data across multiple data centers, encrypting each piece of data uniquely using a management layer which never knows the customer data.
●	End Point Security. Arqit invented a novel form of end point security called “distributed secure communications cryptography” or “DSCC” whereby end points can create initial symmetric key-protected channels and limitless group or session keys. The end points rely on the QuantumCloudTM platform to deliver random number sources but create keys themselves, such that the keys are always unknowable by any third party. Arqit’s ARQ19 protocol is a fundamental cryptographical discovery, and its DSCC invention allows quantum cryptography to be commercialized for the mass market.

Quantum Key Infrastructure

Arqit technology is not “quantum key distribution” or “QKD”. Arqit invented a new quantum algorithm called ARQ19 which solves all known problems with QKD and replaces it with a new concept called “quantum key infrastructure” or “QKI” whereby the system does not distribute keys, it distributes quantum random numbers which are an input into a key creation process involving other areas of Arqit proprietary classical cryptography. Keys are not distributed, they are created on the end point or edge devices, with some assistance/moderation from third parties, but can never be known by third party devices other than intended key partner groups.

At the root of the solution to the encryption challenge is the “key distribution” problem. Although symmetric encryption keys are computationally secure, to date there has been no secure way to create and distribute those keys electronically. “Quantum key distribution” or “QKD” was first proposed as a solution in the 1980s. The laws of physics tell us that an eavesdropper cannot intercept, read and use quantum information, therefore we know with certainty that it cannot be stolen and used. One method of QKD is through the use of fiber optics, however there are significant limitations on the physical length of the fiber, which makes it impractical for large scale adoption. The use of satellites for QKD overcomes that problem, but still has known limitations.

The basic principle of satellite QKD relies upon encoding random numbers on board a satellite into the quantum mechanical properties of individual photons. These are transmitted from space to earth in the form of a laser beam and are received by an “optical ground receiver” or “OGR” containing a telescope and a quantum detector. Two recipients will each host an OGR, receive the same quantum information, and each down convert it to digital bits. After reaching agreement on which bits of information they both received in common (information transmitted attenuates in transit when it hits other particles), they store the information in the form of digital keys consisting of a long string of randomly created and securely delivered ones and zeros to be used in encrypting and decrypting data across any classical internet communications channel.

Satellite QKD, however, has several protocol and implementation flaws that need to be overcome before it is commercially viable. In the currently known satellite QKD science, there are two practical protocols, called “decoy state” and “entangled photon.”

●	Decoy State Protocol: In the decoy state protocol, or “BB84”, when the satellite moves over head it sends key data to the “A” OGR. It then stores the key and continues in its orbit until it is over the “B” OGR and then sends the key data again. This means that the satellite can distribute keys globally. But because it remembers the key during transit between A and B, theoretically the satellite could be attacked in transit and the key could be copied. Therefore, using this protocol symmetric encryption keys can be distributed globally, but cannot be called “provably secure”.
●	Entangled Photon Protocol: In the entangled photon protocol or “E91” and “E92”, the satellite sends key data using two transmitters simultaneously to the A OGR and the B OGR. Thus, the satellite does not need to remember the key and it cannot be intercepted in transit. However, in order to use this protocol, A and B must simultaneously be in direct line of sight of the satellite. From a low orbit of 750 km, the A and B point cannot be further than approximately 700 km from each other. Thus, in this protocol, keys cannot be sent globally, however they are “provably secure.” This protocol also has impractically high loss rate to be of significant utility even in limited geographies.

Therefore, to date, symmetric encryption keys could be sent through satellite QKD either globally or in a provably secure way, but not both, which is a material drawback for practical use.

Arqit’s invention — the ARQ19 algorithm — permits random numbers to be sent globally and in a provably secure manner. Using Arqit’s proprietary technology, the satellite sends random numbers which OGRs use to create keys in a manner which is entirely isolated from the satellite or any other infrastructure. Thus, the only entities that can ever know the keys created are the two

OGRs involved in doing so. This means that the ARQ19 protocol is entirely secure against third parties, which is a novel class of cryptographic service.

In addition, there are two main practical implementation flaws that impact the commercial usability of satellite QKD, but which Arqit’s QKI technology has solved:

●	Limited Throughput: Prior experiments demonstrate a satellite key throughput of around 1 kilobit per second. This is not a high enough volume of keys to be reliable or practically usable. The Arqit system is currently capable of delivering a maximum throughput of 1.75 megabit per second. The two-satellite system, in its average performance mode with small telescopes, is expected to deliver sufficient random numbers to facilitate the creation of 2 quadrillion end point key pairs per annum.
●	Network Size: Satellite QKD science is based on creating key pairs shared by two locations. Although this works well in a diagram, the reality of the internet is that there are many endpoints that would need to share keys; the internet does not consist of pairs of communicators. For satellite QKD to be useful it must be possible for the same keys to be distributed to large numbers of locations. Arqit’s ARQ19 algorithm allows an unlimited number of locations with an OGR to create shared group keys in a provably secure manner. This allows large data center networks to have common group keys, and this is fundamental to the ability of DSCC to create group keys with large numbers of devices distributed around the world.

QuantumCloudTMPlatform

The QuantumCloudTM is a Platform as a Service or “PaaS” that creates a secure global mesh between different cloud providers and on-premises data centers around the globe. QuantumCloudTM supplies the platform that enables end points to share data securely for the creation of new keys. It also allows Arqit to provide highly secure services for customers to store, communicate and sign their data. This PaaS architecture means that our customers can easily integrate quantum safe cryptographic services into new or existing platforms.

Arqit can extend this secure platform to give customers access to their keys, in a quantum safe manner anywhere in the globe. QuantumCloudTM uses different quantum keys at every layer of infrastructure and with each piece of data. The system ensures that data centers only communicate across quantum safe channels. Within these channels, a form of technology divides data into separate pieces for storage across different data centers, and orders and records encrypted addresses at which the different pieces are stored. Transactions are signed with quantum keys and layered into this technology. Quantum keys are moved inside the QuantumCloudTM using a novel symmetric key algorithm called “ARQ20”, which Arqit has patent pending for use exclusively within QuantumCloudTM. Finally, data is sent out to the secure end points inside the quantum encrypted channel achieved by the use of keys created using the DSCC process.

As a result, Arqit can store and transact data securely in the cloud and to include any form of end point device within this security boundary. There are many applications of this, and Arqit expects to be able to make fundamental contributions to innovation in many industries. For example, blockchain software can be made quantum safe by the use of Arqit’s new signing technology and digital wallets at the end point and their transactions can be secured. The connected car market cannot safely operate in the long term unless the encryption of its communications channels are secure. The expanded attack surface of 5G mobile networks demand urgent improvement.

In July 2021, Arqit launched an interim version of QuantumCloudTM that will operate prior to the launch of its satellites, which is targeted for 2023. The source of root keys will be simulated until the satellites launch. The root keys are simply supplied by a terrestrial quantum random number generator distributing key data through symmetric encryption key algorithm channels to the QuantumCloudTM node in each data center. Although it is still a significant improvement over existing technology, it is not quite as secure as the quantum satellite version of QuantumCloudTM will be.

The ability to create new symmetric keys at the end points as moderated by QuantumCloudTM is an extremely important innovation, and is a step forward for organizations who already use a legacy method of infrequently refreshing symmetric encryption keys. Many organizations in defense, financial services and critical national infrastructure have never trusted PKI and so used symmetric encryption keys by physically transporting them. However, even symmetrical encryption keys that are physically transported must be refreshed to provide secrecy. The more times a key is used, the more likely an attacker might learn about it over time, and the more opportunities there may be for it to be stolen. Therefore, QuantumCloudTM provides some very significant advantages to such organizations, even though its root source of entropy is not as fully quantum safe as satellite delivery will be. As a result, Arqit believes a very significant early source of revenue will be simply upgrading existing symmetric key systems to MetroQuantumCloudTM which can be done remotely at low frictional and financial cost.

Competitive Strengths

Arqit’s unique cybersecurity technology provides it with a number of competitive strengths.

Symmetric keys are secure

Arqit’s platform creates symmetric encryption keys, which is a cyber-encryption technology that is secure against all forms of attack including by quantum computers. PKI is currently the most widely-used cyber encryption technology, but it is failing to prevent escalating cyber-attacks involving techniques like ransomware and is entirely vulnerable to attack by quantum computers, which are expected to become available within the next few years. A symmetric encryption key, once created, is computationally secure. This means that it is regarded as impossible, even for a quantum computer, to guess a symmetric encryption key in less than millions of years. Arqit’s technology is built around this secure encryption tool.

Groundbreaking and proprietary distribution technology

The importance of Arqit’s platform lies in its ability to “distribute” symmetric keys securely at scale by creating them at end points. Although symmetric encryption keys are secure, to date there has been no secure way to create and distribute symmetric keys electronically. Arqit’s groundbreaking technology has solved these known issues. Its innovations create symmetric encryption keys at end points when they are needed, at scale, securely, at any kind of end point device and in groups of any size. With Arqit’s technology, symmetric encryption keys are never “delivered”, they are created at endpoints, and so they cannot be intercepted. This is a completely new way to create and distribute unbreakable symmetric keys that represents a groundbreaking, novel technology. The keys are created with what is known as a “mixed trust model” which means that no third party computer ever has the key, or sufficient information to recreate or guess the key. The key is never transmitted in creation across any network. It is therefore not possible for any third party to know or guess the key during creation.

Simple to implement

Symmetric encryption keys are built into almost every major software system, so their use, along with a symmetric algorithm such as AES256, is very simple to deploy with no major change to existing customer infrastructure. Symmetric encryption keys impose relatively low computational burdens on end point devices, and Arqit’s lightweight agent is light enough to work on even the smallest of Internet of Things sensors.

Easily scalable

Arqit’s software, fulfilled from the cloud, automatically creates keys in infinite volumes at minimal cost, resulting in low capital expenditure once deployed. From an operating cost perspective, there is no human analysis or information processing required by Arqit’s product, so personnel costs are limited to maintaining core infrastructure, marketing and customer support. These factors make Arqit’s products easily scalable for both Arqit and its customers.

Go-to-Market Strategy

Arqit’s strategy is very focused. Its core product is QuantumCloudTM, which is a PaaS that allows the same service to be used by any organization for any application. The platform can be used on a self-service basis in the cloud. Customers can sign a contract in the cloud and pay per request for a range of features.

Arqit has signed major long term contracts for QuantumCloudTM service in the government and telecoms sectors in the UK and Japan. Arqit has also recently entered into a number of contracts with customers for the provision of QuantumCloudTM in other geographies and sectors with initial pilot stage projects launching in the second half of 2021. The applications in which these projects are focused are:

●	5G and Open Radio Access Network Encryption: 5G and Open Radio Access Network have powerful advantages for the consumers, but the new architectures greatly multiply the attack surface creating significant concerns about network security and privacy of customer data. QuantumCloudTM can entirely mitigate these risks at very low cost and has almost frictionless ease of adoption.

●	Connected Autonomous Vehicles: Vast amounts of data must be processed in the cloud, but if the end point (the hardware security module in the vehicle) is not secure, a mal actor could seize control of the vehicle and cause an accident. Arqit’s technology is capable of potentially facilitating safe fully autonomous vehicle operation.
●	National Defense: Historically the U.S. and the North Atlantic Treaty Organization (“NATO”) allies have relied upon a comparative advantage in technology versus their most advanced adversaries. With the advent of the large-scale low-cost availability of technologies, as well as heavy research and development investment by such adversaries, this advantage has been eroded and, in some cases, reversed. The new, next generation advantage will be in rapid data driven decision making, allowing allied militaries to outthink and outpace their more technologically sophisticated opponents. The new paradigm will be driven instead by common platforms, common standards, and a need for a new model of security and cryptography by implication. Arqit’s QuantumCloudTM is capable of providing a highly scalable method of mitigating many of these fundamental security challenges.
●	Financial Services Network Security: Global payment networks operate on the basis of payment servers co-located with bank servers in data centers all over the world. The servers involved already use symmetric key encryption to protect their communications channels, but the keys are refreshed only periodically through physical delivery. Arqit has worked with payments technology companies to solve this problem with the remote installation of software onto the server estate which will refresh keys many times per day.
●	Identity Protection: Through its joint venture with the law firm Dentons, Arqit is developing a product called QuantumKeepTM for creating and securing digital identity and then associating the identity with relevant documentation and information. QuantumKeepTM is expected to launch in the fourth quarter of 2021. This has broad applications within professional services, financial services, healthcare and government for “know your client” procedures.

Arqit intends to distribute its products both directly and through channel partnership agreements.

Arqit’s Products

QuantumCloudTM

Arqit’s core product is QuantumCloudTM. This is a PaaS which is underpinned by cloud infrastructure in the form of data centers and quantum key infrastructure. The PaaS creates keys in the cloud and at end points. These keys can be used variously to encrypt channels, encrypt data at rest and sign transaction.

These products will be delivered in the cloud, requiring no extra infrastructure or hardware on the part of the customer, and with the use of simple lightweight agents at end points like mobile phones, cars or Internet of Things sensors.

As a PaaS, QuantumCloudTM is broadly applicable across all geographies and sectors, delivering the same key creation functionality to all applications and use cases. This provides Arqit with the flexibility to identify and develop Software as a Service products in areas such as identity, distributed ledger and financial payments which would have sufficient benefit and differentiation from the stronger, simpler encryption that Arqit provides to potentially give it a route to leadership in certain vertical markets, rather than selling to all legacy market participants.

Service Variants

●	Multi-Tenanted: This is Arqit’s standard service where customers use a shared service hosted in the cloud by Arqit on servers owned by Arqit and operated on a multi-tenanted basis. Keys used for managed encryption inside the cloud are drawn from hardware security modules under the control of Arqit, and software runs on shared servers. Pricing for this option will be a one-time fee per end point installation, as well as a fee per key created.
●	Private Instance: QuantumCloudTM can also be sold as a private instance, typically for government customers who want total control over all infrastructure. Arqit’s satellite QKI technology can also be sold in a private instance format for an “on premises” service for customers who demand end to end control of the key creation process. Customers buy a dedicated service involving the installation of an OGR which will initially communicate terrestrially with Arqit’s data centers, and later photonically with Arqit’s quantum satellites to receive entropy, which is used to then create new symmetric keys with other OGRs at other locations. Entropy is received on a “store and forward” or “buffered” basis with keys created from that entropy at a later time when OGRs are able to synchronize. Pricing for this option will be an annual licensing charge, a charge for hardware, a one-time fee per end point installation, as well as a fee per key created.

Other Technologies

Arqit has also created a product called ARQ19-T, which uses the proprietary ARQ19 quantum algorithm to provide dramatic advances in the provision of quantum key infrastructure in terrestrial fiber networks. Arqit is planning to test the ARQ19-T algorithm in the quantum fiber networks of several telecommunications networks and, if successful, ARQ19-T will be licensed to hardware vendors.

In July 2021, Arqit announced its intention to develop a digital assets product to deliver a new layer of technology to protect against quantum attack for the blockchain community, which Arqit expects will enable governments, enterprises and distributed networks to embrace blockchain for large scale use cases.

Arqit may create other novel technologies which can be developed using its specific expertise in quantum physics, engineering and software. Where early customers can be identified to share risks in the development of such technologies, Arqit is likely to partner with such customers to develop technologies.

Competition

Arqit’s competitors are suppliers of QKD, quantum encryption and legacy encryption services. There have been a significant number of entrants into these markets in the last five years, mostly in the areas of QKD and quantum encryption:

●	QKD Systems: These are predominantly fiber optic-based QKD systems that are limited by both distance as well as their point to point nature. Although they all have products in market, they are at early stages with a number of pilots requiring significant support from the QKD vendors. The majority of these providers are targeting data center architectures with a product that has a limit of around 100 kilometers, meaning that it is only suitable in a metro area. With the cost, complexity and point to point nature of the technology, it is always going to be limited.
●	Quantum Encryption: There are number of companies that are creating services based on “post quantum algorithms” which are cryptographic algorithms that are designed to extend the principles of PKI to be more secure against attack by a quantum computer. Such algorithms can never be “provably secure” against quantum attack because they are mathematical in their construction, and therefore only secure until a quantum computer can be programmed to break them.
●	Legacy Encryption Competitors: The legacy encryption key management market spans a number of different product categories from hardware security modules to key management software, and along with most product categories has seen existing and new entrants into the market offering “as a service” versions of these products. The goal of these vendors is to reduce the management burden and costs of PKI and to reduce the downtime risk by automating processes. They are therefore not direct competitors of Arqit as they are not addressing the near-term threat of quantum computers or other fundamental issues of PKI.
●	Traditional Key Management: There are a number of traditional incumbents in the key management space. Most of these vendors started as hardware security modules and have added additional key management software and other features. They are already being distributed by start-ups in this sector as they have difficulty delivering functionality as a service to agile environments.
●	Machine Identity Management: New entrants into the key management market are aligning around “machine identity management” rather than the pure traditional key management. However, the fundamental goal of these technologies are to mitigate the risks and shortcomings of PKI in the modern internet.
●	DevOps/Cloud Key Management: Where developers have been struggling to integrate PKI into their development pipelines, a number of the cloud providers and development automation frameworks have included key management into their platforms. Cloud providers are rarely seen providing encryption services outside of their own platforms.
●	Manual Key Distribution: Finally there are companies who provide on premises appliances and human courier services for the current methodology of using symmetric key encryption. The UK Government provides its own service through a department of the National Cyber Security Centre called the UK Key Production Agency, which is the master source of trust in the product of symmetric keys which are delivered through these physical courier methods to a variety of government and commercial customers.

Key Partnerships

The Federated Quantum System

On June 11, 2021, Arqit announced the formation of an international consortium of companies and government organizations to provide its quantum encryption technology to government customers in a federated system concept, called the Federated Quantum System (the “FQS”). The UK, USA, Japan, Canada, Italy, Belgium and Austria are currently represented. Government customers typically have more stringent control requirements for their cloud technology and, with support from the UK Space Agency, Arqit has designed a version of its technology to meet these requirements. The FQS consists of dedicated satellites, control systems and QuantumCloud™ software. The first FQS satellites are expected to be launched on Virgin Orbit’s LauncherOne from Newquay in Cornwall in 2023, after the launch of the first commercial Arqit satellites. Arqit expects that the FQS will enable collaboration between NATO-allied governments, allowing sovereign protection of strategic national assets and interoperability for joint operations.

Satellite Development Partnerships

The following is a description of Arqit’s key partnerships in connection with the development and constructions of its satellites:

European Space Agency

On July 30, 2019, Arqit entered into a contract with the European Space Agency or “ESA” under the ESA’s Advanced Research Telecommunications Systems program for the partial funding of Arqit’s development and operational validation of the quantum key distribution satellite system, including the design, build and launch of the first quantum key distribution satellite and associated mission capability in the ground service, user and control segments. The ESA agreement divides work into two phases: the first phase covers the preliminary design and the second phase covers the detailed design and implementation and all activities until the end of the service deployment and evaluation. Arqit is permitted to start second phase only upon receipt of written notification from the ESA of the relevant authorisation to proceed. Arqit has agreed to sub-contract certain elements of this project with payment allocated between Arqit and the sub-contractors in agreed proportions.

Qinetiq Space NV

On January 27, 2020, Arqit entered into a firm fixed price contract with Qinetiq Space NV or “Qinetiq” for delivery by Qinetiq of quantum key distribution satellites by May 2022 and for conducting a launch readiness review by July 2022. Acceptance by Arqit of the satellites will be subject to testing and Arqit’s pre-shipment review that the satellite meets its performance specifications, and title of the satellites will pass to Arqit after launch and in-orbit testing is completed. Under the terms of this contract, Arqit will pay Qinetiq from (i) its private investment sources and (ii) ESA funding which is flowed down from Arqit’s contract with the ESA described above in “— European Space Agency”. Payment from ESA funding is subject to the satisfaction by Qinetiq of the relevant milestones set forth in the agreements between Arqit and the ESA.

Intellectual Property

The ability to protect its material intellectual property is paramount to Arqit’s business. Arqit relies upon a combination of protections afforded to owners of patents, designs, copyrights, trade secrets, and trademarks, along with employee and third-party non-disclosure agreements and other contractual restrictions to establish and protect its intellectual property rights. In particular, unpatented trade secrets in the fields of research, development and engineering are an important aspect of Arqit’s business by ensuring that its technology and strategic business assets remain confidential. Arqit pursues patent protection when it believes it has developed a patentable invention and the benefits of obtaining a patent outweigh the risks of making the invention public through patent filings.

As of the date of this prospectus, Arqit has approximately 1,435 patent claims on 21 pending or allowed patents in the UK. Arqit pursues global registration of its domain names and products and services trademarks and as of the date of this prospectus Arqit had six registered trademarks and 13 pending trademarks.

Based on the filing dates of Arqit’s existing patent applications, and assuming the patents are granted and renewed throughout their lifetimes, Arqit currently expects each patent right to provide protection for up to 20 years from the relevant filing dates which, as of the date of this prospectus, range from June 4, 2018 to July 22, 2021.

Arqit regularly reviews its development efforts to assess the existence and patentability of new inventions, and is prepared to file additional patent applications when it determines it would benefit its business to do so.

Facilities

Arqit operates from serviced offices for its headquarters at 3 More London Riverside, London SE1 2RE, and additionally leases 191 square feet of research space at Cambridge Science Park.

Employees

As of the date of this prospectus, Arqit had 79 full-time employees based in the UK, a majority of which are engaged in research and development and related functions. Arqit anticipates significant employee growth as it continues to commercialize its products. Arqit is highly dependent on human capital and a strong leadership team. It aims to attract, retain and develop staff with the skills, experience and potential necessary to implement its growth strategy.

Group Structure

Upon closing of the Business Combination, Arqit Limited became a wholly-owned subsidiary of Arqit. Arqit Limited is a company limited by shares incorporated in England, with two wholly-owned subsidiaries: Arqit Inc., a Delaware corporation and Arqit LLC, a Delaware limited liability company. Neither Arqit Inc. nor Arqit LLC currently has any material operations. Arqit Limited also holds 50% of the outstanding share capital of Quantum Keep Limited, a company limited by shares incorporated in England. Quantum Keep Limited is a joint venture with Dentons Nominees Limited and Middle East Limited, which together hold the remaining outstanding share capital. Quantum Keep Limited was formed to develop an application initially for use by law firms that verifies and stores identity information and associates customer records with that identity.

Government Regulation

International Traffic in Arms Regulations and Export Controls

Arqit is subject to U.S. and U.K. import and export control laws, including the International Traffic in Arms Regulations (“ITAR”) and Export Administration Regulations (“EAR”) of the Bureau of Industry and Security of the U.S. Department of Commerce and the U.K. Export Control Act 2002 (as amended and extended by the Export Control Order 2008) and their respective implementing rules and regulations. The ITAR generally restricts the export of hardware, software, technical data, and services that have defense or strategic applications. The EAR similarly regulates the export of hardware, software, and technology that has commercial or “dual-use” applications (i.e., for both military and commercial applications) or that have less sensitive military or space-related applications that are not subject to the ITAR. The regulations exist to advance the national security and foreign policy interests of the U.S.

The U.S. government agencies responsible for administering the ITAR and the EAR have significant discretion in the interpretation and enforcement of these regulations. The agencies also have significant discretion in approving, denying, or conditioning authorizations to engage in controlled activities. Such decisions are influenced by the U.S. government’s commitments to multilateral export control regimes, particularly the Missile Technology Control Regime concerning the spaceflight business.

Many different types of internal controls and measures are required to ensure compliance with such export control rules. The inability to secure and maintain other necessary export authorizations could negatively impact Arqit’s ability to compete successfully or to operate its satellites as planned. Failure to comply with export control laws and regulations could expose Arqit to civil or criminal penalties, fines, investigations, more onerous compliance requirements, loss of export privileges, debarment from government contracts, or limitations on its ability to enter into contracts with the U.S. or U.K. government. In addition, any changes in export control regulations or U.S. or U.K. government licensing policy, such as that necessary to implement U.S. and U.K. government commitments to multilateral control regimes, may restrict its operations. See “Risk Factors — Risks Relating to Arqit’s Business and Operations  — Failure to comply with governmental trade controls, including export and import control laws and regulations, sanctions, and related regimes could subject Arqit to liability or loss of contracting privileges, limit its ability to compete in certain markets or harm its reputation with the governments.”

Anti-Bribery, Anti-Corruption and Sanctions Laws and Regulations

Arqit’s operations are subject to anti-bribery and anti-corruption laws and regulations, including the Foreign Corrupt Practices Act (“FCPA”) and the UK Bribery Act, and economic and trade sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Treasury, the U.S. Department of State and the European Union. These statutes generally prohibit providing anything of value to foreign officials for the purposes of obtaining or retaining business or securing any improper business advantage. Arqit may deal with both governments and state-owned business enterprises, the employees of which are considered foreign officials for purposes of these laws.

Data Protection Laws and Regulations

Arqit’s operations and sales are subject to laws and regulations addressing privacy and the collection, use, storage, disclosure, transfer and protection of a variety of types of data, including the UK Data Protection Act 2018, the UK General Data Protection Regulation, European Directive 2002/58/EC (the ePrivacy Directive) and implementing national legislation and any data laws and regulations enacted in the United Kingdom post-Brexit. These regimes may, among other things, impose data security requirements, disclosure requirements, and restrictions on data collection, uses, and sharing that may impact Arqit’s operations and the development of its business. Arqit’s products collect, store and process certain information and its products may evolve to collect additional information. Compliance with these and any other applicable privacy and data security laws and regulations is a rigorous and time-intensive process, and Arqit may be required to put in place additional mechanisms to ensure compliance with new data protection rules. For further information, see “Risk Factors — Risks Relating to Arqit’s Business — Failures, or perceived failures, to comply with privacy, data protection, and information security requirements in the jurisdictions in which Arqit operates may adversely impact its business, and such legal requirements are evolving and may require improvements in, or changes to, its policies and operations.”

Other Regulations

In addition, Arqit is subject to laws and regulations relating to antitrust, competition, intellectual property and other matters. Arqit has implemented internal controls designed to minimize and detect potential violations of laws and regulations in a timely manner, but can provide no assurance that such policies and procedures will be followed at all times or will effectively detect and prevent violations of the applicable laws by one or more of its employees, consultants, agents, or partners.

Legal Proceedings

From time to time, Arqit may become involved in legal proceedings or be subject to claims arising in the ordinary course of its business. Arqit is not currently a party to any legal proceedings, the outcome of which, if determined adversely to it, would individually or in the aggregate have a material adverse effect on its business or financial condition.

MANAGEMENT

The following persons serve as Arqit’s directors and executive officers. For biographical information concerning the directors and executive officers, see below.

Name	Age	Position
David Williams	52	Executive Chairman, Founder and Chief Executive Officer
David Bestwick	55	Co-Founder and Chief Technology Officer
Nick Pointon	51	Chief Financial Officer and Executive Director
Carlo Calabria	60	Director
Stephen Chandler	52	Director
Manfredi Lefebvre d’Ovidio	68	Director
Lt General VeraLinn Jamieson	60	Director
Garth Ritchie	53	Director
General Stephen Wilson	62	Director
Air Vice-Marshal Peter Rochelle	55	Chief Operating Officer
Paul Feenan	48	Chief Revenue Officer
Dr. Daniel Shiu	52	Chief Cryptographer
Patrick Willcocks	53	General Counsel and Corporate Secretary

David Williams is the Founder, Chief Executive Officer and Chairman of the board of directors of Arqit. Prior to founding Arqit, from 2002 to 2017 Mr. Williams was the co-founder and CEO of Avanti Communications Group plc, which pioneered the use of Ka-band satellite communication. Mr. Williams also served as Founder Chairman of the Advisory Board of Seraphim Space Ventures, a $100 million high technology venture capital firm based in London, which he initiated with UK Government support in 2014. Prior to this, Mr. Williams was an investment banker specializing in financing international telecom businesses. Mr. Williams holds a Bachelor of Arts (Honors) in Economics and Politics from the University of Leeds. He was granted the Queens Award for Export in 2015 and received the Quoted Company Entrepreneur of the Year in 2006.

David Bestwick is the Co-Founder and Chief Technology Officer of Arqit. Prior to co-founding Arqit, from 1996 to 2018 Mr. Bestwick was the Co-Founder and Chief Technology Officer of Avanti Communications Group plc, which pioneered the use of Ka-band satellite communication. Mr. Bestwick spent his early career at the Marconi Research Laboratory and VEGA Group plc, where he worked on the commercialization of Earth Observation satellite data. Mr. Bestwick also advised the European Space Agency on its telecommunications research strategy and sits on the Board of the Quantum Technology Industry Group. He earned a Bachelor of Science (Honors) in Astrophysics from the University of Leicester.

Nick Pointon is the Chief Financial Officer and a member of the board of directors of Arqit. Prior to joining Arqit, from 2017 to 2021 Mr. Pointon was the Group CFO of Privitar, a venture capital-funded data privacy company, and from 2011 to 2016 was the Vice President of Finance at King Digital Entertainment plc, which listed on the NYSE prior to being bought by Activision Blizzard, Inc. Mr. Pointon has experience acting as Financial Controller in a number of private and public telecoms and technology businesses. Mr. Pointon holds an LLB in Law from Kings College London and trained as a Chartered Accountant with Moore Stephens before moving to KPMG for two years’ post-qualification experience.

Carlo Calabria is a member of the board of directors of Arqit. Mr. Calabria has close to four decades of experience in the financial services sector and has held multiple senior leadership positions at some of the world’s largest financial institutions. In 2012, he founded CMC Capital Limited, an investment banking boutique specializing in mergers and acquisitions and debt restructuring, which he led until 2016, and then returned in 2021. Mr. Calabria is a mergers and acquisitions expert with vast experience across different sectors and regions. In 2016, he joined Barclays as Chairman of M&A and then served as Head of Banking for Barclays Europe from 2016 to 2020 and was responsible for investment banking activities in Continental Europe and Central and Eastern Europe, Middle East and Africa. Prior to joining Barclays, he served as Head of International M&A, first at Credit Suisse and then at Merrill Lynch from 2006 to 2011. Prior to this, Mr. Calabria worked at Credit Suisse from 1990 to 2006 and began his investment banking career at Morgan Grenfell & Co. Ltd in 1983. Mr Calabria holds a Master of Arts (Honors) in Economics from Rome University, La Sapienza.

Stephen Chandler is a member of the board of directors of Arqit. Mr. Chandler is an entrepreneur, investor and company builder, with 20 years of experience in forming, funding, running, advising and investing in technology businesses. Mr. Chandler is a co-founder of over ten businesses with involvement in dozens more. Since 2009 he has been the Co-founder and Managing Partner at Notion Capital, a venture capital firm focused on Cloud Computing and Software-as-a-Service. Following an early career at Deloitte and then UBS, he was the Chief Financial Officer at MessageLabs, a cyber security company, through to its acquisition by Symantec in 2008. He is currently a board director of several growing tech companies, including GoCardless, Paddle, Panaseer, Novatiq and Virtual Stock. Mr. Chandler is a qualified Chartered Accountant and holds a Bachelor of Arts (Honors) in Accounting & Economics from the University of Exeter.

Manfredi Lefebvre d’Ovidio is a member of the board of directors of Arqit. Mr. Lefebvre d’Ovidio is Chairman of Heritage Group, a diversified conglomerate with interests in the cruise industry, property and financial investments. Mr. Lefebvre d’Ovidio assumed the role of Executive Chairman of Silversea Cruises from 2001 until 2020. During this period, Mr. Lefebvre d’Ovidio transformed Silversea Cruises from a cruise line with five vessels to a market leader covering over 900 destinations worldwide. Further, he expanded the product range of Silversea Cruises by adding an expedition fleet, which quickly became a leader in luxury expedition cruising as well. In 2018, Mr. Lefebvre d’Ovidio sold two-thirds equity stake of Silversea Cruises to Royal Caribbean Cruises Ltd. for approximately $1 billion. Heritage Group recently acquired a majority stake in the high- end tour operator Abercrombie & Kent with Mr. Lefebvre d’Ovidio also becoming co-Chairman of its board. Mr. Lefebvre d’Ovidio serves as the Vice President of the Monaco Chamber of Shipping, Member of Executive Committee of the World Tourism and Travel Council, and has held a number of key roles in Cruise Lines International Association, including European Chairman, Member of the Global Executive Committee, and Chairman from 2007 to 2013. Mr. Lefebvre d’Ovidio was honored with the Chevalier de l’Ordre de Saint Charles and Grimaldi by SAS Prince Albert of Monaco.

Lt General VeraLinn Jamieson is a member of the board of directors of Arqit. Lt. General Jamieson is experienced in data management, cloud technology, artificial intelligence and machine learning, with over 37 years of government experience. She achieved the rank of Lieutenant General in the U.S. Air Force. Lt. General Jamieson served as the Director of the United States Air Force’s Intelligence Surveillance, Reconnaissance and Cyber Effects enterprise, conducting operations for the Department of Defence from 2016 to 2019. Before she assumed her position as Deputy Chief of Staff, Lt. General Jamieson served as the Deputy Commander, Joint Functional Component Command for ISR and U.S. Strategic Command in Washington D.C. Lt. General Jamieson also serves as a director of Digital Realty Inc. She holds a Bachelor of Science in Business Administration from West Virginia University and a Master of Arts in Strategic Studies and Aviation Management from the National Defence University and Embry Riddle University.

Garth Ritchie is a member of the board of directors of Arqit. Mr. Ritchie has over 25 years of experience in banking and finance where he has held a number of senior leadership positions. In 1996, Mr. Ritchie joined Deutsche Bank in the Johannesburg office and went on to become a member of the Global Markets Executive Committee in 2009 as Head of Equities. In January 2016, Mr. Ritchie was appointed to Deutsche Bank’s Management Board with responsibility for Deutsche Bank’s markets division. In 2017, he became Co-Head of the newly created Corporate & Investment Bank. In 2018, he became its sole Head and was appointed as President. In June 2020, Mr. Ritchie joined Centricus, a London-based global investment firm, where he leads the firm’s capital markets and advisory business. Mr. Ritchie earned his B.Com. in Finance and Economics from the University of Port Elizabeth.

General Stephen Wilson is a member of the board of directors of Arqit. General Wilson served as Four-Star U.S. Air Force General until December 2020 and has over 39 years of military service. He managed the organizing, training, and equipping 685,000 active-duty, Guard and Reserve Airmen. He helped manage the planning, programming, budgeting and execution of the Air Force’s $205 billion annual budget. General Wilson also served on the Joint Requirements Oversight Council setting the acquisition requirements for the Department of Defense. He has engaged in multiple flying tours and led bomber, intelligence, surveillance control operations. He has supported other key operations including Iraqi Freedom, Enduring Freedom and Combined Joint Task Force-Horn of Africa. General Wilson has held a number of command positions. This includes acting as Joint Functional Component Commander for Global Strike and Air Force Global Strike Command. General Wilson has received many awards including three Defense Service Medals, the Defense Superior Service Medal, two Legions of Merit, two Bronze Stars and two Air Medals. General Wilson is a command pilot with more than 4,500 flying hours and nearly 700 combat hours. General Wilson serves on the board of directors of New Vista Acquisition Company and B.A.E Systems, Inc. General Wilson is a graduate of Texas A&M University with a Bachelor of Science in Aerospace Engineering and the U.S. Air Force Weapons School. He holds Masters degrees in Engineering Management from South Dakota School of Mines and Technology and in Strategic Studies from Air University.

Air Vice-Marshal Peter Rochelle has served as the Chief Operating Officer of Arqit since September 2020. Prior to joining Arqit, Air Vice-Marshal Rochelle served in the Royal Air Force for 34 years. After his MA in Defence, he was involved in the Acquisition and Government Strategic Programme Delivery. He proceeded to act as Chief of Staff for DG FMC and then Programme director, for Carrier Enabled Power Projection project. After completing his role as Chief of Staff Capability, Acquisition and Force Development in April 2020, Peter was mandated to deliver a record high £40 billion sub-portfolio. This included the delivery of the F35 programme, acquisition of P8 and E7. Peter was also instrumental in the development of the RAF and the UK’s Rapid Capability Office. He co-developed the UK’s first Air Information Experimentation Lab, Space Coalition development and created the Op Olympic Defender justification. Throughout his extensive military experience, he has been awarded DFC (Kosovo), an OBE and a CB for services to Acquisition. Additionally he was recognised as fellow of the UK endorsed Innovation Knowledge Exchange (FIKE).

Paul Feenan has served as the Chief Revenue Officer of Arqit since April 2021. Prior to this, Mr. Feenan was the Managing Director for Global Institutional Sales at Arqit since April 2020. Mr. Feenan was previously the Director for Strategic Partnerships at JUMO, a Cape Town headquartered, global financial technology company, from 2016 to 2020. Mr. Feenan was the Director for Government Services at Avanti Communications Group plc from 2012 to 2016. Prior to this, Mr. Feenan was a commissioned British Army Officer where he served for over 16 years in a variety of Command and Operational roles including as the lead for Domestic Counterterrorism in the run-up to the 2012 London Olympic Games. He has a Master of Arts (Honors) Degree in Geography from the University of Cambridge.

Dr. Daniel Shiu has served as the Chief Cryptographer of Arqit since 2021. Prior to joining Arqit, Dr. Shiu worked for the UK’s intelligence, cyber and security agency GCHQ for 19 years. He was the UK’s first National Technical Authority for Cryptographic Design and Quantum Information Processing and was part of the National Technical Authority function, assumed by the new National Cyber Security Centre (NCSC). He was responsible for briefing the Government’s Chief Scientific Adviser in Crypto mathematical matters. Dr. Shiu also served as Head of the Heilbronn Institute for Mathematical Research (HIMR) and represented GCHQ in co-directing the National Quantum Technologies Program. Throughout his career, Dr. Shiu’s has received multiple prizes, including an international, annual award for best crypto-mathematician and on three separate occasions an international award for the best cryptanalytic achievement of the year. He has a BSc (Honors) and ARCS in Mathematics from Imperial College London, and a DPhil in Mathematics from the University of Oxford (Pembroke College).

Patrick Willcocks is General Counsel and Corporate Secretary of Arqit. Prior to joining Arqit, Mr. Willcocks ran a legal consultancy. From 2009 to 2018, Mr. Willcocks was General Counsel and Company Secretary of Avanti Communications Group plc. Prior to this, Patrick was a senior attorney at HP/EDS, a banking and financing solicitor at Eversheds Sutherland, and an investment banker at a number of international banks. Patrick has an LLB (Honors) Degree in Law from Trinity College Dublin, a Barrister-at-Law degree from the Honorable Society of King’s Inns in Dublin, and a Masters in Business Studies (Strategic Planning) and a Diploma in Business Studies from UCD Business School.

Family Relationships

There are no family relationships between any of the executive officers and directors.

Board Composition

Director Independence

The Nasdaq corporate governance rules require that a majority of the board of directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the listed company). Arqit has eight directors, a majority of whom qualifies as independent directors as defined in the Nasdaq corporate governance rules.

Classes of Directors

The board of directors is divided into three staggered classes of directors. At each annual meeting of its shareholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:

●	the Class I directors include Stephen Chandler, Lt General VeraLinn Jamieson and General Stephen Wilson;
●	the Class II directors include Nick Pointon and Carlo Calabria; and
●	the Class III directors include David Williams, Manfredi Lefebvre d’Ovidio and Garth Ritchie.

Risk Oversight

The board of directors oversees the risk management activities designed and implemented by its management. The board of directors executes its oversight responsibility both directly and through its committees. The board of directors also considers specific risk topics, including risks associated with its strategic initiatives, business plans and capital structure. Arqit’s management, including its executive officers, are primarily responsible for managing the risks associated with the operation and business of the company and provides appropriate updates to the board of directors and the audit committee. The board of directors delegates to the audit committee oversight of its risk management process, and its other committees also consider risk as they perform their respective committee responsibilities. All committees report to the board of directors as appropriate, including when a matter rises to the level of material or enterprise risk.

Committees of the Board of Directors

Arqit has established a separately standing audit committee, nominations and corporate governance committee and compensation committee.

Audit Committee

Listing Requirements

Under Nasdaq corporate governance rules, we are required to maintain an audit committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise.

The audit committee is comprised of Stephen Chandler, Lt General VeraLinn Jamieson and Garth Ritchie. Stephen Chandler serves as the chairperson of the audit committee. All members of the audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq corporate governance rules. The board of directors has determined that Stephen Chandler is an audit committee financial expert as defined by the SEC rules and is financially literate as defined by Nasdaq corporate governance rules.

The board of directors has determined that each member of the audit committee is independent, as such term is defined in Rule 10A3(b)(1) under the Exchange Act, which is different from the general test for independence of board and committee members.

Audit Committee Role

The board of directors adopted an audit committee charter setting forth the responsibilities of the audit committee, which are consistent with the SEC rules and Nasdaq corporate governance rules. These responsibilities include:

●	retaining and terminating our independent auditors, subject to ratification by the board of directors, and in the case of retention, subject to ratification by the shareholders;
●	pre-approving audit and non-audit services to be provided by the independent auditors and related fees and terms;
●	overseeing the accounting and financial reporting processes of Arqit;
●	managing audits of Arqit’s financial statements;
●	preparing all reports as may be required of an audit committee under the rules and regulations promulgated under the Exchange Act;
●	reviewing with management and Arqit’s independent auditor its annual and quarterly financial statements prior to publication, filing, or submission to the SEC;
●	recommending to the board of directors the retention and termination of the internal auditor, and the internal auditor’s engagement fees and terms, as well as approving the yearly or periodic work plan proposed by the internal auditor;
●	reviewing with Arqit’s general counsel and/or external counsel, as deemed necessary, legal and regulatory matters that may have a material impact on the financial statements;
●	identifying irregularities in Arqit’s business administration, inter alia, by consulting with the internal auditor or with the independent auditor, and suggesting corrective measures to the board of directors;

●	reviewing policies and procedures with respect to transactions (other than transactions related to compensation or terms of services) between Arqit and its officers and directors, affiliates of officers or directors, or transactions that are not in the ordinary course of business and deciding whether to approve such acts and transactions; and
●	establishing procedures for handling employee complaints relating to the management of Arqit’s business and the protection to be provided to such employees.

Nominations and Corporate Governance Committee

Arqit’s nominations and corporate governance committee is comprised of Manfredi Lefebvre d’Ovidio, General Stephen Wilson and Carlo Calabria. Manfredi Lefebvre d’Ovidio serves as the chairperson of the nominations and corporate governance committee. The board of directors adopted a nominations and corporate governance committee charter setting forth the responsibilities of the committee, which include:

●	overseeing and assisting the board of directors in reviewing and recommending nominees for election of directors;
●	assessing the performance of the members of the board of directors; and
●	establishing and maintaining effective corporate governance policies and practices, including, but not limited to, developing and recommending to the board of directors a set of corporate governance guidelines applicable to Arqit’s business.

Compensation Committee

Arqit’s compensation committee is comprised of Garth Ritchie, Carlo Calabria and Lt General VeraLinn Jamieson. Carlo Calabria serves as the chairperson of the compensation committee. The board of directors adopted a compensation committee charter setting forth the responsibilities of the committee. The purpose of the compensation committee is to review and approve compensation paid to our officers and directors and to administer our incentive compensation plans, including authority to make and modify awards under such plans.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is currently, or has been at any time, one of Arqit’s officers or employees. None of the executive officers of Arqit currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers that serve as a member of Arqit’s board of directors or compensation committee.

Code of Ethics

Arqit has a Code of Ethics that applies to all of its employees, officers, and directors. This includes Arqit’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. Arqit will disclose on its website any future amendments of the Code of Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or directors from provisions in the Code of Ethics.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. The amended and restated memorandum and articles of association provide for indemnification of Arqit’s officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. In addition, Arqit entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under Cayman Islands law, subject to certain exceptions contained in those agreements. Arqit has a policy of directors’ and officers’ liability insurance that insures Arqit’s officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures Arqit against its obligations to indemnify its officers and directors.

These indemnification obligations may discourage shareholders from bringing a lawsuit against Arqit’s officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against Arqit’s officers and directors, even though such an action, if successful, might otherwise benefit Arqit and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent Arqit pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions.

Arqit believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Historical Executive Officer and Director Compensation

The aggregate cash compensation paid by Arqit and its subsidiaries to its executive officers and directors who serve as executive officers and directors of Arqit for the year ended September 30, 2020 was $528,642. This amount includes $1,314 set aside or accrued to provide pension, severance, retirement or similar benefits or expenses.

As of September 30, 2020, no options to purchase ordinary shares had been granted to Arqit’s executive officers and directors who served as executive officers and directors of Arqit.

Executive Officer and Director Compensation

Arqit’s policies with respect to the compensation of its executive officers and directors are administered by its board of directors in consultation with the compensation committee. The compensation decisions regarding Arqit’s executives is based on the need to attract individuals with the skills necessary for the company to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above the company’s expectations. To that end, Arqit has an executive compensation program that is competitive with other similarly-situated companies in its industry. This includes a base salary, cash annual bonus and long-term equity compensation awards that are, in each case, consistent with market practices and designed to incentivize, motivate and retain key employees. Arqit intends to enter into director appointment letters with each of its directors, which will provide for fees, reimbursement of expenses, and include standard provisions regarding duties and confidentiality.

Each of Arqit’s executive officers and employees is party to an employment agreement with Arqit, all of which are in substantially the same form. Under their respective agreements, each executive officer and employee is compensated with an annual base salary and most are also eligible for an annual discretionary bonus. In addition, each executive officer and employee is subject to a perpetual confidentiality covenant, and non-competition and non-solicitation restrictive covenants during the term of employment and for a period of three to twelve months after the termination of employment. Each of the agreements also includes agreement by the executive officer or employee to assign all intellectual property rights created during the course of employment to Arqit. The agreements include a notice period of one week to one month if either Arqit or the executive officer or employee wishes to terminate the agreement, other than for cause, in which case termination is effective immediately. Arqit may provide payment in lieu of such notice or may require the executive officer or employee to be placed on garden leave.

Equity Compensation — Incentive Award Plan

Arqit’s board of directors adopted an incentive award plan (the “Incentive Award Plan”) in order to facilitate the grant of cash and equity incentives to its directors, employees (including executive officers) and consultants and its affiliates and to enable it and certain of its affiliates to obtain and retain services of these individuals, which is essential to Arqit’s long-term success.

The purpose of the Incentive Award Plan is to enhance Arqit’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Equity awards and equity-linked compensatory opportunities are intended to motivate high levels of performance and align the interests of directors, employees and consultants with those of stockholders by giving directors, employees and consultants the perspective of an owner with an equity or equity-linked stake in the company and providing a means of recognizing their contributions to our success. Arqit’s board of directors believes that equity awards are necessary to remain competitive in its industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals.

The aggregate number of ordinary shares available for issuance under the Incentive Award Plan is equal to 13.6% of the sum of the total number of issued and outstanding ordinary shares, which equals an aggregate pool of 15 million ordinary shares. Arqit Limited granted options over an aggregate of 184,997 Arqit Limited ordinary shares to its employees, consultants and advisors. The holders of each of these options has agreed to exchange these options for equivalent options to acquire 8,520,965 ordinary shares, which will be issued under the Incentive Award Plan, leaving 6,479,035 ordinary shares available for issuance in respect of future grants of awards under the Incentive Award Plan. The compensation committee may make grants of awards under the Incentive Award Plan to key employees, in forms and amounts to be determined by the compensation committee based on the recommendations of an independent compensation consultant. No final decisions have been made with respect to grants of equity awards under the Incentive Award Plan.

DESCRIPTION OF SECURITIES

The following description of the material terms of the securities of the Company includes a summary of specified provisions of the Articles. This description is qualified by reference to the Articles.

The Company is a Cayman Islands exempted company (company number 374857) and its affairs are governed by the Articles, the Cayman Companies Act and the common law of the Cayman Islands. The Company is authorized to issue 469,000,001 ordinary shares, $0.0001 par value each and 30,999,999 preference shares, $0.0001 par value each. The Company currently has only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. As of October 1, 2021, there were 110,073,430 ordinary shares and 14,891,640 warrants issued and outstanding.

New Ordinary Shares

Holders of ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Holders of ordinary shares do not have any conversion, preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to the ordinary shares.

Dividends

Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of the board of directors and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, the Company’s overall financial condition, available distributable reserves and any other factors deemed relevant by the board of directors.

Liquidation

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Differences in Company Law

Cayman Islands companies are governed by the Cayman Companies Act. The Cayman Companies Act is modelled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Cayman Companies Act applicable to the Company and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances, the Cayman Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of two thirds of the voting shares voted at a general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Registrar of Companies of the Cayman Islands is satisfied that the requirements of the Cayman Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies of the Cayman Islands will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Cayman Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands courts to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Cayman Islands courts. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;
●	the shareholders have been fairly represented at the meeting in question;
●	the arrangement is such as a businessman would reasonably approve; and
●	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Cayman Islands courts, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits

Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;
●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or
●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies

We are an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;
●	an exempted company’s register of members is not open to inspection;
●	an exempted company does not have to hold an annual general meeting;
●	an exempted company may issue shares with no par value;
●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	an exempted company may register as a limited duration company; and
●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. The Articles permit indemnification of officers and directors for any liability, action, proceeding, claim, demand, costs damages or expenses, including legal expenses, incurred in their capacities as such unless such liability (if any) arises from actual fraud, willful neglect or willful default which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in the Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Articles

Some provisions of the Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that authorizes our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Such shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue these preference shares, the price of our ordinary shares may fall and the voting and other rights of the holders of our ordinary shares may be materially adversely affected.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under the Articles for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

●	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;
●	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;
●	directors should not improperly fetter the exercise of future discretion;
●	duty to exercise powers fairly as between different sections of shareholders;
●	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and
●	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Articles provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Articles do not permit our shareholders to requisition either an annual general meeting or an extraordinary general meeting, or to put forth a proposal at a general meeting. As a Cayman Islands exempted company, we are not obliged by law to call annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, the Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Articles, directors may be removed only for cause by a special resolution (usually a majority of two thirds of the voting shares voted at a general meeting) of our shareholders. A director will also cease to be a director if he or she (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) the director absents himself or herself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of directors without special leave of absence from the directors, and the directors pass a resolution that he or she has by reason of such absence vacated office; or (v) all of the other directors (being not less than two in number) determine that he or she should be removed as a director for “Cause” (i.e., a conviction for a criminal offence involving dishonesty or engaging in conduct which brings a director or the Company into disrepute or which results in a material financial detriment to the Company) (and not otherwise), either by a resolution passed by all of the other directors at a meeting of the directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other directors.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute under its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Articles, if the Company is wound up, the liquidator of our company may distribute the assets with the sanction of an ordinary resolution of the shareholders and any other sanction required by law.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under the Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote on the matter, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, the Articles may only be amended by a special resolution of the shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by the Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, or other rights or restrictions.

Inspection of Books

Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of our shares have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records.

Directors

Appointment and removal

The Directors are divided into three classes designated as Class I, Class II and Class III, respectively. Directors were assigned to each class in accordance with a resolution or resolutions adopted by the board of Directors. At the 2022 annual general meeting of the Company, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three years. At the 2023 annual general meeting of the Company, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three years. At the 2024 annual general meeting of the Company, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three years. At each succeeding annual general meeting of the Company, Directors shall be elected for a full term of three years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

There is no cumulative voting with respect to the appointment of directors.

An ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company, is required to elect a director.

The office of a Director shall be vacated if all of the other Directors (being not less than two in number) determine that he should be removed as a Director for Cause (and not otherwise) (as such term is defined in our amended and restated memorandum and articles of association), either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

Warrants

Public Shareholders’ Warrants

Each whole warrant entitles the registered holder to purchase one ordinary share at a price of  $11.50 per share, subject to adjustment as discussed below, which will become exercisable on February 8, 2022 (one year after the closing of Centricus’ IPO). Pursuant to the Warrant Agreement, a warrantholder may exercise its warrants only for a whole number of ordinary shares. This means only a whole warrant may be exercised at a given time by a warrantholder. The warrants will expire on September 3, 2026 (five years after closing of the Business Combination), at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a ordinary share upon exercise of a warrant unless the ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We have agreed that as soon as practicable, but in no event later than twenty business days after the closing of the Business Combination, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those ordinary shares until the warrants expire or are redeemed, as specified in the Warrant Agreement; provided that if our ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the lesser of  (A) the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361 per whole warrant. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

No fractional ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of ordinary shares to be issued to the holder.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the ordinary shares issued and outstanding immediately after giving effect to such exercise.

Redemption of warrants for cash when the price per ordinary share equals or exceeds $18.00.  Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption to each warrantholder; and
●	if, and only if, the closing price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Shareholders’ Warrants — Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrantholders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants  — Public Shareholders’ Warrants  —  Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants for ordinary shares when the price per ordinary share equals or exceeds $10.00.  Once the warrants become exercisable, we may redeem the outstanding warrants:

●	in whole and not in part;
●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our ordinary shares (as defined below) except as otherwise described below;
●	if, and only if, the closing price of our ordinary shares equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants

— Public Shareholders’ Warrants — Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrantholders; and
●	if the closing price of the ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrantholders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Shareholders’ Warrants — Anti-Dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of ordinary shares that a warrantholder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our ordinary shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrantholders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-Dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—

Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

	Fair Market Value of the Ordinary Shares
Redemption Date (period to expiration of warrants)	≤ $10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥ 18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of ordinary shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 ordinary shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 ordinary shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 ordinary shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any ordinary shares.

This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the ordinary shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the ordinary shares are trading at or above $10.00 per public share, which may be at a time when the trading price of our ordinary shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants for cash when the price per ordinary share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrantholders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrantholders.

As stated above, we can redeem the warrants when the ordinary shares are trading at a price starting at $10.00, which is below the exercise price of  $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrantholders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the ordinary shares are trading at a price below the exercise price of the warrants, this could result in the warrantholders receiving fewer ordinary shares than they would have received if they had chosen to wait to exercise their warrants for ordinary shares if and when such ordinary shares were trading at a price higher than the exercise price of  $11.50.

Anti-Dilution Adjustments.  If the number of outstanding ordinary shares is increased by a capitalization or share dividend payable in ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase ordinary shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of ordinary shares equal to the product of  (i) the number of ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ordinary shares) and (ii) one minus the quotient of  (x) the price per ordinary share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for ordinary shares, in determining the price payable for ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of ordinary shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the ordinary shares on account of such ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.

If the number of outstanding ordinary shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding ordinary shares.

Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding ordinary shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the company’s amended and restated memorandum and articles of association or as a result of the redemption of ordinary shares by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding ordinary shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrantholder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the ordinary shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. If less than 70% of the consideration receivable by the holders of ordinary shares in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants have been issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the warrants and the Warrant Agreement set forth in this prospectus, or defective provision, (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrantholders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of ordinary shares to be issued to the warrantholder.

Private Placement Warrants

Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants. The private placement warrants (including the ordinary shares issuable upon exercise of the private placement warrants) will not be redeemable by us (except as described under “—Warrants  —  Public Shareholders’ Warrants  —  Redemption of warrants when the price per ordinary share equals or exceeds $10.00”) so long as they are held by the Sponsor or its permitted transferees (except as otherwise set forth herein). The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants.

Except as described above under “— Public Shareholders’ Warrants  —  Redemption of warrants when the price per ordinary share equals or exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the warrants by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average reported closing price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike Centricus public shareholders who could exercise their warrants and sell the ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Enforceability of Civil Liability under Cayman Islands Law

The Company has been advised by Maples and Calder (Cayman) LLP, its Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize, or enforce against the Company, judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against the Company predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands court. The Cayman Islands court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Anti-Money Laundering — Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law (2020 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Law (2018 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPL”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

●	where this is necessary for the performance of our rights and obligations under any purchase agreements;
●	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or
●	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of the Company as of October 1, 2021 by:

●	each beneficial owner of more than 5% of the outstanding the Company’s Ordinary Shares;
●	each executive officer or a director of the Company; and
●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Each Company ordinary share will entitle the holder to one vote.

Beneficial ownership percentages are based on 120,073,430 Ordinary Shares issued and outstanding, which includes 110,073,430 Ordinary Shares issued and outstanding as of October 1, 2021, and 10,000,000 Earnout Shares issuable when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021. The expected beneficial ownership percentages set forth below do not take into account warrants that are outstanding and may be exercised thereafter (commencing upon 12 months from the closing of Centricus’ initial public offering (i.e., February 8, 2022)).

		Approximate Percentage
	Number of Ordinary	of Outstanding Ordinary
	Shares	Shares
Five Percent Holders:
D2BW Limited(1)	30,304,808	25.2%
David Williams(2)	45,139,805	37.6%
David Bestwick(2)	38,387,742	32.0%
Notion Capital III GP LLP(3)	16,192,494	13.5%
The Evolution Technology Fund II, SCSp.(4)	9,931,461	8.3%
Centricus Heritage LLC(5)	8,585,000	7.1%
Heritage Assets SCSP(8)	12,634,096	10.5%
Directors and Executive Officers(6)
David Williams(2)	45,139,805	37.6%
David Bestwick(2)	38,387,742	32.0%
Nick Pointon	⸺	⸺
Carlo Calabria(7)	2,443,837	*
Stephen Chandler	⸺	⸺
Manfredi Lefebvre d’Ovidio(8)	12,634,096	10.5%
Lt General VeraLinn Jamieson	⸺	⸺
Garth Ritchie(9)	148,105	*
General Stephen Wilson	⸺	⸺
Air Vice-Marshal Peter Rochelle	⸺	⸺
Paul Feenan	⸺	⸺
Dr. Daniel Shiu	⸺	⸺
Patrick Willcocks	⸺	⸺
All directors and executive officers of the Company as a group	67,565,835	56.3%
(1)

The business address for D2BW Limited is 1st Floor, 3 More London Riverside, London SE1 2RE, United Kingdom. David Williams and David Bestwick are the beneficial owners of D2BW Limited, and have shared investment and voting power over the shares held by D2BW Limited. Includes 3,111,694 Earnout Shares issuable when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021.

(2)

The business address for each of David Williams and David Bestwick is 1st Floor, 3 More London Riverside, London SE1 2RE, United Kingdom. Includes 30,304,808 shares held by D2BW Limited, of which David Williams and David Bestwick are the beneficial owners and have shared investment and voting power over the shares held by D2BW Limited. Includes 1,523,256

Earnout Shares issuable to Mr. Williams and 829,955 Earnout Shares issuable to Mr. Bestwick when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021.

(3)

The business address for Notion Capital III GP LLP is 91 Wimpole Street, London W1G 0EF, United Kingdom. Includes 15,948,285 shares held by Notion Capital III GP LLP and 244,209 shares held by MNL Nominees Limited over which Notion Capital Managers LLP has sole investment and voting power. Includes 1,637,569 and 25,075 Earnout Shares issuable to Notion Capital III GP LLP and MNL Nominees Limited, respectively, when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021. The investment decisions of Notion Capital Managers LLP are made by the majority vote of an investment committee comprised of five members, including Stephen Chandler. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of at least a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no individual member of the investment committee of Notion Capital Managers LLP exercises voting or dispositive control over any of the securities over which it holds sole investment and voting power. Accordingly, Mr. Chandler is not deemed to have or share beneficial ownership of such shares.

(4)

The business address for The Evolution Technology Fund II, SCSp. is 15 Boulevard F.W. Raiffeisen, L-2411 Luxembourg. Evolution Equity Partners II Sarl is the general partner of The Evolution Technology Fund II, SCSp. and has sole investment and voting power over the shares held by The Evolution Technology Fund II, SCSp. Includes 1,019,761 Earnout Shares issuable when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021.

(5)

The business address for Centricus Heritage LLC is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Heritage Assets SCSP, Centricus Partners LP and Mr. Calabria are deemed to have beneficial ownership of 3,609,000, 3,317,000, and 1,659,000 shares, respectively, which are expected to be distributed by Centricus Heritage LLC to those parties within the next 60 days.

(6)	The business address for each of the directors and executive officers of the Company is 1st Floor, 3 More London Riverside, London SE1 2RE, United Kingdom.
(7)

Includes 1,659,000 shares expected to be distributed by Centricus Heritage LLC to Mr. Calabria, and 784,837 shares that are expected to be sold and assigned by Heritage Assets SCSP to Mr. Calabria, in each case within the next 60 days.

(8)

The business address for Heritage Assets SCSP is c/o Heritage Services SAM Attn: Cristina Levis, 7 Rue Du Gabian, 98000, Monaco. Includes 9,025,096 shares currently held by Heritage Assets SCSP, and 3,609,000 shares expected to be distributed to Heritage Assets SCSP by Centricus Heritage LLC within the next 60 days, over which Mr. Lefebvre d’Ovidio has sole investment and voting power. Mr. Ritchie, Mr. Calabria and Cristina Levis are deemed to have beneficial ownership of 98,105, 784,837 and 98,105 shares, respectively, currently held by Heritage Assets SCSP and that are expected to be sold and assigned by Heritage Assets SCSP to those parties within the next 60 days.

(9)

Beneficial ownership includes 50,000 shares Mr. Ritchie acquired as a PIPE Investor, and 98,105 shares that are expected to be sold and assigned by Heritage Assets SCSP to Mr. Ritchie within the next 60 days.

SELLING SECURITYHOLDERS

On September 3, 2021, we consummated the Business Combination.

The Selling Securityholders may offer and sell, from time to time, any or all of the Ordinary Shares or Warrants being offered for resale by this prospectus.

The term “Selling Securityholders” includes the securityholders listed in the table below and their permitted transferees.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of our Ordinary Shares and Warrants of each Selling Securityholder, the number of Ordinary Shares and Warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering. Beneficial ownership percentages are based on 120,073,430 Ordinary Shares issued and outstanding, which includes 110,073,430 Ordinary Shares issued and outstanding as of October 1, 2021, and 10,000,000 Earnout Shares issuable when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

	Ordinary Shares					Warrants
			Number					Number
	Beneficially Owned		Registered	Beneficially Owned		Beneficially Owned		Registered	Beneficially Owned
	Prior to Offering		for Sale	After Offering		Prior to Offering		for Sale	After Offering
Name	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
Adam Hall(1)(26)	502,386	*	502,386	—	—	—	—	—	—	—
Anatino Properties Limited(2)	150,000	*	150,000	—	—	—	—	—	—	—
Andrew Yeomans(3)(26)	251,192	*	251,192	—	—	—	—	—	—	—
Adam M. Aron(4)	20,000	*	20,000	—	—	—	—	—	—	—
Centricus Heritage LLC(5)	8,585,000	7.1%	8,585,000	—	—	6,266,667	42.1%	6,266,667	—	—
Cristina Levis(6)	148,105	*	50,000	—	—	—	—	—	—	—
D2BW Limited(7)	30,304,808	25.2%	30,304,808	—	—	—	—	—	—	—
David Bestwick(8)	38,387,742	32.0%	8,082,934	—	—	—	—	—	—	—
David Williams(8)	45,139,805	37.6%	14,834,997	—	—	—	—	—	—	—
Garth Ritchie(9)	148,105	*	50,000	—	—	—	—	—	—	—
Geoffrey Taylor(10)	1,366,489	1.1%	1,366,489	—	—	—	—	—	—	—
Giulia Nobili(11)	150,000	*	150,000	—	—	—	—	—	—	—
Heritage Assets SCSP(12)	12,634,096	10.5%	9,025,096	—	—	—	—	—	—	—
Jack Blockley(13)	2,135,140	1.8%	2,135,140	—	—	—	—	—	—	—
Lee Boland(14)(26)	753,578	*	753,578	—	—	—	—	—	—	—
MNL Nominees Limited(15)	244,209	*	244,209	—	—	—	—	—	—	—
Nicholas Taylor(16)	20,000	*	20,000	—	—	—	—	—	—	—
NNS Investments (Cyprus) Limited(17)	500,000	*	500,000	—	—	—	—	—	—	—
Notion Capital III GP LLP(15)	15,948,285	13.3%	15,948,285	—	—	—	—	—	—	—
SB Northstar LP(18)	500,000	*	500,000	—	—	—	—	—	—	—
Seraphim Space (General Partner) LLP on behalf of Seraphim Space LP(19)	2,698,741	2.2%	2,698,741	—	—	—	—	—	—	—
Seraphim Space Investment Trust plc(20)	2,698,740	2.2%	2,698,740	—	—	—	—	—	—	—
Sumitomo Corporation(21)	200,000	*	200,000	—	—	—	—	—	—	—
The Evolution Technology Fund II SCSp(22)	9,931,461	8.3%	9,931,461	—	—	—	—	—	—	—
Trevor Barker(23)	4,270,279	3.6%	4,270,279	—	—	—	—	—	—	—
UK FF Nominees Limited(24)	4,151,665	3.5%	4,151,665	—	—	—	—	—	—	—
Virgin Orbit, LLC(25)	500,000	*	500,000	—	—	—	—	—	—	—
*	Less than 1.0%.
(1)	The business address of Adam Hall is 1st Floor, 3 More London Riverside, London, SE1 2RE, UK. Includes 51,585 Earnout Shares issuable when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021.

(2)	The address of Anatino Properties Limited is c/o Groom Hill, 24 Boulevard Princesse Charlotte, MC98000, Monaco. Simon Groom and James Hill are the directors of Anatino Properties Limited and have shared investment and voting power over the shares held by Anatino Properties Limited.
(3)	The business address of Andrew Yeomans is 1st Floor, 3 More London Riverside, London, SE1 2RE, UK. Includes 25,792 Earnout Shares issuable when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021.
(4)	The business address of Adam M. Aron is c/o AMC Entertainment, 11500 Ash Street, Leawood, KS 66211, USA.
(5)	The business address of Centricus Heritage LLC is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Heritage Assets SCSP, Centricus Partners LP and Mr. Calabria are deemed to have beneficial ownership of 3,609,000, 3,317,000, and 1,659,000 shares, respectively, which are expected to be distributed by Centricus Heritage LLC to those parties within the next 60 days.
(6)	The business address of Cristina Levis is c/o Heritage Services SAM, 7 Rue Du Gabian, 98000, Monaco. Beneficial ownership includes 50,000 shares Ms. Levis acquired as a PIPE Investor, and 98,105 shares that are expected to be sold and assigned by Heritage Assets SCSP to Ms. Levis within the next 60 days.
(7)	The address of D2BW Limited is 1st Floor, 3 More London Riverside, London, SE1 2RE, UK. David Williams and David Bestwick are the beneficial owners of D2BW Limited, and have shared investment and voting power over the shares held by D2BW Limited. Includes 3,111,694 Earnout Shares issuable when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021.
(8)	The business address for each of David Williams and David Bestwick is 1st Floor, 3 More London Riverside, London SE1 2RE, United Kingdom. Includes 30,304,808 shares held by D2BW Limited, of which David Williams and David Bestwick are the beneficial owners and have shared investment and voting power over the shares held by D2BW Limited. Includes 1,523,256 and 829,955 Earnout Shares for David Williams and David Bestwick, respectively, issuable when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021.
(9)	The address of Garth Ritchie is 48 Addison Road, London, W14 8JH, UK. Beneficial ownership includes 50,000 shares Mr. Ritchie acquired as a PIPE Investor, and 98,105 shares that are expected to be sold and assigned by Heritage Assets SCSP to Mr. Ritchie within the next 60 days.
(10)	The business address of Geoffrey Taylor is 1st Floor, 3 More London Riverside, London, SE1 2RE, UK. Includes 140,311 Earnout Shares issuable when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021.
(11)	The address of Giulia Nobili is L’Estoril, 31 Avenue Princesse Grace, 98000, Monaco.
(12)	The business address of Heritage Assets SCSP is c/o Heritage Services SAM, Attn: Cristina Levis, 7 Rue Du Gabian, 98000, Monaco. Includes 9,025,096 shares currently held by Heritage Assets SCSP, and 3,609,000 shares expected to be distributed to Heritage Assets SCSP by Centricus Heritage LLC within the next 60 days, over which Mr. Lefebvre d’Ovidio has sole investment and voting power. Mr. Ritchie, Mr. Calabria and Cristina Levis are deemed to have beneficial ownership of 98,105, 784,837 and 98,105 shares, respectively, currently held by Heritage Assets SCSP and that are expected to be sold and assigned by Heritage Assets SCSP to those parties within the next 60 days.
(13)	The business address of Jack Blockley is 1st Floor, 3 More London Riverside, London, SE1 2RE, UK. Includes 219,236 Earnout Shares issuable when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021.
(14)	The business address of Lee Boland is 1st Floor, 3 More London Riverside, London SE1 2RE, United Kingdom. Includes 77,377 Earnout Shares issuable when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021.
(15)	The address of Notion Capital III GP LLP, 91 Wimpole Street, London, W1G 0EF, UK. The address of MNL Nominees Limited is 44 Southampton Buildings, London, WC2A 1AP, UK. Notion Capital Managers LLP has sole investment and voting power over the shares held by Notion Capital III GP LLP and MNL Nominees Limited. The investment decisions of Notion Capital Managers LLP are made by the majority vote of an investment committee comprised of five members. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of at least a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no individual member of the investment committee of Notion Capital Managers LLP exercises voting or dispositive control over any of the securities over which it holds sole investment and voting power. Includes 1,637,569 and 25,075 Earnout Shares issuable to Notion Capital III GP LLP and MNL Nominees Limited, respectively, when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021.
(16)	The business address of Nicholas Taylor is 3 The Forum, Stratus 2, Grenville Street, St Helier, Jersey, Channel Islands, JE2 4UF.
(17)	The address of NNS Investments (Cyprus) Limited is 18, Evagora Papachristoforou Street, Petoussis Building, Ground Floor, Office 01, 3030, Limassol, Cyprus. The investment decisions of NNS Investments (Cyprus) Limited are made by the majority vote of a committee comprised of five members. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of at least a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no individual member of the investment committee of NNS Investments (Cyprus) Limited exercises voting or dispositive control over any of the securities over which it holds sole investment and voting power.
(18)	The business address of SB Northstar LP is 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. SB Management Limited is the investment manager of SB Northstar LP and as such may be deemed to have voting and investment power over the securities held by SB Northstar LP. SB Management Limited is owned by Softbank Group Corp.
(19)	The address of Seraphim Space (General Partner) LLP on behalf of Seraphim Space LP is 167 City Road, London, EC1V 1AW. Seraphim Space (Manager) LLP is the fund manager of Seraphim Space (General Partner) LLP and its investment decisions are made by a unanimous vote of a committee comprised of three members. Therefore, no individual has sole or shared investment and voting power over the shares held by Seraphim Space (General Partner) LLP on behalf of Seraphim Space LP. Includes 277,107 Earnout Shares issuable when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021.
(20)	The address of Seraphim Space Investment Trust plc is 167 City Road, London, EC1V 1AW, UK. Seraphim Space (Manager) LLP is the fund manager of Seraphim Space (General Partner) LLP and its investment decisions are made by a unanimous vote of a committee comprised of three members. Therefore, no individual has sole or shared investment and voting power over the shares held by Seraphim Space Investment Trust plc. Includes 277,106 Earnout Shares issuable when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021.
(21)	The address of Sumitomo Corporation is Attn: Shingo Nakashima, Aerospace Dept., 3-2, Otemachi 2-chome, Chiyoda-ku, 100-8601, Tokyo, Japan. Sumitomo Corporation has over 200,000 shareholders, none of which holds more than 10% of its shares, and its voting and investment decisions are exercised by its board of directors. Therefore, no individual has sole investment and voting power over the shares held by Sumitomo Corporation.
(22)	The address of The Evolution Technology Fund II, SCSp is 15, Boulevard Friedrich Wilhelm Raiffeisen, L 2411. Luxembourg. Evolution Equity Partners II Sarl is the general partner of The Evolution Technology Fund II, SCSp. and has sole investment and voting power over the shares held by The Evolution Technology Fund II, SCSp. Includes 1,019,761 Earnout Shares issuable when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021.
(23)	The business address of Trevor Barker is 1st Floor, 3 More London Riverside, London, SE1 2RE, UK. Includes 438,472 Earnout Shares issuable when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021.
(24)	The address of UK FF Nominees Limited is 5 Churchill Place, 10th Floor, London, E14 5HU, UK. The Secretary of State for Business, Energy and Industrial Strategy has sole investment and voting power over the shares held by UK FF Nominees Limited. Includes 345,704 Earnout Shares issuable when the Earnout Condition is met, which is expected to occur within 60 days of October 1, 2021.
(25)	The address of Virgin Orbit, LLC is Attn: General Counsel, 4022 E. Conant St., Long Beach, California, 90808, USA. The board of directors of VO Holdings Inc., the parent of Virgin Orbit, LLC, exercises investment and voting power over the shares held by Virgin Orbit, LLC.
(26)	Selling Securityholder is a current or former employee or consultant of the Company’s primary operating subsidiary, Arqit Limited.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of related party transactions we have entered into with any of the members of the board of directors, our senior management and the holders of more than 5% of our ordinary shares.

PIPE Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, Centricus and Arqit entered into the Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Arqit agreed to issue and sell to such PIPE Investors, an aggregate of 7,100,000 ordinary shares at $10.00 per share for gross proceeds of $71,000,000 immediately following the consummation of the Business Combination. The PIPE Investors include Garth Ritchie, a current director of Centricus and who became a director of Arqit upon completion of the Business Combination, and Cristina Levis, an executive officer of Centricus, each of whom invested $500,000 in the PIPE Financing. The PIPE Investors also include Heritage Assets SCSP, which invested $50,000,000 in the PIPE Financing. Mr. Lefebvre d’Ovidio has sole investment and voting power over the shares held by Heritage Assets SCSP and is a director of Centricus and became a director of Arqit upon completion of the Business Combination. Arqit has granted the PIPE Investors certain registration rights in connection with the PIPE Financing.

Registration Rights Agreement

On September 3, 2021, Arqit, the Centricus Initial Shareholders, the shareholders of Arqit Limited prior to the Share Acquisition Closing and Heritage Assets SCSP entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, among other things, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders (as defined therein) may demand at any time or from time to time, that Arqit file a registration statement with the SEC to register the securities of Arqit held by such Holders. The Registration Rights Agreement also (i) provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions, and (ii) terminated the registration and shareholder rights agreement, dated as of February 3, 2021, among Centricus, the Sponsor and the other “Holders” named therein.

Centricus Founder Shares

On December 18, 2020, Centricus issued 7,187,500 Centricus founder shares. The Sponsor paid for certain offering costs of $25,000 on behalf of Centricus in exchange for issuance of the Centricus founder shares. On February 3, 2021, Centricus effected a share capitalization resulting in the Sponsor holding an aggregate of 8,625,000 Centricus founder shares. In February 2021, the Sponsor transferred 20,000 Centricus founder shares to Centricus’ independent director Nicholas Taylor. In May 2021, the Sponsor transferred 20,000 Centricus founder shares to Centricus’ independent director Adam M. Aron.

Upon closing of the Business Combination, the Centricus Initial Shareholders agreed not to transfer any ordinary shares received pursuant to the Business Combination Agreement during the period commencing from the Share Acquisition Closing until the earlier to occur of (i) the date on which the closing price of the ordinary shares during such period exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any twenty (20) trading days during a thirty (30) consecutive trading day period and (ii) eighteen (18) months after the Share Acquisition Closing.

TAX CONSIDERATIONS

Certain Material U.S. Federal Income Tax Considerations

General

The following discussion summarizes certain United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of the Company’s ordinary shares and warrants (collectively referred to herein as the “Company’s securities”) by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). This discussion is limited to certain United States federal income tax considerations to beneficial owners of the Company’s securities that will hold the such securities as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion assumes that any distributions made (or deemed made) by the Company on the Company’s securities and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of the Company’s securities will be in U.S. dollars.

This discussion does not address the United States federal income tax consequences to the founders, sponsors, officers or directors of the Company, Centricus or the Sponsor. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to the acquisition, ownership and disposition of the Company’s securities by a prospective investor in light of its particular circumstances, including but not limited to, the alternative minimum tax, the Medicare tax on net investment income and the different consequences that may apply to investors that are subject to special rules under U.S. federal income tax laws, including but not limited to:

●	banks, financial institutions or financial services entities;
●	broker-dealers;
●	taxpayers that are subject to the mark-to-market tax accounting rules;
●	tax-exempt entities;
●	governments or agencies or instrumentalities thereof;
●	insurance companies;
●	regulated investment companies;
●	real estate investment trusts;
●	expatriates or former long-term residents of the United States;
●	persons that actually or constructively own five percent or more (by vote or value) of the Company’s shares;
●	persons that acquired the Company’s securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
●	persons that hold the Company’s securities as part of a straddle, constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;
●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
●	controlled foreign corporations;
●	passive foreign investment companies; and
●	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships.

If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of the Company’s securities, the United States federal income tax treatment of a partner, member or other beneficial owner in such partnership or other pass-through entity generally will depend on the status of the partner, member or other beneficial owner and the activities of the partnership or other pass-through entity. Partnerships and other pass-through entities holding the Company’s securities, as well as partners, members or other beneficial owners of such partnerships or other pass-through entities, are urged to consult their own tax advisors regarding the tax consequences of the acquisition, ownership and disposition of the Company’s securities.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, which may result in United States federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of United States federal non-income tax laws, such as gift or estate tax laws, or state, local or non-United States tax laws.

The Company has not sought, and does not expect to seek, a ruling from the United States Internal Revenue Service (“IRS”) as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE COMPANY’S ORDINARY SHARES AND WARRANTS. EACH PROSPECTIVE INVESTOR IN THE ORDINARY SHARES OR WARRANTS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES OR WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-UNITED STATES TAX LAWS.

U.S. Holders

This section applies to “U.S. Holders.” A U.S. Holder is a beneficial owner of ordinary shares or warrnats who or that is, for United States federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to United States federal income tax regardless of its source; or
●	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends in the year actually or constructively received by the U.S. Holder the amount of any distribution of cash or other property (other than certain distributions of the Company’s shares or rights to acquire the Company’s shares) paid on the Company’s ordinary shares to the extent the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under United States federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares (the treatment of which is described under “—Gain or Loss on Sale or Other Taxable Disposition of Ordinary Shares and Warrants” below).

Dividends paid by the Company will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, dividends generally will be taxed as “qualified dividend income” at the lower applicable long-term capital gains rate (see “—Gain or Loss on Sale or Other Taxable Disposition of Ordinary Shares and Warrants” below) only if the ordinary shares are readily tradable on an established securities market in the United States, certain holding period and at-risk requirements are met, the Company is not a PFIC at the time the dividend was paid or in the previous year, and certain other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to the ordinary shares.

Gain or Loss on Sale or Other Taxable Disposition of Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of the ordinary shares or warrants (including a redemption of warrants that is treated as a taxable disposition). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares or warrants exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder may be taxed at reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

The amount of gain or loss recognized by a U.S. Holder on a sale or other taxable disposition of the ordinary shares or warrants generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition of the ordinary shares or warrants and (ii) the U.S. Holder’s adjusted tax basis in its ordinary shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its ordinary shares or warrants generally will equal the U.S. Holder’s acquisition cost reduced, in the case of an ordinary share, by any prior distributions treated as a return of capital. See “Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s tax basis in the ordinary share acquired pursuant to the exercise of a warrant.

Exercise, Lapse or Redemption of a Warrant

A U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of a warrant for cash. A U.S. Holder’s tax basis in an ordinary share received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the ordinary share received will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for United States federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the ordinary shares received generally should equal the U.S. Holder’s tax basis in the warrants exercised therefor. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary shares received would be treated as commencing on the date of exercise of the warrants or the day following the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. Holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares received would include the holding period of the warrants.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered warrants with an aggregate fair market value equal to the aggregate exercise price for the total number of warrants to be exercised. In such case, subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the warrants deemed surrendered in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s tax basis in the warrants deemed exercised and the aggregate exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the warrants or the day following the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. Holder held the warrants.

Due to the absence of authority on the United States federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the ordinary shares received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if the Company redeems warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Warrants— Public Shareholders’ Warrants” or if the

Company purchases warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—Gain or Loss on Sale or Other Taxable Disposition of Ordinary Shares and Warrants.”

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities—Warrants—Public Shareholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases such U.S. Holders’ proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the warrants), which adjustment may be made as a result of a distribution of cash or other property to the holders of the ordinary shares. Such constructive distribution to a U.S. Holder of warrants would be treated as if such U.S. Holder had received a cash distribution from the Company generally equal to the fair market value of such increased interest (taxed as described above under “—Taxation of Distributions”).

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income. For purposes of the PFIC asset test, the aggregate fair market value of the assets of a publicly traded non-U.S. corporation generally is treated as being equal to the sum of the aggregate value of the outstanding stock and the total amount of the liabilities of such corporation (the “Market Capitalization”) and the excess of the fair market value of such corporation’s assets as so determined over the book value of such assets is generally treated as goodwill that is a non-passive asset to the extent attributable to such corporation’s non-passive income.

Because the revenue production of the Company and its subsidiaries is uncertain and the PFIC status of the Company is based on its income, assets, activities and Market Capitalization for the entire taxable year, it is not possible to determine the Company’s PFIC status until after the close of the current taxable year. Accordingly, there can be no assurance that the Company will not meet the PFIC income or asset test for the current taxable year or any future taxable year. In addition, the Company’s U.S. counsel expresses no opinion with respect to its PFIC status for the current taxable year or future taxable years.

Although the Company’s PFIC status is determined annually, an initial determination that the Company is a PFIC generally will apply for subsequent years to a U.S. Holder who held ordinary shares or warrants while the Company is a PFIC, whether or not the Company meets the test for PFIC status in those subsequent years. If the Company is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of the ordinary shares or warrants and, in the case of the ordinary shares, the U.S. Holder did not timely make either a mark-to-market election or a qualified electing fund (“QEF”) election for the Company’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, as described below, such U.S. Holder generally will be subject to special rules (such special rules, the “Default PFIC Regime”) with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants (which may include gain realized by reason of transfers of ordinary shares or warrants that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, the portion of such U.S. Holder’s holding period for the ordinary shares that preceded the taxable year of the distribution).

Under the Default PFIC Regime:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the Company’s first taxable year in which the Company is a PFIC, will be taxed as ordinary income;
●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and
●	an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if the Company is determined to be a PFIC, a U.S. Holder may be able to avoid the PFIC tax consequences described above in respect to the ordinary shares by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of the Company’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which the Company’s taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

If a U.S. Holder makes a QEF election with respect to its ordinary shares in a year after the Company’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, then notwithstanding such QEF election, the Default PFIC Regime discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s ordinary shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such ordinary shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the ordinary shares.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, a U.S. Holder may not make a QEF election with respect to its warrants to acquire ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and the Company were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to their ordinary shares), the QEF election will apply to the newly acquired ordinary shares. Notwithstanding such QEF election, the rules relating to “excess distributions” discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which, while not entirely clear, generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from the Company. There is no assurance, however, that the Company will have timely knowledge of its status as a PFIC in the future or that the Company will timely provide the required information for such years. The failure of the Company to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

If a U.S. Holder has made a QEF election with respect to its ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for the Company’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of the ordinary shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if the Company is a PFIC for any taxable year, a U.S. Holder of ordinary shares that has made a QEF election will be currently taxed on its pro rata share of the Company’s earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if the Company is not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to the ordinary shares for such a taxable year.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares and for which the Company is determined to be a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described above with respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income in each taxable year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over its adjusted basis in its ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to the ordinary shares under their particular circumstances.

The Company is a holding company which conducts its business activities through a non-U.S. subsidiary. If the Company is a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge under the Default PFIC Regime described above if the Company receives a distribution from, or dispose of all or part of the Company’s interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of the ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to the ordinary shares and warrants under their particular circumstances.

Tax Reporting

Certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include the Company’s securities if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of United States federal income taxes may be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in the Company’s securities.

Non-U.S. Holders

This section applies to “Non-U.S. Holders.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of the ordinary shares or warrants that is for United States federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);
●	a foreign corporation; or
●	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of the ordinary shares or warrants. Any such individual investor should consult its own tax advisor regarding the United States federal income tax consequences of the acquisition, ownership and disposition of the Company’s securities.

Dividends (including, as described under “—U.S. Holders—Possible Constructive Distributions” above, constructive distributions treated as dividends) paid or deemed paid to a Non-U.S. Holder in respect of the Company’s securities generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other disposition of the ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States).

Dividends (including, as described under “—U.S. Holders—Possible Constructive Distributions” above, constructive distributions treated as dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

The United States federal income tax treatment of a Non-U.S. Holder’s receipt of any ordinary share upon the exercise, or the lapse, of a warrant held by a Non-U.S. Holder generally will correspond to the United States federal income tax treatment of the receipt of a Class A ordinary share on exercise, or lapse, of a warrant by a U.S. Holder, as described under “—U.S. Holders—Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of ordinary shares and warrants.

The characterization for United States federal income tax purposes of the redemption of the Non-U.S. Holder’s warrants generally will correspond to the United States federal income tax treatment of such a redemption of a U.S. Holder’s warrants, as described under “—U.S. Holders—Exercise, Lapse or Redemption of a Warrant” above, and the consequences of the redemption to the Non-U.S. Holder will be as described in the paragraphs above under the heading “—Non-U.S. Holders” based on such characterization.

Information Reporting and Backup Withholding

Dividend payments with respect to the ordinary shares and proceeds from the sale, exchange or redemption of, the ordinary shares or warrants may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances and does not consider tax consequences other than those arising under Cayman Islands law.

Under existing Cayman Islands Laws, payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Law

Undertaking as to Tax Concessions

In accordance with the Tax Concessions Law, the following undertaking is hereby given to Arqit Quantum Inc. (the “Company”):

1.	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the company or its operations; and
2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:
2.1	on or in respect of the shares, debentures or other obligations of the company; or
2.2	by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Law.

These concessions shall be for a period of twenty years from the 28th day of April 2021.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling warrants, ordinary shares or interests in ordinary shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their warrants, ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the warrants or shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of warrants, shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the warrants or ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the warrants or ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our warrants, ordinary shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or ordinary shares in the course of hedging the positions they assume. The Selling Securityholders may also sell warrants or our ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the warrants or ordinary shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of warrants or shares offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of warrants or ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

To the extent required, the warrants or our ordinary shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the warrants or ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the warrants or ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of warrants or shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the warrants or shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares by the Selling Securityholders. With the exception of the SEC registration fee, all amounts are estimates.

U.S. Dollar
SEC Registration Fee	$249,208.04
Legal Fees and Expenses	112,000
Accounting Fees and Expenses	25,000
Printing Expenses	50,000
Miscellaneous Expenses	10,000
Total	$446,208.04

LEGAL MATTERS

The validity of the Ordinary Shares offered by this prospectus has been passed upon by Maples and Calder (Cayman) LLP. The validity of the Warrants offered by this prospectus has been passed upon by White & Case LLP.

EXPERTS

Centricus’ consolidated financial statements as of December 31, 2020 and for the period from November 24, 2020 (inception) to December 31, 2020 have been included herein and in this registration statement on Form F-1 in reliance upon the report of Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

On September 30, 2021, the board informed Marcum LLP, Centricus' independent registered public accounting firm prior to the closing of the Business Combination, that it would be dismissed as Centricus’ independent registered public accounting firm, effective from the completion of the Business Combination on September 3, 2021. The board approved the engagement of PKF Littlejohn LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending September 30, 2021. PKF Littlejohn LLP served as the independent registered public accounting firm of Arqit Limited prior to the Business Combination.

During the period from November 24, 2020 (inception) through December 31, 2020, and the subsequent period through September 3, 2021, there were no “disagreements” with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in its report of Centricus’ financial statements for such periods.

The financial statements of Arqit Limited as of September 30, 2020 and 2019 and for the year ended September 30, 2020 and the nine months ended September 30, 2019 have been included herein and in this registration statement on Form F-1 in reliance upon the report of PKF Littlejohn LLP, an independent registered public accounting firm appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the Ordinary Shares and Warrants offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Ordinary Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We will send our transfer agent a copy of all notices of shareholders’ meetings and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

We have been advised by our Cayman Islands legal counsel, Maples and Calder (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of Centricus Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Centricus Acquisition Corp. (the “Company”) as of December 31, 2020, the related statements of operations, changes in shareholder’s equity and cash flows for the period from November 24, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from November 24, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY

March 31, 2021

CENTRICUS ACQUISITION CORP.

BALANCE SHEET

DECEMBER 31, 2020

ASSETS
Deferred offering costs	$216,584
TOTAL ASSETS	$216,584
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Accrued offering costs	$121,593
Promissory note — related party	74,991
Total Current Liabilities	196,584
Commitments and Contingencies
Shareholder’s Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; no shares issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding (1)	863
Additional paid-in capital	24,137
Accumulated deficit	(5,000)
Total Shareholder’s Equity	20,000
TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$216,584
(1)	Included an aggregate of up to 1,125,000 Class B ordinary shares that were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised (see Note 5). On February 3, 2021, the Company effected a share capitalization resulting in 8,625,000 Class B ordinary shares outstanding (see Note 5). All share and per-share amounts have been retroactively restated to reflect the share capitalization.

The accompanying notes are an integral part of the financial statements.

CENTRICUS ACQUISITION CORP.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM NOVEMBER 24, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Formation and operating costs	$5,000
Net Loss	$(5,000)
Weighted average shares outstanding, basic and diluted (1)	7,500,000
Basic and diluted net loss per ordinary share	$(0.00)
(1)	Excluded an aggregate of up to 1,125,000 Class B ordinary shares that were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised (see Note 5). On February 3, 2021, the Company effected a share capitalization resulting in 8,625,000 Class B ordinary shares outstanding (see Note 5). All share and per-share amounts have been retroactively restated to reflect the share capitalization.

The accompanying notes are an integral part of the financial statements.

CENTRICUS ACQUISITION CORP.

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

FOR THE PERIOD FROM NOVEMBER 24, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Class B		Additional		Total
	Ordinary Shares		Paid-in	Accumulated	Shareholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance — November 24, 2020 (inception)	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor (1)	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	(5,000)	(5,000)
Balance — December 31, 2020	8,625,000	$863	$24,137	$(5,000)	$20,000
(1)	Included an aggregate of up to 1,125,000 Class B ordinary shares that were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised (see Note 5). On February 3, 2021, the Company effected a share capitalization resulting in 8,625,000 Class B ordinary shares outstanding (see Note 5). All share and per-share amounts have been retroactively restated to reflect the share capitalization.

The accompanying notes are an integral part of the financial statements.

CENTRICUS ACQUISITION CORP.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM NOVEMBER 24, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Cash Flows from Operating Activities:
Net loss	$(5,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Payment of formation costs through issuance of Class B ordinary shares	5,000
Net cash used in operating activities	—
Cash Flows from Financing Activities:
Proceeds from promissory note — related party	74,991
Payment of offering costs	(74,991)
Net cash provided by financing activities	—
Net Change in Cash	—
Cash – Beginning	—
Cash – Ending	$—
Non-cash investing and financing activities:
Offering costs included in accrued offering costs	$121,593
Deferred offering costs paid by Sponsor in exchange for the issuance of Class B ordinary shares	$20,000

The accompanying notes are an integral part of the financial statements.

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Centricus Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on November 24, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

The Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from November 24, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering became effective on February 3, 2021. On February 8, 2021, the Company consummated the Initial Public Offering of 34,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), which includes the full exercise by the underwriter of its over-allotment option in the amount of 4,500,000 Units, at $10.00 per Unit, generating gross proceeds of $345,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 6,266,667 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Centricus Heritage LLC (the “Sponsor”), generating gross proceeds of $9,400,000, which is described in Note 4.

Transaction costs amounted to $19,559,564, consisting of $6,900,000 of underwriting fees, $12,075,000 of deferred underwriting fees and $584,564 of other offering costs.

Following the closing of the Initial Public Offering on February 8, 2021, an amount of $345,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940 as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below, except that interest earned on the Trust Account can be released to the Company to pay its tax obligations (“permitted withdrawals”).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

If the Company seeks shareholder approval in connection with a Business Combination, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the Company. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Additionally, each public shareholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination or don’t vote at all.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or during any shareholder-approved extension period or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until February 8, 2023 or during any shareholder-approved extension period to complete a Business Combination (the “Combination Period”).

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (ii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period and the Company’s shareholders have not amended the Amended and Restated Memorandum and Articles of Association to extend such Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent public accountants), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern and Management’s Plan

Prior to the completion of the initial public offering, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statement. The Company has since completed its Initial Public Offering at which time capital in excess of the funds deposited in the Trust Account and/or used to fund offering expenses was released to the Company for general working capital purposes. Accordingly, management has since reevaluated the Company’s liquidity and financial condition and determined that sufficient capital exists to sustain operations for a reasonable period of time,  which is considered to be one year from the issuance date of the financial statements and therefore substantial doubt has been alleviated.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred Offering Costs

Deferred offering costs consisted of legal, accounting and other expenses incurred through the balance sheet date that were directly related to the Initial Public Offering. On February 8, 2021, offering costs amounting to $19,559,564 were charged to shareholder’s equity upon the completion of the Initial Public Offering (see Note 1). As of December 31, 2020, there were $216,584 of deferred offering costs recorded in the accompanying balance sheet.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Net Loss Per Ordinary Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 1,125,000 Class B ordinary shares that were subject to forfeiture by the Sponsor if the over-allotment option is not exercised by the underwriter (see Note 5). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the Company’s balance sheet, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 34,500,000 Units, which includes a full exercise by the underwriter of its over-allotment option in the amount of 4,500,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-fourth of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 6,266,667 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $9,400,000 from the Company in a private placement. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

In November 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 7,187,500 shares of Class B ordinary shares (the “Founder Shares”). On February 3, 2021, the Company effected a share capitalization resulting in 8,625,000 Class B ordinary shares outstanding. The Founder Shares include an aggregate of up to 1,125,000 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the number of Founder Shares will collectively represent, on an as-converted basis, 20% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering. As a result of the underwriter’s election to fully exercise their over-allotment option, no Founder Shares are currently subject to forfeiture. On February 5, 2021, the Sponsor transferred 20,000 Class B ordinary shares to the Company’s independent director.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination; and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement, commencing on February 3, 2021, through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsor a total of up to $10,000 per month for office space, secretarial and administrative services.

Promissory Note — Related Party

On December 18, 2020, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) June 30, 2021 or (ii) the consummation of the Initial Public Offering. As of December 31, 2020, there was $74,991 in borrowings outstanding under the Promissory Note, which is currently due on demand.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the initial shareholders or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration and Shareholder Rights

Pursuant to a registration rights agreement entered into on February 3, 2021, the holders of the Founder Shares, Private Placement Warrants, Class A ordinary shares underlying the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights to be signed prior to or on the effective date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriter is entitled to a deferred fee of $0.35 per Unit, or $12,075,000 in the aggregate. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 7 — SHAREHOLDER’S EQUITY

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of  $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares, with a par value of  $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. As of December 31, 2020, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. As of December 31, 2020, there were 8,625,000 Class B ordinary shares issued and outstanding.

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of the Company’s shareholders except as otherwise required by law.

The Founder Shares will automatically convert into Class A ordinary shares at the time of the Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of  (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of the management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of  (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, the Company will use it commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants for Cash When the Price per Class A Ordinary Share Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per Public Warrant;
●	upon minimum of 30 days’ prior written notice of redemption to each warrant holder; and
●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Warrants for Class A Ordinary Shares When the Price per Class A Ordinary Share Equals or Exceeds $10.00 — Commencing 90 days after the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;
●	at $0.10 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A ordinary shares;
●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and
●	if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if  (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 8 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described in these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

CENTRICUS ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2021	2020
	(unaudited)
ASSETS
Current assets
Cash	$1,159,689	$—
Prepaid expenses and other current assets	806,550	—
Total Current Assets	1,966,239	—
Deferred offering costs	—	216,584
Marketable securities held in Trust Account	345,004,632	—
TOTAL ASSETS	$346,970,871	$216,584
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$844,864	$—
Accrued offering costs	17,653	121,593
Promissory note – related party	132,990	74,991
Total Current Liabilities	995,507	196,584
Warrant liability	10,275,250	—
Deferred underwriting fee payable	12,075,000	—
TOTAL LIABILITIES	23,345,757	196,584
Commitments and Contingencies
Class A ordinary shares subject to possible redemption 31,862,511 and no shares at redemption value at March 31, 2021 and December 31, 2020, respectively	318,625,110	—
Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 2,637,489 and no shares issued and outstanding (excluding 31,862,511 and no shares subject to possible redemption) at March 31, 2021 and December 31, 2020, respectively	264	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding, at March 31, 2021 and December 31, 2020(1)	863	863
Additional paid-in capital	—	24,137
Retained earnings/(Accumulated deficit)	4,998,877	(5,000)
Total Shareholders’ Equity	5,000,004	20,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$346,970,871	$216,584
(1)	At December 31, 2020, included up to 1,125,000 shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (see Note 6).

The accompanying notes are an integral part of the unaudited condensed financial statements.

CENTRICUS ACQUISITION CORP.

CONDENSED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2021

(UNAUDITED)

Operating and formation costs	$1,653,238
Loss from operations	(1,653,238)
Other income:
Interest earned on marketable securities held in Trust Account	4,632
Change in fair value of warrants	10,275,250
Income before income taxes	8,626,644
Benefit (provision) for income taxes	—
Net income	$8,626,644
Basic and diluted weighted average shares outstanding, Class A Ordinary shares subject to possible redemption	30,930,993
Basic and diluted net income per share, Class A Ordinary shares subject to possible redemption	$0.00
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	10,159,937
Basic and diluted net income per share, Non-redeemable ordinary shares	$0.85

The accompanying notes are an integral part of the unaudited condensed financial statements.

CENTRICUS ACQUISITION CORP.

CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

THREE MONTHS ENDED MARCH 31, 2021

(UNAUDITED)

	Class A		Class B		Additional	Accumulated	Total
	Ordinary Shares		Ordinary Shares		Paid-in	Deficit /	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Retained Earnings	Equity
Balance — January 1, 2021	—	$—	8,625,000	$863	$24,137	$(5,000)	$20,000
Sale of 34,500,000 Units, net of underwriting discounts and offering expenses	34,500,000	3,450	—	—	314,223,020	—	314,226,470
Cash paid in excess of fair value for Private Placement Units	—	—	—	—	752,000	—	752,000
Ordinary shares subject to redemption	(31,862,511)	(3,186)	—	—	(314,999,157)	(3,622,767)	(318,625,110)
Net Income	—	—	—	—	—	8,626,644	8,626,644
Balance — March 31, 2021	$2,637,489	$264	$8,625,000	$863	$—	$4,998,877	$5,000,004

The accompanying notes are an integral part of the unaudited condensed financial statements.

CENTRICUS ACQUISITION CORP

CONDENSED STATEMENT OF CASH FLOWS

THREE MONTHS ENDED March 31, 2021

(UNAUDITED)

Cash Flows from Operating Activities:
Net income	$8,626,644
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of warrant liability	(10,275,250)
Interest earned on marketable securities held in Trust Account	(4,632)
Transaction costs incurred in connection with IPO	688,534
Changes in operating assets and liabilities:
Prepaid expenses	(806,549)
Accrued expenses	844,864
Net cash used in operating activities	(926,389)
Cash Flows from Investing Activities:
Marketable securities held in Trust Account	(345,000,000)
Net cash used in investing activities	(345,000,000)
Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	338,100,000
Proceeds from sale of Private Warrants	9,400,000
Proceeds from promissory note - related party	57,999
Payment of offering costs	(471,921)
Net cash provided by financing activities	347,086,078
Net Change in Cash	1,159,689
Cash – Beginning of period	—
Cash – End of period	$1,159,689
Non-Cash investing and financing activities:
Offering costs included in accrued offering costs	$17,653
Initial classification of common stock subject to possible redemption	$309,309,930
Change in value of Class A ordinary share subject to possible redemption	$9,315,180
Deferred underwriting fee payable	$12,075,000

The accompanying notes are an integral part of the unaudited condensed financial statements.

CENTRICUS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Centricus Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on November 24, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

As of February 8, 2021, the Company had not commenced any operations. All activity for the period from November 24, 2020 (inception) through February 8, 2021 relates to the Company’s formation, and the initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering became effective on February 3, 2021. On February 8, 2021, the Company consummated the Initial Public Offering of 34,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), which includes the full exercise by the underwriter of its over-allotment option in the amount of 4,500,000 Units, at $10.00 per Unit, generating gross proceeds of $345,000,000 which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 6,266,667 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Centricus Heritage LLC (the “Sponsor”), generating gross proceeds of $9,400,000, which is described in Note 5.

Transaction costs amounted to $19,559,564, consisting of $6,900,000 of underwriting fees, $12,075,000 of deferred underwriting fees and $584,564 of other offering costs.

Following the closing of the Initial Public Offering on February 8, 2021, an amount of $345,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below, except that interest earned on the Trust Account can be released to the Company to pay its tax obligations (“permitted withdrawals”).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the

CENTRICUS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

If the Company seeks shareholder approval in connection with a Business Combination, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the Company. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 6) and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Additionally, each public shareholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination or don’t vote at all.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or during any shareholder-approved extension period or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until February 8, 2023 or during any shareholder-approved extension period to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (ii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period and the Company’s shareholders have not amended the Amended and Restated Memorandum and Articles of Association to extend such Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be

CENTRICUS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent public accountants), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Capital Resources

As of March 31, 2021, the Company had cash of $1,159,689 not held in the Trust Account and available for working capital purposes. The Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating our business. However, if the estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to our Business Combination. Moreover, the Company may need to obtain additional financing or draw on the Working Capital Loans (as defined below) either to complete a Business Combination or because it becomes obligated to redeem a significant number of the public shares upon consummation of our Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of our Business Combination. If the Company is unable to complete the Business Combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. In addition, following the Business combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet our obligations.

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENT AS OF FEBRUARY 8, 2021

The Company previously accounted for its outstanding Public Warrants (as defined in Note 4) and Private Placement Warrants (collectively, with the Public Warrants, the “Warrants”) issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The warrant agreement governing the Warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In Addition, the warrant agreement includes a provision that in the event of a tender offer or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of stock, all holders of the Warrants would be entitled to receive cash for their Warrants (the “tender offer provision”).

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by

CENTRICUS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement (the “Warrant Agreement”).

In further consideration of the SEC Statement, the Company’s management further evaluated the Warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s Warrants are not indexed to the Company’s common stock in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the tender offer provision fails the “classified in stockholders’ equity” criteria as contemplated by ASC Section 815-40-25.

As a result of the above, the Company should have classified the Warrants as derivative liabilities in its previously issued financial statement as of February 8, 2021. Under this accounting treatment, the Company is required to measure the fair value of the Warrants at the end of each reporting period as well as re-evaluate the treatment of the warrants and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.

The Company’s accounting for the Warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported investments held in trust or cash.

	As
	Previously		As
	Reported	Adjustments	Restated
Balance sheet as of February 8, 2021 (audited)
Warrant Liability	$—	20,550,500	20,550,500
Class A Common Stock Subject to Possible Redemption	329,860,430	(20,550,500)	309,309,930
Class A Common Stock	151	206	357
Additional Paid-in Capital	5,003,992	688,328	5,692,320
Accumulated Deficit	(5,000)	(688,534)	(693,534)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering as filed with the SEC on February 3, 2021, as well as the Company’s Current Report on Form 8-K, as filed with the SEC on February 8, 2021 (see Note 2). The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.

CENTRICUS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Marketable Securities Held in Trust Account

At March 31, 2021, substantially all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at March 31, 2021, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

CENTRICUS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $19,559,564 were charged to shareholders’ equity upon the completion of the Initial Public Offering, and $688,534 of the offering costs were related to the warrant liabilities and charged to the statement of operations. The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees that are related to the IPO. Accordingly, on February 8, 2021, offering costs totaling $19,559,564 (consisting of $6,900,000 in underwriters’ discount, $12,075,000 in deferred underwriters’ discount, and $584,564 other offering expenses) have been allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis compared to total proceeds received. Offering costs associated with warrant liabilities of $688,534 have been expensed and presented as non-operating expenses in the statement of operations and offering costs associated with the Class A ordinary shares have been charged to shareholders’ equity.

Warrant Liability

The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F, under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value in respect of each reporting period. This liability is subject to re-measurement at each balance sheet date until the Warrants are exercised, and any change in fair value is recognized in our statement of operations. The Public Warrants were initially valued using binomial lattice model incorporating the Cox-Ross Rubenstein methodology. As of March 31, 2021, the Public Warrants were valued using the instrument’s publicly listed trading notice as of the balance sheet date. The Private Warrants were valued using a binomial lattice model incorporating the Cox-Ross- Rubenstein methodology (see Note 10).

Income Taxes

The Company accounts for income taxes under ASC 740, "Income Taxes" ("ASC 740"). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more -likely -than -not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Net income per Ordinary Share

Net income per share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 14,891,667 shares in the calculation of diluted loss per share, since the exercise price of the warrants was above the average market price for the period and the impact would be anti-dilutive.

The Company’s statement of operations includes a presentation of income per share for ordinary shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income per ordinary share, basic and diluted, for

CENTRICUS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Class A ordinary shares subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account by the weighted average number of Class A ordinary shares subject to possible redemption outstanding since original issuance.

Net income per share, basic and diluted, for non-redeemable ordinary shares is calculated by dividing the net income, adjusted for income or loss on marketable securities attributable to Class A ordinary shares subject to possible redemption, by the weighted average number of non-redeemable ordinary shares outstanding for the period.

Non-redeemable common stock includes Founder Shares and non-redeemable ordinary shares as these shares do not have any redemption features. Non-redeemable ordinary shares participate in the income or loss on marketable securities based on non-redeemable shares’ proportionate interest.

The following table reflects the calculation of basic and diluted net income per ordinary share (in dollars, except per share amounts):

Three Months
Ended
March 31,
2021
Class A ordinary Shares subject to possible redemption
Numerator: Earnings allocable to Class A ordinary shares subject to possible redemption
Interest earned on marketable securities held in Trust Account	$4,632
Unrealized gain on marketable securities held in Trust Account	—
Net Income	$4,632
Denominator: Weighted Average Class A ordinary shares subject to possible redemption
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	30,930,993
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.00

Non-Redeemable Ordinary Shares
Numerator: Net Loss minus Net Earnings
Net income	$8,626,644
Less: Net income allocable to Class A ordinary shares subject to possible redemption	(4,632)
Non-Redeemable Net Income	$8,622,366
Denominator: Weighted Average Non-redeemable ordinary shares
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	10,159,937
Basic and diluted net income per share, Non-redeemable ordinary shares	$0.85

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.

CENTRICUS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

NOTE 4. PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 34,500,000 Units, which includes a full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-fourth of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment.

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 6,266,667 Private Placement Warrants at a price of  $1.50 per Private Placement Warrant, for an aggregate purchase price of $9,400,000 from the Company in a private placement. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 9). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

In November 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 7,187,500 shares of Class B ordinary shares (the “Founder Shares”). On February 3, 2021, the Company effected a share capitalization resulting in 8,625,000 Class B ordinary shares outstanding. The Founder Shares include an aggregate of up to 1,125,000 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the number of Founder Shares will collectively represent, on an as-converted basis, 20% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, no Founder Shares are currently subject to forfeiture. On February 5, 2021, the Sponsor transferred 20,000 Class B ordinary shares to the Company's independent director. A further 20,000 Class B ordinary shares were transferred from the Sponsor to the Company’s second appointed independent director on May 6, 2021.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination; and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement commencing on February 3, 2021 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsor a total of up to $10,000 per month for office space, administrative and support services. For the three months ended March 31, 2021, the Company paid $20,000 in fees for these services.

CENTRICUS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Promissory Note — Related Party

On December 18, 2020, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) June 30, 2021 or (ii) the consummation of the Initial Public Offering. As of March 31, 2021, there was $132,990 outstanding under the Promissory Note, which is currently due on demand.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the initial shareholders or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of  $1.50 per warrant. The warrants would be identical to the Private Placement Warrants.

NOTE 7. COMMITMENTS

Registration and Shareholder Rights

Pursuant to a registration rights agreement entered into on February 3, 2021, the holders of the Founder Shares, Private Placement Warrants, Class A ordinary shares underlying the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement, which was signed on February 5, 2021. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $12,075,000 in the aggregate. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 8. STOCKHOLDERS’ EQUITY

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 2,637,489 and no shares of Class A common stock issued and outstanding, respectively.

CENTRICUS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of  $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 8,625,000 shares of Class B common stock issued and outstanding.

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of the Company’s shareholders except as otherwise required by law.

The Founder Shares will automatically convert into Class A ordinary shares at the time of the Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of  (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering (43,125,000), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of the management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

NOTE 9. WARRANTS

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of  (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, the Company will use it commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

CENTRICUS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Redemption of Warrants for Cash When the Price per Class A Ordinary Share Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per Public Warrant;
●	upon minimum of 30 days' prior written notice of redemption to each warrant holder; and
●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Warrants for Class A Ordinary Shares When the Price per Class A Ordinary Share Equals or Exceeds $10.00 — Commencing 90 days after the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;
●	at $0.10 per warrant;
●	upon a minimum of 30 days' prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A ordinary shares;
●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and
●	if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if  (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its

CENTRICUS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 10. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At March 31, 2021, assets held in the Trust Account were comprised of $345,004,632 in money market funds which are invested primarily in U.S. Treasury Securities. Through March 31, 2021, the Company has not withdrawn any of interest earned on the Trust Account.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

Description	Level	March 31, 2021
Assets:
Marketable securities held in Trust Account	1	$345,004,632
Liabilities:
Warrant Liability – Public Warrants	1	5,951,250
Warrant Liability – Private Placement Warrants	3	4,324,000

CENTRICUS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our accompanying March 31, 2021 condensed balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statement of operations.

The Public Warrants were initially valued using a lattice model, specifically a binomial lattice model incorporating the Cox-Ross-Rubenstein methodology. As of March 31, 2021, the Public Warrants were valued using the instrument’s publicly listed trading price as of the balance sheet date, which is considered to be a Level 1 measurement due to the use of an observable market quote in an active market.

The Private Placement Warrants were valued using a lattice model, specifically a binomial lattice model incorporating the Cox-Ross-Rubenstein methodology, which is considered to be a Level 3 fair value measurement. The primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of our ordinary shares. The expected volatility of the Company’s ordinary shares was determined based on the implied volatility of the Public Warrants.

The following table presents the changes in the fair value of warrant liabilities:

	Private		Warrant
	Placement	Public	Liabilities
Fair value as of January 1, 2021	$—	$—	$—
Initial measurement on February 8, 2021	8,648,000	11,902,500	20,550,500
Change in valuation inputs or other assumptions	(4,324,000)	(5,951,250)	(10,275,250)
Fair value as of March 31, 2021	$4,324,000	5,951,250	10,275,250

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement during the three months ended March 31, 2021.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On May 12, 2021, the Company, and Arqit Quantum Inc., a Cayman Islands exempted limited liability company (“Pubco”), Arqit Limited, a company limited by shares incorporated in England (“Arqit”) entered into a Business Combination Agreement (the “Business Combination Agreement”), pursuant to which, among other things, the Company agreed to combine with Arqit in a business combination whereby the Company will merge with and into Pubco and Pubco will purchase all of the shares of Arqit, making Arqit a direct wholly-owned subsidiary of Pubco. Pubco is a newly formed entity that was formed for the sole purpose of entering into and consummating the transactions set forth in the Business Combination Agreement.

At the Merger Effective Time, (i) each issued and outstanding ordinary share of the Company will automatically be converted into and exchanged for the right to receive one ordinary share of Pubco (“Pubco Ordinary Shares”), (ii) each issued and outstanding Public Warrant of the Company will automatically be converted into and exchanged for the right to receive one Public Warrant of Pubco (“Pubco Public Warrants”) and (iii) each issued and outstanding private warrant of the Company will automatically be converted into and exchanged for the right to receive one private warrant of Pubco (“Pubco Private Warrants” and, collectively with the Pubco Public Warrants, “Pubco Warrants”). Each of the Pubco Public Warrants and Pubco Private Warrants will have substantially the same terms and conditions as are in effect with respect to the Company’s Public Warrants and private warrants immediately prior to the Merger Effective Time.

CENTRICUS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

At the Share Acquisition Closing, in consideration for the purchase of the Company’s share capital, Pubco will:

(1)    pay to the Company Shareholders their Pro Rata Portion of the lower of (i) the amount (which may be zero) by which the Parent Closing Cash exceeds $500,000,000, and (ii) $90,000,000 (the “Cash Consideration”) (only if the relevant Company Shareholder has elected to receive Cash Consideration in accordance with the terms of the Business Combination Agreement); and

(2)    issue to the Company Shareholders their Pro Rata Portion of an aggregate number of Pubco ordinary shares with an aggregate value equal to $900,000,000 less the Cash Consideration, if any (the “Exchange Shares”) (and only if the relevant Company Shareholder has elected to receive Cash Consideration in accordance with the terms of the Business Combination Agreement).

If the Condition (as defined below) is satisfied within three years following the Share Acquisition Closing Date, Pubco will issue to the Company Shareholders their Pro Rata Portion of 10,000,000 Pubco ordinary shares.

The date on which the closing price of the Pubco ordinary shares during such period exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any twenty (20) trading days during a thirty (30) consecutive trading day period (the “Condition”)

In connection with the execution of the Business Combination Agreement, the Company and Pubco entered into Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Pubco agreed to issue and sell to such PIPE Investors, an aggregate of 7,100,000 Pubco Shares at $10.00 per share for gross proceeds of $71,000,000 immediately prior to the Merger Effective Time. The Pubco Shares to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Pubco has agreed to register the resale of the Pubco Shares issued in connection with the PIPE Financing pursuant to a registration statement that must be filed within 30 days after the consummation of the Proposed Transactions. The Subscription Agreements also contain other customary representations, warranties, covenants and agreements of the parties thereto.

The closings under the Subscription Agreements will occur substantially concurrently with the closing of the Proposed Transactions and are conditioned on such closing and on other customary closing conditions. The Subscription Agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) the termination of the Business Combination Agreement in accordance with its terms or (ii) the mutual written agreement of the parties thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Arqit Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Arqit Limited (the Company) as of September 30, 2020 and 2019, and the related statements of comprehensive income, equity, and cash flows for the year ended September 30, 2020 and nine months ended September 30, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of September 30, 2020 and 2019, and the results of its operations and its cash flows for the year ended September 30, 2020 and nine months ended September 30, 2019, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PKF Littlejohn LLP

We have served as the Company’s auditor since 2020.

London, England

May 28, 2021

Arqit Limited

Statement of Comprehensive Income

For the year ended 30 September 2020

			Nine months
		Year ended	ended
		30 September	30 September
	Note	2020	2019
		£	£
Revenue		—	—
Other operating income	3	1,539,490	981,583
Administrative expenses	4	(2,173,713)	(697,282)
Operating (loss)/profit		(634,223)	284,301
Finance costs	5	(307,936)	(69,466)
Finance income	6	50,882	400,666
(Loss)/profit before tax		(891,277)	615,501
Income tax credit	7	445,723	199,227
(Loss)/profit for the financial year attributable to equity holders		(445,554)	814,728
Total comprehensive income for the year attributable to equity holders		(445,554)	814,728
Earnings per ordinary share from continuing operations attributable to equity holders	8	(0.3463)	0.6332

There was no other comprehensive income for 2020 (2019: £NIL).

All of the company’s activities were derived from continuing operations during the above financial periods.

Arqit Limited

Statement of Financial Position

As at 30 September 2020

		30 September	30 September	1 January
	Note	2020	2019	2019
		£	£	£
ASSETS
Non-current assets
Property, plant and equipment	9	20,722	4,115	—
Intangible assets	10	6,792,770	3,275,544	348,505
Fixed asset investments	11	25,000	—	—
		6,838,492	3,279,659	348,505
Current assets
Trade and other receivables	12	217,169	726,329	36,144
Cash and cash equivalents		150,616	3,420,730	251,286
		367,785	4,147,059	287,430
Total assets		7,206,277	7,426,718	635,935
LIABILITIES
Current liabilities
Trade and other payables	13	1,846,518	3,074,136	388,838
Borrowings	14	4,225,854	—	—
Total current liabilities		6,072,372	3,074,136	388,838
Non-current liabilities
Trade and other payables	13	413,358	167,289	—
Borrowings	14	—	2,668,800	—
Deferred tax	18	—	445,723	—
Total non-current liabilities		413,358	3,281,812	—
Total liabilities		6,485,730	6,355,948	388,838
Net assets		720,547	1,070,770	247,097
EQUITY
Share capital	19	129	129	129
Convertible loan notes treated as equity	21	1,000,000	1,000,000	1,000,000
Other reserves	21	104,276	8,945	—
Retained earnings	20	(383,858)	61,696	(753,032)
Total equity		720,547	1,070,770	247,097

Arqit Limited

Statement of Changes in Equity

For the year ended 30 September 2020

		CLNs
	Share	treated	Other	Retained
	Capital	as equity	Reserves	Earnings	Total
	£		£	£	£
Balance at 1 January 2019	129	—	—	(922,178)	(922,049)
IFRS first time adoption adjustment	—	1,000,000	—	169,146	1,169,146
Balance at 1 January 2019 restated	129	1,000,000	—	(753,032)	247,097
Profit for the period	—	—	—	814,728	814,728
Other comprehensive income	—	—	—	—	—
Total comprehensive income	—	—	—	814,728	814,728
Transactions with owners in their capacity as owners:
Share option charge	—	—	8,945	—	8,945
	—	—	8,945	—	8,945
Balance at 30 September 2019 attributable to owners of the company	129	1,000,000	8,945	61,696	1,070,770
Balance at 30 September 2019 as originally presented	129	—	6	(2,360,576)	(2,360,441)
IFRS first time adoption adjustment	—	1,000,000	8,939	2,422,272	3,431,211
Restated total equity as at 30 September 2019	129	1,000,000	8,945	61,696	1,070,770
Loss for the year	—	—	—	(445,554)	(445,554)
Other comprehensive income	—	—	—	—	—
Total comprehensive income	—	—	—	(445,554)	(445,554)
Transactions with owners in their capacity as owners:
Share option charge	—	—	95,331	—	95,331
	—	—	95,331	—	95,331
Balance at 30 September 2020 attributable to owners of the company	129	1,000,000	104,276	(383,858)	720,547

Arqit Limited

Statement of Cash Flows

For the year ended 30 September 2020

		Year ended	Nine months
		30 September	ended
	Note	2020	30 September 2019
		£	£
Cash flows from operating activities
Cash (used in)/generated from operations	15	(1,677,478)	3,100,841
Tax received		644,950	—
Net cash (used in)/generated from operating activities		(1,032,528)	3,100,841
Cash flows from investing activities
Capital expenditure on property, plant and equipment		(20,360)	(4,357)
Capital expenditure on intangibles		(3,517,226)	(2,927,040)
Net cash (used in) investing activities		(3,537,586)	(2,931,397)
Cash flows from financing activities
Proceeds from issue of convertible loans		500,000	3,000,000
Proceeds from borrowing		800,000	—
Net cash generated from financing activities		1,300,000	3,000,000
Net (decrease)/increase in cash and cash equivalents		(3,270,114)	3,169,444
Cash and cash equivalents at beginning of period		3,420,730	251,286
Cash and cash equivalents at end of period		150,616	3,420,730

Arqit Limited

Notes to the Financial Statements

For the year ended 30 September 2020

1.    General information and significant accounting policies

General information

Arqit Limited (the “Company”) is a private limited company, limited by shares, incorporated in England and Wales under the Companies Act 2006. The address of its registered office and its principal place of trading is 1st floor, 3 More London Riverside, More London Place, London SE1 2RE, United Kingdom.

The principal activity of the Company is provision of cybersecurity services via satellite and terrestrial platforms.

Basis of preparation

The financial statements, including comparatives, have been prepared in accordance with international financial reporting standards (IFRS) as issued by the International Accounting Standards Board (IASB) and interpretations issued by the International Financial Reporting Standards Interpretations Committee (IFRIC). The financial statements are prepared on the historical cost basis and the accounting policies set out below have been applied. The preparation of the financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the company’s accounting policies.

For all periods up to and including the period ended 30 September 2019, the Company prepared its financial statements in accordance with UK generally accepted accounting principles (UK GAAP). These financial statements for the year ended 30 September 2020 are the first the Company has prepared in accordance with IFRS as issued by the International Accounting Standards Board.

The significant accounting policies of the company are set out below:

Going Concern

The Directors believe that it is appropriate to prepare the financial statements on a going concern basis. In assessing whether the going concern assumption is appropriate, the Directors have taken into account all relevant available information about the current and future position of the Company. As part of their assessment, the Directors have also taken into account the ability to raise additional funding whilst maintaining sufficient cash resources to meet all commitments.

On 12 May 2021, the Company announced its agreement with a special purpose acquisition company (“SPAC”), pursuant to which a newly formed entity will merge with the SPAC, with the newly formed entity surviving and acquiring all of the outstanding share capital of the Company, following which the Company will become a subsidiary of the newly formed entity. Substantially concurrently with the foregoing, investors will make a private investment in public equity (“PIPE”) in the newly formed entity (the “Proposed Transactions”). The Proposed Transactions are subject to several conditions, including SPAC shareholder consent, which management believes will be forthcoming as a matter of course. In addition to the funds raised through the PIPE, the Directors have also considered the likely range of redemption levels by the initial SPAC investors prior to the close date, based upon other historic SPAC transactions. The Proposed Transactions are expected to close in the second half of the calendar year 2021. As a result, the Directors are actively managing the cash position of the Company between the date of approval of the financial statements and the closing date for the Proposed Transactions.

Once the Proposed Transactions have closed, Arqit Limited will be part of the newly created group with significant cash resources created with the sole purpose of investing in the Company’s activities under the control of its management. Accordingly, management have considered the budgets and forecasts of the group and have prepared cash flow forecasts for a period of at least 12 months from the date of approval of the financial statements.

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

1.    General information and significant accounting policies (continued)

In the event the Proposed Transactions do not close, Arqit Limited must seek additional funding from a source other than the Proposed Transactions. Arqit Limited’s three existing venture capital investors (“VC’s”) have expressed an intention to continue to support it with another funding round should the Proposed Transactions fail to close. To date the Company has been successful in securing funding when required. Any delays in the timing and / or quantum of raising additional funds can be accommodated by a range of alternative measures, including deferring discretionary expenditure or securing other short term funding.

Whilst no formal commitments remain in place, management recognise that this represents an uncertainty in relation to the possible future availability of funds such that the Company may meet its liabilities as they fall due. However, should the Proposed Transactions not close, management has every reason to believe the VC’s intention to continue to provide support and is confident of being able to close a funding round within a short period of time raising sufficient funds to secure the Company’s future for at least a further 12 months.

Based on the above considerations, the Directors have a reasonable expectation that the Company will have adequate resources to continue in operational existence for the foreseeable future, such that it will be able to realise its assets and discharge its liabilities in the normal course of business for a period of at least 12 months from the date of signing these financial statements, and beyond. Therefore, the financial statements are prepared on a going concern basis. The financial statements do not include the adjustments that would be necessary should the going concern basis no longer be appropriate.

Standards, interpretations and amendments to published standards

The Company has applied the following standards and amendments to standards for the first time for their annual reporting period commencing 1 October 2019, none of which had a material impact :

●	IFRS 16 ‘Leases’
●	Amendments to IAS 28: Long-term interests in Associates and Joint Ventures
●	Annual Improvements to IFRS Standards 2015-2017
●	Interpretation 23 ‘Uncertainty over Income Tax Treatments’

The Company has not early applied the following new and amendments to IFRS that have been issued but are not yet effective:

●	Onerous Contracts — Cost of Fulfilling a Contract (Amendments to IAS 37) (effective for periods commencing on or after 1 January 2022);
●	IFRS 17: Insurance Contracts (effective for periods commencing on or after 1 January 2023);
●	Property, Plant and Equipment: Proceeds before Intended Use (Amendments to IAS 16) (effective for periods commencing on or after 1 January 2022);
●	Annual Improvements to IFRS Standards 2018-2020 (Amendments to IFRS 1, IFRS 9, IFRS 16 and IAS 41) (effective for periods commencing on or after 1 January 2022); and
●	References to Conceptual Framework (Amendments to IFRS 3) (effective for periods commencing on or after 1 January 2022).

The directors of the Company (the “Directors”) anticipate that the application of all new and amendments to IFRS will have no material impact on the future results of the Company in the foreseeable future.

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

1.    General information and significant accounting policies (continued)

Operating Segments

The Directors consider the Company to operate within one operating segment, being the provision of cybersecurity services via satellite and terrestrial platforms.

Government grants

Government grants are recognised only when there is reasonable assurance that (a) the entity will comply with any conditions attached to the grant and (b) the grant will be received.

Grants related to research and development are included in non-current liabilities as deferred income and recognised in profit or loss over the period necessary to match them with the costs that they are intended to compensate. The grants will be systematically amortised to profit or loss over a period matching the useful life of the acquired asset.

Research and development expenditure

Research costs are expensed through the income statement as they are incurred. Under IAS 38, development costs are only capitalised after technical and commercial feasibility of the asset for sale or use have been established. The company must intend and be able to complete the asset and either use it or sell it and be able to demonstrate how the asset will generate future economic benefit. Capitalised development costs are recorded as intangible assets and amortised from the point at which the asset is ready for use.

Intangible assets not yet subject to amortisation are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. An impairment loss is recognised for the amount by which the asset’s carrying value exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal and value in use.

Current and deferred income tax

The current income tax expense or credit is calculated on the basis of the tax laws enacted or substantively enacted at the statement of financial position date in the countries where the company operates and generates taxable income, adjusted by changes in deferred tax assets and liabilities attributable to temporary differences and to unused tax losses. Management periodically evaluate positions taken in tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

The research and development (“R&D”) tax credit is calculated using the current rules as prescribed by HMRC. The estimation is based on the actual UK R&D projects that qualify for the scheme that have been carried out in the period. This is treated on an accruals basis when the R&D tax credit has been calculated and claimed for the relevant period.

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit nor loss.

Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax assets is realised or the deferred income tax liability is settled. Deferred tax assets and liabilities are offset where there is a legally enforceable right to offset current tax assets and liabilities and where the deferred tax balances relate to the same taxation authority.

Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

1.    General information and significant accounting policies (continued)

Revenue and other operating income

The Company adopted IFRS 15 ‘Revenue from contracts with customers’ from 1 May 2018 and other income is recognised in accordance with this standard. Other income represents income derived from contracts for the provision of goods and services by the Company to customers in exchange for consideration in the ordinary course of the Company’s activities.

Other operating income is recognised at the point in time when the relevant performance obligation is satisfied. There are no contracts whose performance obligations are satisfied over time. Revenue is measured at the transaction price, being the fair value of the consideration received or receivable.

Performance obligations

Upon approval by the parties to a contract, the contract is assessed to identify each promise to transfer either a distinct good or service or a series of distinct goods or services that are substantially the same and have the same pattern of transfer to the customer. Goods and services are distinct and accounted for as separate performance obligations in the contract if the customer can benefit from them either on their own or together with other resources that are readily available to the customer and they are separately identifiable in the contract. Other operating income is recognised on meeting the design milestones and acceptance by the contracting party of the specified deliverables within the contract. Each milestone is considered to be a separate performance obligation.

Transaction price

At the start of the contract, the total transaction price is estimated as the amount of consideration to which the Company expects to be entitled in exchange for transferring the promised goods and services to the customer, excluding sales taxes. The transaction price does not include estimates of consideration resulting from contract modifications, such as change orders, until they have been approved by the parties to the contract. The total transaction price is allocated to the performance obligations identified in the contract in proportion to their relative standalone selling prices. Given the bespoke nature of many of the Company’s products and services, which are designed and/or manufactured under contract to the customer’s individual specifications, there are sometimes no observable standalone selling prices. Instead, standalone selling prices are typically estimated based on expected costs. With respect to the Company’s agreement with ESA, the value of each milestone is set out within the agreement and represents the transaction price for each distinct milestone and performance obligation.

Contract liabilities

Contract liabilities represent the obligation to transfer goods or services to a customer for which consideration has been received, or consideration is due, from the customer.

Accounting for Joint Ventures

An entity is treated as a joint venture where the Company is a party to a contractual agreement with one or more parties from outside the Company to undertake an economic activity that is subject to joint control.

This is initially recognised as an investment at cost and subsequently accounted for using the equity method in accordance with IAS 28 Investments in Associates and Joint Ventures.

Financial instruments

A financial instrument is any contract that gives rise to a financial asset of an entity and a financial liability or equity instrument of another.

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

1.    General information and significant accounting policies (continued)

(a)   Financial assets

Initial recognition and measurement

Financial assets are classified, at initial recognition, and subsequently measured at amortised cost, fair value through other comprehensive income, or fair value through profit and loss.

The classification of financial assets at initial recognition that are debt instruments depends on the financial asset’s contractual cash flow characteristics and the Company’s business model for managing them. The Company initially measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs.

In order for a financial asset to be classified and measured at amortised cost or fair value through other comprehensive income, it needs to give rise to cash flows that are ‘solely payments of principal and interest (SPPI)’ on the principal amount outstanding. This assessment is referred to as the SPPI test and is performed at an instrument level.

The Company’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both.

Subsequent measurement

For purposes of subsequent measurement, financial assets are classified in four categories:

●	Financial assets at amortised cost (debt instruments)
●	Financial assets at fair value through other comprehensive income with recycling of cumulative gains and losses (debt instruments)
●	Financial assets designated at fair value through other comprehensive income with no recycling of cumulative gains and losses upon derecognition (equity instruments)
●	Financial assets at fair value through profit or loss

Financial assets at amortised cost (debt instruments)

This category is the most relevant to the Company. The Company measures financial assets at amortised cost if both of the following conditions are met:

●	The financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows; and
●	The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets at amortised cost are subsequently measured using the effective interest rate (“EIR”) method and are subject to impairment. Interest received is recognised as part of finance income in the statement of profit or loss and other comprehensive income. Gains and losses are recognised in profit or loss when the asset is derecognised, modified or impaired. The Company’s financial assets at amortised cost include trade receivables (not subject to provisional pricing) and other receivables.

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

1.    General information and significant accounting policies (continued)

Derecognition

A financial asset (or, where applicable, a part of a financial asset or part of a Company of similar financial assets) is primarily derecognised (i.e., removed from the Company’s consolidated statement of financial position) when:

●	The rights to receive cash flows from the asset have expired; or
●	The Company has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement; and either (a) the Company has transferred substantially all the risks and rewards of the asset, or (b) the Company has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

Impairment of financial assets

The Company recognises an allowance for expected credit losses (“ECLs”) for all debt instruments not held. For trade receivables (not subject to provisional pricing) and other receivables due in less than 12 months, the Company applies the simplified approach in calculating ECLs, as permitted by IFRS 9. Therefore, the Company does not track changes in credit risk, but instead, recognises a loss allowance based on the financial asset’s lifetime ECL at each reporting date.

The Company considers a financial asset in default when contractual payments are 90 days past due. However, in certain cases, the Company may also consider a financial asset to be in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Company.

A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows and usually occurs when past due for more than one year and not subject to enforcement activity. At each reporting date, the Company assesses whether financial assets carried at amortised cost are credit-impaired. A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

(b)   Financial liabilities

Financial liabilities are classified, at initial recognition, as financial liabilities at fair value through profit or loss, loans and borrowings, payables, or as derivatives designated as hedging instruments in an effective hedge, as appropriate. All financial liabilities are recognised initially at fair value and, in the case of loans and borrowings and payables, net of directly attributable transaction costs. The Company’s financial liabilities include trade and other payables and loans.

Subsequent measurement

The measurement of financial liabilities depends on their classification, as described below:

Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include financial liabilities held for trading and financial liabilities designated upon initial recognition as at fair value through profit or loss. Financial liabilities are classified as held for trading if they are incurred for the purpose of repurchasing in the near term. This category also includes derivative financial instruments entered into by the Company that are not designated as hedging instruments in hedge relationships as defined by IFRS 9. Separated embedded derivatives are also classified as held for trading unless they are designated as effective hedging instruments. Gains or losses on liabilities held for trading are recognised in the statement of profit or loss and other comprehensive income.

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

1.    General information and significant accounting policies (continued)

Loans and borrowings and trade and other payables

After initial recognition, interest-bearing loans and borrowings and trade and other payables are subsequently measured at amortised cost using the EIR method. Gains and losses are recognised in the statement of profit or loss and other comprehensive income when the liabilities are derecognised, as well as through the EIR amortisation process.

Amortised cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortisation is included as finance costs in the statement of comprehensive income.

This category generally applies to trade and other payables.

Derecognition

A financial liability is derecognised when the associated obligation is discharged or cancelled or expires.

When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognised in profit or loss and other comprehensive income.

Borrowings

Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised costs. Any difference between the proceeds (net of transaction costs) and the redemption value are recognised in the income statement over the period of the borrowings using the effective interest rate method. Borrowing costs are expensed in the period in which they are incurred.

Borrowings are classified as current liabilities unless the company has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date.

Convertible loan notes

Convertible loan notes are assessed on inception and classified as either a liability, equity or a compound financial instrument in accordance with IAS 32. When a convertible loan note is assessed to be wholly equity it is recognised immediately in other reserves.

When a convertible loan note is assessed a liability, it is treated as a hybrid instrument containing a host debt contract and an embedded derivative liability (written call option over own shares). The embedded derivative is measured at fair value with changes in fair value recognised in profit or loss. Should it be concluded that the equity component of the combined instrument may be sufficiently significant to preclude it from obtaining a reliable estimate of the fair value of the entire instrument, the combined instrument is measured at cost less impairment.

When a convertible loan note is assessed as a compound financial instrument, the net proceeds received from the issue of convertible bonds are split between a liability element and an equity component at the date of issue. The fair value of the liability component is estimated using the prevailing market interest rate for similar nonconvertible debt. The difference between the proceeds of issue of the convertible bonds and the fair value assigned to the liability component, representing the embedded option to convert the liability into equity of the Company, is included in equity and is not remeasured. The liability component is carried at amortised cost.

The interest expense on the liability component is calculated by applying the prevailing market interest rate, at the time of issue, for similar non-convertible debt to the liability component of the instrument. The difference between this amount and the interest paid is added to the carrying amount of the convertible bonds.

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

1.    General information and significant accounting policies (continued)

Share based payments

Where share options are awarded to employees, the fair value of the options at the date of grant is charged to the Statement of Comprehensive Income over the vesting period. Nonmarket vesting conditions are taken into account by adjusting the number of equity instruments expected to vest at each Statement of Financial Position date so that, ultimately, the cumulative amount recognised over the vesting period is based on the number of options that eventually vest. Market vesting conditions are factored into the fair value of the options granted. The cumulative expense is not adjusted for failure to achieve a market vesting condition.

The fair value of the award also takes into account non-vesting conditions. These are either factors beyond the control of either party (such as a target based on an index) or factors which are within the control of one or other of the parties (such as the Company keeping the scheme open or the employee maintaining any contributions required by the scheme).

Where the terms and conditions of options are modified before they vest, the increase in the fair value of the options, measured immediately before and after the modification, is also charged to the Statement of Comprehensive Income over the remaining vesting period.

Where equity instruments are granted to persons other than employees, the Statement of Comprehensive Income is charged with fair value of goods and services received.

The share option charge was calculated using the Black Scholes Option pricing model which requires the use of various estimates and assumptions.

Foreign currencies

The directors believe pounds sterling (“sterling”) best represents the functional currency of the company. Therefore the books and records are maintained in sterling and, for the purpose of the financial statements, the results and financial position are presented in sterling.

Monetary assets and liabilities in foreign currencies are translated into sterling at the rates of exchange at the balance sheet date. Transactions in foreign exchange are translated into sterling at the rates of exchange at the date of the transaction. Exchange differences are charged to the Statement of Comprehensive Income.

Cash and cash equivalents

Cash and cash equivalents include cash in hand, deposits held at call with banks and all other cash amounts with maturities of three months or less.

Property, plant and equipment

Property, plant and equipment are stated at historic cost less accumulated depreciation and impairment losses, if any.

Depreciation is calculated under the straight-line method to write off the depreciable amount of the assets over their estimated useful lives. Depreciation of an asset does not cease when the asset becomes idle or is retired from active use unless the asset is fully depreciated. The principal annual rates used for this purpose are between three and five years.

The depreciation method, useful lives and residual values are reviewed, and adjusted if appropriate, at the end of each reporting period to ensure that the amounts, method and years of depreciation are consistent with previous estimates and the expected pattern of consumption of the future economic benefits embodied in the items of the property, plant and equipment.

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

1.    General information and significant accounting policies (continued)

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when the cost is incurred and it is probable that the future economic benefits associated with the asset will flow to the Company and the cost of the asset can be measured reliably. The carrying amount of parts that are replaced is derecognised. The costs of the day-to-day servicing of property, plant and equipment are recognised in profit or loss as incurred. Costs also comprise the initial estimate of dismantling and removing the asset and restoring the site on which it is located for which the Company are obligated to incur when the asset is acquired, if applicable.

The Company as lessee has elected not to apply the requirements under IFRS 16 to short-term leases held. The lease payments associated with those leases are recognised as an expense on a straight-line basis over the lease term.

Share capital

Ordinary shares are classified as equity. Any incremental costs directly attributable to the issue of new shares are shown in equity as a deduction, net of tax, from the proceeds.

Financial risk management

The company’s activities expose it to a variety of financial risks: market risk (including currency risk, fair value interest rate risk, cash flow interest rate risk and price risk), credit risk and liquidity risk.

Risk management is overseen by the Board of Directors. The Board provides written principles for overall risk management, as well as written policies covering specific areas, such as foreign exchange risk, interest rate risk, credit risk, use of derivative financial instruments and non-derivative financial instruments, and investment of excess liquidity.

Please see note 22 for financial instruments and fair value disclosures.

Expected credit losses

Management assess recoverability of balances at year end. Balances that are considered doubtful are provided for within the period which management first deem this necessary. Balances which are deemed not fully recoverable are written off.

Critical accounting judgements and key sources of estimation uncertainty

In the application of the company’s accounting policies, management is required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on experience and other factors that are considered to be relevant. Actual results may differ from these estimates. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period or in the period of revision and future periods if the revision affects both current and future periods. The directors consider the below to be the critical judgements in respect of the period.

Capitalisation of development costs

The Company capitalises costs for product development projects. As described in the “Research and development expenditure” accounting policy, initial capitalisation of costs is based on management’s judgement that all of the recognition criteria within IAS 38 can be demonstrated. The Company adopts a formal methodology for its technology programmes based on recognised industry standards which outline distinct development phases and activities. The Company has assessed that all recognition criteria in IAS 38 are demonstrable at the point the project commences the first development phase and capitalises the development costs incurred from that point in time.

At 30 September 2020, the carrying amount of capitalised development costs were £6,792,770 (2019: £3,275,544, 1 January 2019: £348,505).

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

1.    General information and significant accounting policies (continued)

Share-based payments

Estimating fair value for share-based payment transactions requires determination of the most appropriate valuation model, which depends on the terms and conditions of the grant. This estimate also requires determination of the most appropriate inputs to the valuation model including the expected life of the share option or appreciation right, volatility and dividend yield and making assumptions about them. For the measurement of the fair value of equity settled transactions with employees at the grant date, the Company uses a Black Scholes valuation. The assumptions and models used for estimating fair value for share-based payment transactions are disclosed in note 16.

Accounting treatment of income from European Space Agency (“ESA”)

There are mixed indicators whether the arrangement is in scope of IAS 20 or IFRS 15, and this assessment is a key management judgement.

In 2019 the Company entered in an agreement with the ESA whereby the Company has undertaken to carry out all work necessary to design, develop, manufacture, assemble, integrate, verify, obtain licenses and launch a satellite (“QKDSat”), and to deploy and pilot the operations of the QKDSat system. ESA has undertaken to pay specified amounts upon the achievement of specific milestones related to this undertaking, as set out in the agreement. QKDSat is constituted under the ARTES 33-11 programme line which ESA has created with the objective of validating quantum key distribution technologies.

Based on our analysis, Arqit is providing specific deliverables (intellectual property) and services (satellite design) to ESA, which in our view it is a reasonable judgement that IAS 20 is not applicable and Arqit is providing services to ESA in its capacity as a customer. The primary output of the Company is the provision of quantum key distribution rather than satellite design services and the sale of intellectual property. Whilst the performance obligations in the ESA Agreement are not the primary output of the Company, the sale of satellite design services and intellectual property is an ordinary output of the Company.

Given the judgement associated with the above, and whether the provision of such services is ‘revenue’ from the ordinary activities of the business presentation as ‘Other Income’ is concluded as appropriate and reflects the substance of the ESA Agreement.

Market rate of interest used in accounting for convertible loan notes

Management have deemed the market rate of interest used in accounting for the interest free convertible loan notes to be 10%. This assessment was made on the basis of informal opinions sought from advisers, and management’s own experience of similar instruments from prior engagements in other businesses.

Deferred tax asset

Judgement is required to determine whether deferred tax assets are recognised in the statement of financial position. Deferred tax assets, arising from unutilised tax losses, require the Group to assess the likelihood it will generate sufficient taxable earnings in future periods, in order to utilise recognised deferred tax assets. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Group to realise the net deferred tax assets recorded at the reporting date could be impacted.

2.    First time adoption of IFRS

These financial statements, for the year ended 30 September 2020, are the first the Company has prepared in accordance with IFRS issued by the IASB. For periods up to and including the year ended 30 September 2019, the Company prepared its financial statements in accordance with UK generally accepted accounting principles (UK GAAP).

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

2.    First time adoption of IFRS (continued)

Accordingly, the Company has prepared financial statements that comply with IFRS applicable as at 30 September 2020, together with the comparative period data for the period ended 30 September 2019, as described in the summary of significant accounting policies. In preparing the financial statements, the Company’s opening statement of financial position was prepared as at 1 January 2019, the Company’s date of transition to IFRS. This note explains the principal adjustments made by the Company in restating its UK GAAP financial statements, including the statement of financial position as at 1 January 2019 and the financial statements as of, and for, the period ended 30 September 2019.

The nature of the adjustments are explained within the notes to the reconciliation below.

Reconciliation of net assets and equity as at 1 January 2019 (date of transition)

			Reclassification	IFRS as at
			and	1 January
	Note	UK GAAP	Remeasurement	2019
		£	£	£
Assets
Non-current assets
Property, plant and equipment		—	—	—
Intangible fixed assets	B	—	348,505	348,505
		—	348,505	348,505
Current assets
Trade and other receivables		36,973	(829)	36,144
Cash and cash equivalents		251,286	—	251,286
		288,259	(829)	287,430
Total assets		288,259	347,676	635,935
Current liabilities
Trade and other payables	A,C	(210,308)	(178,530)	(388,838)
Non-current liabilities		—	—	—
Total liabilities		(210,308)	(178,530)	(388,838)
Net assets		77,951	169,146	247,097
Equity and reserves
Share capital	C	163	(34)	129
Share premium	C	999,966	(999,966)	—
Convertible loan notes treated as equity	C	—	1,000,000	1,000,000
Retained earnings		(922,178)	169,146	(753,032)
Total equity		77,951	169,146	247,097

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

2.    First time adoption of IFRS (continued)

Reconciliation of net assets and equity as at 30 September 2019

			Reclassification	IFRS as at
			and	30 September
	Note	UK GAAP	Remeasurement	2019
		£	£	£
Assets
Non-current assets
Property, plant and equipment		4,115	—	4,115
Intangible fixed assets	B	—	3,275,544	3,275,544
		4,115	3,275,544	3,279,659
Current assets
Trade and other receivables	F	81,378	644,951	726,329
Cash and cash equivalents		3,420,736	(6)	3,420,730
		3,502,114	644,145	4,147,059
Total assets		3,506,229	3,920,489	7,426,718
Current liabilities
Trade and other payables	A,E	(4,866,670)	1,792,534	(3,074,136)
Non-current liabilities
Trade and other payables	A	—	167,289	167,289
Borrowings	E	—	2,668,800	2,668,800
Deferred tax	G	—	445,723	445,723
Total non-current liabilities		—	(3,281,812)	(3,281,812)
Total liabilities		(4,866,670)	(1,489,278)	(6,355,948)
Net assets/(liabilities)		(1,360,441)	2,431,211	1,070,770
Equity and reserves
Share capital	C	163	(34)	129
Share premium	C	999,966	(999,966)	—
Convertible loan notes treated as equity	C	—	1,000,000	1,000,000
Other reserves	D	6	8,939	8,945
Retained earnings		(2,360,576)	2,422,272	61,696
Total equity		(1,360,441)	2,431,211	1,070,770

Reconciliation of total comprehensive income for the 9 month period ended 30 September 2019

				IFRS for the
				period ended
				30 September
	Note	UK GAAP	Remeasurements	2019
		£		£
Revenue		—	—	—
Other operating income	H	2,176,978	(1,195,395)	981,583
Administrative expenses	B,D	(3,615,376)	2,918,094	(697,282)
Operating profit / (loss)		(1,438,398)	1,722,699	284,301
Finance costs	E	—	(69,466)	(69,466)
Finance income	E	—	400,666	400,666
Profit / (Loss) before tax		(1,438,398)	2,053,899	615,501
Income tax credit	F,G	—	199,227	199,227
Profit / (Loss) for the financial year and total comprehensive income		(1,438,398)	2,253,126	814,728

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

2.    First time adoption of IFRS (continued)

A — Government Grants

Under UK GAAP, the Company had the option to recognise government grants on a performance basis or on accruals basis. The Company opted for the performance basis and thus recognised government grants as income in the statement of comprehensive income when performance conditions were met.

The government grants received by the Company are for the purposes of aiding in the build of a depreciable asset. Under IAS 20, such government grants are accounted for under the accruals basis and are recognised as deferred income and systematically amortised over a period matching the useful life of the asset. The grant is recognised as income over the period necessary to match them with the related costs, for which they are intended to compensate, on a systematic basis. Therefore, all income from government grants has been reversed and treated as deferred income. The grants will then be released to income over the same period the asset is depreciated.

B — Capitalisation of Development costs

Under UK GAAP, the Company had recognised development costs as expenditure through profit or loss when incurred.

Under IAS 38, such development costs are required to be capitalised when all the recognition criteria are met.

C — Convertible loan note A

IAS 32 defines equity as ‘any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities’. The anti-dilutive provision within the agreement is structured in order to put the convertible debt holders in the same economic position relative to existing ordinary shareholders if an adjusting event were to occur and as such does not breach the fixed-for-fixed criterion and therefore the loan notes should be treated as equity.

D — Share option charge

Share options have been valued in line with IFRS 2. This has been recognised as an expense through profit or loss with the corresponding credit recognised through other reserves in equity.

E — Convertible loan note B

Convertible loan note is treated as a liability under IAS 32 as the loan notes attract no interest. However they are redeemable on maturity at the request of the holder and therefore the Company has an obligation to deliver cash or another financial asset to the loan holder. The initial recognition difference has been recognised within finance income.

F — R&D Tax Credit

An R&D claim was made for R&D tax credits relating to 2018 and 2019. This has been accrued as receipt was probable and the expenditure related to the period. The R&D tax credits were previously recognised on a cash received basis.

G — Deferred Tax Liability

A deferred tax liability has been recognised in respect of fixed asset timing differences relating to the capitalisation of development costs, offset by a deferred tax asset on unutilised losses.

H — European Space Agency

Other operating income previously recognised has been transferred to deferred income, pending satisfaction of the performance obligation for that milestone.

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

3.    Other operating income

		Nine months
	Year ended	ended
	30 September	30 September
	2020	2019
	£	£
European Space Agency (ESA) Contract	1,539,490	981,583

4.    Expenses by Nature

		Nine months
	Year ended	ended
	30 September	30 September
	2020	2019
	£	£
Employee benefit expense and other staff costs	2,654,423	697,969
Capitalised within intangible assets	(1,202,567)	(327,565)
Legal and professional	332,901	145,438
Foreign exchange	(7,725)	47,308
Property costs	124,315	45,785
Share option charge	95,331	8,945
Depreciation	3,753	242
Other expenses	173,282	79,160
Total	2,173,713	697,282

5.    Finance costs

		Nine months
	Year ended	ended
	30 September	30 September
	2020	2019
	£	£
Interest on convertible loan notes	307,936	69,466

6.    Finance income

		Nine months
	Year ended	ended
	30 September	30 September
	2020	2019
	£	£
Initial recognition difference of convertible loan notes	50,882	400,666

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

7.    Income tax

		Nine months
	Year ended	ended
	30 September	30 September
	2020	2019
	£	£
The tax (charge)/credit on the profit/(loss) on ordinary activities was as follows:
Current tax
Current tax credit – R&D	—	644,950
Deferred Tax (note 18)	445,723	(445,723)
Income tax credit	445,723	199,227

Factors affecting tax charge/credit for the year

The tax assessed for the period is lower than (2019 — lower than) the standard rate of corporation tax in the United Kingdom of 19% (2019 — 19%). The differences are explained below:

	2020	2019
	£	£
(Loss) / Profit from continuing operations	(891,277)	615,501
Tax at the applicable rate of 19% (2019 – 19%)	(169,343)	116,945
Tax effect of amounts that are not deductible/taxable in determining taxable profit or loss
Disallowable expenditure	18,826	47,210
Fixed asset timing differences	(668,272)	(556,138)
Unutilised losses	1,113,995	110,415
Tax losses surrendered for R&D credit	—	(164,155)
Unutilised tax losses on which deferred tax is not recognised	150,517	—
R&D tax credit	—	644,950
Total tax credit	445,723	199,227

8.    Earnings per share

Basic earnings/(loss) per share is calculated by dividing the profit/(loss) attributable to shareholders by the weighted average number of ordinary shares in issue during the period.

		Weighted
		average
		number of	Per share
Basic EPS	Earnings	shares	amount
	£		£
2020	(445,554)	1,286,600	(0.3463)
2019	814,728	1,286,600	0.6332

Diluted EPS is equal to basic EPS in 2019 as the potentially dilutive instruments are not in the money and therefore not dilutive. Diluted EPS is not relevant for 2020 due to the loss for the year.

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

9.    Property, plant and equipment

Computer
equipment
£
Cost
At 1 January 2019	—
Additions	4,357
At 30 September 2019	4,357
Additions	20,360
At 30 September 2020	24,717
Depreciation
At 1 January 2019	—
Charge	(242)
At 30 September 2019	(242)
Charge	(3,753)
At 30 September 2020	(3,995)
Net Book Value
At 30 September 2020	20,722
At 30 September 2019	4,115
At 1 January 2019	—

10.  Intangible fixed assets

Development
Costs
£
Cost
At 1 January 2019	348,505
Additions	2,927,039
At 30 September 2019	3,275,544
Additions	3,517,226
At 30 September 2020	6,792,770
Amortisation
At 1 January 2019	—
Charge	—
At 30 September 2019	—
Charge	—
At 30 September 2020	—
Net Book Value
At 30 September 2020	6,792,770
At 30 September 2019	3,275,544
At 1 January 2019	348,505

The Company’s intangible assets under development are internally generated and the Company has not yet begun amortization of these intangible assets because they have a finite useful economic life. The Company will begin amortisation when the intangible assets are available for use.

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

10.  Intangible fixed assets (continued)

10a.    Restatement relating to IFRS adjustment

Following a review of the profit and loss accounts for the periods ended 31 December 2018 and 30 September 2019 it was noted that capital expenditure relating to the development of prototypes had been expensed. In accordance with IAS 38, and under IFRS, costs of £348,505 and £2,927,039 in the periods ending 31 December 2018 and 30 September 2019 respectively have been capitalised leading to the restatement of balances from these periods.

11.    Fixed asset investments

Investment in
Joint Venture
£
Cost
At 1 January 2019	—
Additions	—
At 30 September 2019	—
Additions	25,000
At 30 September 2020	25,000

Joint venture

Quantum Keep Limited is a joint venture of Arqit Limited. The registered office is One Fleet Place, London, England, EC4M 7WS. Arqit Limited jointly holds 50% of shares for the entity. The nature of Quantum Keep Limited’s activities is that of business and domestic software development.

Quantum Keep Limited was incorporated on 12 August 2020 with Arqit Limited taking a 50% investment on incorporation.

Quantum Keep Limited has no activity relating to continuing or discontinued operations within the year.

12.  Trade and other receivables

	30 September	30 September
	2020	2019	1 January 2019
	£	£	£
Other debtors	117,562	715,077	36,144
Prepayments and accrued income	99,607	11,252	—
Total	217,169	726,329	36,144

The directors consider that the carrying amount of financial assets recorded at amortised costs in the financial statements approximate their fair value. Other debtors in 209 included R&D tax credit receivables amounting to £644,950, which were fully received during 2020.

The maximum exposure to credit risk at the reporting date is the carrying value of each class of receivable mentioned above.

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

13.  Trade and other payables

	30 September	30 September
	2020	2019	1 January 2019
	£	£	£
Current liabilities
Trade payables	198,779	204,577	43,213
Other tax and social security	256,566	56,313	11,819
Other creditors	32,228	1,766	1,573
Accruals	151,478	1,604,013	23,050
Deferred income	1,207,467	1,207,467	309,183
Total	1,846,518	3,074,136	388,838

Trade payables and accruals relate to amounts payable at the balance sheet date for services received during the year. The company has financial risk management policies in place to ensure that all payables are paid within the credit timeframe. The directors consider that the carrying amount of financial liabilities recorded at amortised costs in the financial statements approximate their fair value.

Deferred income consists of amounts received by the Company under its agreement with ESA. Such amounts are received in stages during each phase of the project and are deferred until fulfilment of each milestone is complete and certified by ESA, following which it is recognised as other operating income within profit or loss. The deferred income at 1 January 2019 of £309,183 was recognised within other operating income in the period ended 30 September 2019. The deferred income as at 30 September 2020 is expected to be recognised in other operating income in the year ending 30 September 2021.

	30 September	30 September
	2020	2019	1 January 2019
	£	£	£
Non-current Liabilities
Deferred government grants	413,358	167,289	—
	413,358	167,289	—

14.  Borrowings

	30 September	30 September
	2020	2019	1 January 2019
	£	£	£
Current liabilities
Bridging finance	800,000	—	—
Convertible loan notes B	3,425,854	—	—
	4,225,854	—	—
Non-current Liabilities
Convertible loan notes B	—	2,668,800	—

	30 September	30 September
	2020	2019	1 January 2019
	£	£	£
Fair value
Bridging finance	800,000	—	—
Convertible loan notes A (treated as equity)	1,000,000	1,000,000	1,000,000
Convertible loan notes B	3,425,854	2,668,800	—
	5,225,854	3,668,800	1,000,000

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

14.  Borrowings (continued)

Bridging Finance

The Company received a £800,000 loan from Evolution Equity Capital Limited in the year ended 30 September 2020. The loan attracted interest at 0% and was fully repaid post year end.

Convertible loan notes A (“CLNA”)

The Company issued £1,000,000 CLNAs on 22 March 2018. The CLNAs have a 0% interest rate and are not redeemable unless otherwise agreed in writing by the Company and Lender. As the CLNA attract no interest and are not redeemable without the written agreement of the Company, the Company has no obligation to deliver cash or another financial asset to the loan holder. Therefore, the CLNAs have been treated as equity in accordance with IAS 32.

Convertible loan notes B (“CLNB”)

The Company issued £3,000,000 CLNBs on 21 June 2019 and issued a further £500,000 in the year ended 30 September 2020. The CLNBs have a 0% interest rate and are redeemable at the principal amount plus an amount equal to 20% of such principal amount at any time on or after the maturity date. The CLNBs are convertible at any time after the maturity date or upon an exit event for a variable number of ordinary shares. As the CLNB are redeemable at the want of the note holders and convert into a variable number of equity instruments, they have been treated as a financial liability in accordance with IAS 32.

15.  Cash generated from operations

		Nine months
	Year ended	ended
	30 September	30 September
	2020	2019
	£	£
Loss before tax	(891,277)	615,501
Adjustments for:
Depreciation	3,753	242
Change in trade and other receivables	(135,790)	(45,235)
Change in trade and other payables	(1,006,549)	2,852,588
Share option charge	95,331	8,945
Interest income	(50,882)	(400,666)
Interest payable	307,936	69,466
Cash (used in)/generated from operations	(1,677,478)	3,100,841
Reconciliation of net cashflow to movements in net debt:
Opening net cash/(debt)	420,730	251,286
Facilities received	(1,300,000)	(3,000,000)
Movement in cash	(3,270,114)	3,169,444
Movement in net cash/ (debt)	(4,570,114)	169,444
Closing net cash/(debt)	(4,149,384)	420,730
Composition of closing net cash/(debt)
Cash	150,616	3,420,730
Bridging finance	(800,000)	—
Convertible loans	(3,500,000)	(3,000,000)
Net cash/(debt)	(4,149,384)	420,730

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

16.  Share-based payments

The Company has share option schemes for employees of the Company. Options are exercisable at the price agreed at the time of the issue of the share option. The vesting periods are consistent between employees. Options are typically forfeited if the employee leaves the Company before the options vest. Details of the share options granted during the period are as follows:

Nine months
	Year ended		ended
	30 September		30 September
	2020		2019
		Weighted		Weighted
		Average		Average
	Number of	Exercise	Number of	exercise
	Share options	Price (£)	Share options	Price (£)
Outstanding at beginning of period	72,700	0.0001	8,700	0.0001
Granted during the period	88,550	0.0001	64,000	0.0001
Forfeited/lapsed during the period	—	—	—	—
Exercised during the period	—	—	—	—
Outstanding at end of period	161,250	0.0001	72,700	0.0001
Exercisable at end of period	—		—

The options outstanding at 30 September 2020 had a weighted average exercise price of £0.01 pence, and a weighted average remaining contractual life of 4 years. Volatility is based on management’s best estimate given that no historical share price is available. The inputs into the Black-Scholes model are as follows:

	2020	2019
Weighted average share price (£)	3.30	2.95
Weighted average exercise price (£)	0.0001	0.0001
Expected volatility	50%	50%
Expected life	5 years	5 years
Risk-free rate	0.1%	0.1%
Expected dividend yield	0%	0%

		Nine months
	Year ended	ended
	30 September	30 September
	2020	2019
	£	£
Share option charge included in administrative expenses	95,331	8,945
	95,331	8,945

17.  Staff costs and average number of employees

		Nine months
	Year ended	ended
	30 September	30 September
	2020	2019
	£	£
The aggregate remuneration comprised:
Wages and salaries	997,167	296,333
Social security costs	128,219	29,555
Pension costs	94,626	31,911
Share option charge	95,331	8,945
	1,315,343	366,744

The average monthly number of professional employees (including executive directors) during the year was 16 (2019 — 6).

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

17.  Staff costs and average number of employees (continued)

Total remuneration for key management personnel for 2020 was £986,849 (2019- £382,222). Total pension contributions of key management personnel totalled £92,917 (2019 — £32,065) and is included within the total remuneration for key management personnel. A total of 32,500 (2019: 12,500) share options were granted to key management personnel in the year.

A total of £1,530,132 (2019: £327,565) relating to staff costs was capitalised as relating to development costs within intangibles within the year.

During the year remuneration payable to directors was as follows:

	2020	2019
	£	£
Directors’ remuneration	794,071	382,222

The highest paid Director’s remuneration totalled £295,694 (2019: £160,132).

18.  Deferred Tax

	2020	2019
	£	£
At the beginning of the period	445,723	—
Movement in the year recognised in profit or loss	(445,723)	445,723
At the end of the year	—	445,723
The deferred tax liability/(asset) is made up as follows:
Intangible asset timing differences	1,224,410	556,138
Unrelieved tax losses	(1,224,410)	(110,415)
	—	445,723

19.  Share capital

	Allotted, called up and fully paid
	30 September	30 September	1 January
	2020	2019	2019
	£	£	£
1,286,600 ordinary shares of £0.0001 each	129	129	129

Each share entitles the holder to one vote.

20.  Retained earnings

	2020	2019
	£	£
At 1 October/ 1 January	61,696	(753,032)
Profit/(Loss) for the year	(445,554)	814,728
Dividends paid	—	—
At 30 September	(383,858)	61,696

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

21.  Reserves

Convertible loan notes treated as equity

Includes cumulative portion of 1,000,000 £1 convertible A loan notes treated as equity.

Other reserves

Cumulative charges in respect of share options issued.

Retained earnings

Includes cumulative profit and loss and all other net gains and losses and transactions with owners (e.g. dividends) not recognised elsewhere.

22.  Financial instruments and fair value disclosures

Capital management

The Company’s policy is to maintain a strong balance sheet for the business and to have an appropriate funding structure. Shareholders’ equity and long term debt are used to finance assets under construction.

Financial assets and financial liabilities

Categories of financial assets and financial liabilities are as follows:

Financial assets at amortised cost

	Carrying value	Fair value
	£30 September 2020	30 September 2020
Cash and cash equivalents	150,616	150,616
Trade and other receivables	167,050	167,050
	317,666	317,666

	Carrying value	Fair value
	£30 September 2019	30 September 2019
Cash and cash equivalents	3,420,730	3,420,730
Trade and other receivables	715,077	715,077
	4,135,807	4,135,807
(a)	The Directors consider the carrying amounts of financial assets and financial liabilities recorded at amortised costs in the consolidated financial statements to approximate their fair value.

Financial liabilities at amortised cost

	Carrying value	Fair value
	£30 September 2020	30 September 2020
Trade and other payables	1,589,952	1,589,952
Deferred government grants	413,358	413,358
Bridging finance	800,000	800,000
Convertible loans	3,425,854	3,425,854
	6,229,164	6,229,164

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

22.  Financial instruments and fair value disclosures (continued)

	Carrying value	Fair value
	£30 September 2019	30 September 2019
Trade and other payables	3,017,823	3,017,823
Deferred government grants	167,289	167,289
Convertible loans	2,668,800	2,668,800
	5,853,912	5,853,912
(a)	The Directors consider the carrying amounts of financial assets and financial liabilities recorded at amortised costs in the financial statements to approximate their fair value.

Market risk

It is, and has been throughout the period under review, the Company’s policy not to use or trade in derivative financial instruments. The Company’s financial instruments comprise its cash and cash equivalents and various items such as trade creditors that arise directly from its operations. The main purpose of the financial assets and liabilities is to provide finance for the Company’s operations in the period.

Interest rate risk management

The Company would be exposed to interest rate risk if the Company borrows funds, when required, at variable interest rates. There is currently no exposure to interest rate risk.

Credit risk

Credit risk is the risk of financial loss where counterparties are not able to meet their obligations. Company policy is that surplus cash, when not used to repay borrowings, is placed on deposit with the Company’s main relationship banks and with other banks or money market funds based on a minimum credit rating and maximum exposure.

There is no significant concentration of risk to any single counterparty.

Management consider that the credit quality of the various receivables is good in respect of the amounts outstanding and therefore credit risk is considered to be low. There is no significant concentration of risk.

The carrying amount of financial assets, as detailed above, represents the Company’s maximum exposure to credit risk at the reporting date assuming that any security held has no value.

Having considered the Company’s exposure to bad debts and the probability of default by customers, no expected credit losses have been recognised in accordance with IFRS 9.

Foreign Exchange risk

Company is exposed to foreign exchange risk to the extent that some of its transactions are in currencies in dominations other than pounds sterling (“sterling”). The Company holds sterling and euro bank accounts in order to limit its exposure.

Liquidity risk

Liquidity risk is the risk that the Company does not have sufficient financial resources available to meet its obligations as they fall due. The Company manages liquidity risk by continuously monitoring forecast and actual cash flows, matching the expected cash flow timings of financial assets and liabilities with the use of cash and cash equivalents, borrowings, overdrafts and committed revolving credit facilities with a minimum of 12 months to maturity.

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

Future borrowing requirements are forecast on a monthly basis and funding headroom is maintained above forecast peak requirements to meet unforeseen events.

The maturity profile of the anticipated future cash flows including interest, using the latest applicable relevant rate, based on the earliest date on which the Company can be required to pay financial liabilities on an undiscounted basis, is as follows:

	Trade and	Deferred
2020	other	government		Convertible
£	payables	grants	Loans	loans notes	Total
On demand	—	—	—	—	—
Within one year	1,846,518	—	800,000	3,425,854	6,072,372
More than one year but less than two years	—	—	—	—	—
More than two years but less than five years	—	413,358	—	—	413,358
More than five years	—	—	—	—	—
	1,846,518	413,358	800,000	3,425,854	6,485,730

	Trade and	Deferred
2019	other	government		Convertible
£	payables	grants	Loans	loans notes	Total
On demand	—	—	—	—	—
Within one year	3,074,136	—	—	—	3,074,136
More than one year but less than two years	—	—	—	2,668,800	2,668,800
More than two years but less than five years	—	167,289	—	—	167,289
More than five years	—	—	—	—	—
	3,074,136	167,289	—	2,668,800	5,910,225

23.  Ultimate controlling party

As at 30 September 2020 the Directors consider there to be no ultimate controlling party as no single shareholder controls more than 50% of votes in general meeting.

24.  Post balance sheet events

On 13 October 2020 the Company raised £8,500,000 of convertible loan notes through the Future Fund Scheme.

On 18 December 2020, the subsidiary Arqit Inc., a Delaware corporation, was incorporated, along with the immediate formation of Arqit LLC Arqit Inc.

On 5 January 2021 the Company raised a further £2,000,000 through the issue an unsecured convertible loan.

On 12 May 2021, the Company entered into a Business Combination Agreement with Centricus Acquisition Corp., a Cayman Islands exempted limited liability company, Arqit Quantum Inc., a Cayman Islands exempted limited liability company, and Centricus Heritage LLC, a Cayman Islands limited liability company. Centricus Acquisition Corp. agreed to combine with the Company in a business combination whereby Centricus Acquisition Corp. will merge with and into Arqit Quantum Inc. and Arqit Quantum Inc. will purchase all of the shares of the Company, making the Company become a direct wholly-owned subsidiary of Arqit Quantum Inc. Arqit Quantum Inc. is a newly formed entity that was formed for the sole purpose of entering into and consummating the transactions set forth in the Business Combination Agreement.

Arqit Limited

Notes to the Financial Statements (continued)

For the year ended 30 September 2020

25.  Related party transactions

In the year ended 30 September 2020, Arqit paid £6,258 (2019 £7,843) for the company secretarial and accounting costs of Arqit PTE, a company owned 50% by David Williams and 50% by David Bestwick. As at 30 September 2019 there was a receivable of £6,373 due from Arqit PTE which was subsequently written off during the year ended 30 September 2020. Arqit PTE is an orphan entity without any operations that was formed at the direction of the Company in order to facilitate a proposed financing structure that was not ultimately finalised, and is now in the process of being liquidated. All related party transactions were on an arm’s length basis.

As at 30 September 2020, there was a receivable of £16,000 relating to an advance on commission paid to David Williams, a director of the Company. This was fully repaid in December, 2020.

There were no further related party transactions.

Arqit Limited

Condensed Consolidated Statement of Comprehensive Income

For the six months ended 31 March 2021

			Unaudited
		Unaudited	six months
		six months ended	ended
		31 March	31 March
	Note	2021	2020
		£	£
Revenue		—	—
Other operating income		—	—
Administrative expenses		(3,982,325)	(852,379)
Operating loss		(3,982,325)	(852,379)
Finance costs		(426,255)	(148,079)
Finance income		—	50,882
Loss before tax		(4,408,580)	(949,576)
Income tax credit	2	—	290,820
Loss for the period attributable to equity holders		(4,408,580)	(658,756)
Total comprehensive income for the period attributable to equity holders		(4,408,580)	(658,756)
Earnings per ordinary share from continuing operations attributable to equity holders	3	(3.4265)	(0.5120)

The comparative shown for the Group is that of the Company which is explained further in note 1 to these financial statements.

There was no other comprehensive income for 2021 (2020: £NIL).

All of the group’s activities were derived from continuing operations during the above financial periods.

Arqit Limited

Condensed Consolidated Statement of Financial Position

As at 31 March 2021

		Unaudited	Audited
	Note	31 March 2021	30 September 2020
		£	£
ASSETS
Non-current assets
Property, plant and equipment		75,389	20,722
Intangible assets	4	9,852,039	6,792,770
Fixed asset investments		25,000	25,000
		9,952,428	6,838,492
Current assets
Trade and other receivables	5	386,639	217,169
Cash and cash equivalents		5,560,489	150,616
		5,947,128	367,785
Total assets		15,899,556	7,206,277
LIABILITIES
Current liabilities
Trade and other payables	6	4,017,718	1,846,518
Borrowings	7	3,500,000	4,225,854
Total current liabilities		7,517,718	6,072,372

Non-current liabilities
Trade and other payables	6	1,149,164	413,358
Borrowings	7	10,852,109	—
Deferred tax	9	—	—
Total non-current liabilities		12,001,273	413,358
Total liabilities		19,518,991	6,485,730
Net (liabilities)/assets		(3,619,435)	720,547

EQUITY
Share capital		129	129
Convertible loan notes treated as equity		1,000,000	1,000,000
Other reserves		172,874	104,276
Retained earnings		(4,792,438)	(383,858)
Total equity		(3,619,435)	720,547

The comparative shown for the Group is that of the Company which is explained further in note 1 to these financial statements.

Arqit Limited

Condensed Consolidated Statement of Changes in Equity

For the six months ended 31 March 2021

	Share	CLNs treated	Other	Retained
	Capital	as equity	Reserves	Earnings	Total
	£		£	£	£
Balance at 30 September 2019	129	1,000,000	8,945	61,696	1,070,770
Loss for the period	—	—	—	(658,756)	(658,756)
Total comprehensive income	—	—	—	(658,756)	(658,756)
Transactions with owners in their capacity as owners:
Share option charge	—	—	47,661	—	47,661
	—	—	47,661	—	47,661
Balance at 31 March 2020 attributable to owners of the group	129	1,000,000	56,606	(597,060)	459,675
Profit for the period	—	—	—	213,202	213,202
Total comprehensive income	—	—	—	213,202	213,202
Transactions with owners in their capacity as owners:
Share option charge	—	—	47,670	—	47,670
	—	—	47,670	—	47,670
Balance at 30 September 2020 attributable to owners of the group	129	1,000,000	104,276	(383,858)	720,547
Loss for the period	—	—	—	(4,408,580)	(4,408,580)
Total comprehensive income	—	—	—	(4,408,580)	(4,408,580)
Transactions with owners in their capacity as owners:
Share option charge	—	—	68,598	—	68,598
	—	—	68,598	—	68,598
Balance at 31 March 2021 attributable to owners of the group	129	1,000,000	172,874	(4,792,438)	(3,619,435)

The comparative shown for the Group is that of the Company which is explained further in note 1 to these financial statements.

Arqit Limited

Condensed Consolidated Statement of Cash Flows

For the six months ended 31 March 2021

		Six months ended	Six months ended
		31 March	31 March
	Note	2021	2020
		£	£
Cash flows from operating activities
Cash (used in)/generated from operations	8	(1,166,170)	(1,763,850)
Net cash (used in)/generated from operating activities		(1,166,170)	(1,763,850)
Cash flows from investing activities
Capital expenditure on PPE		(64,688)	(4,904)
Capital expenditure on intangibles		(3,059,269)	(653,251)
Net cash used in investing activities		(3,123,957)	(658,155)
Cash flows from financing activities
Repayment of borrowings		(800,000)	—
Proceeds from borrowing		10,500,000	500,000
Net cash generated from financing activities		9,700,000	500,000
Net increase/(decrease) in cash and cash equivalents		5,409,873	(1,922,005)
Cash and cash equivalents at beginning of period		150,616	3,420,730
Cash and cash equivalents at end of period		5,560,489	1,498,725

The comparative shown for the Group is that of the Company which is explained further in note 1 to these financial statements.

Arqit Limited

Notes to the interim Financial Statements

For the six months ended 31 March 2021

1. General information and significant accounting policies

General information

Arqit Limited (the “Group”) is a private limited company, limited by shares, incorporated in England and Wales under the Companies Act 2006. The address of its registered office and its principal place of trading is 1st floor, 3 More London Riverside, More London Place, London SE1 2RE, United Kingdom.

The principal activity of the Group is the provision of cybersecurity services via satellite and terrestrial platforms.

Basis of preparation

These condensed consolidated interim financial statements do not comprise statutory accounts within the meaning of section 434 of the Companies Act 2006. Statutory accounts for the year ended 30 September 2020 were approved by the Board of Directors on 18 June 2021 and delivered to the Registrar of Companies. The report of the auditors on those accounts was unqualified. The report of the auditors did not contain any statement under section 498 of the Companies Act 2006. These condensed consolidated interim financial statements have been reviewed, not audited. These condensed consolidated interim financial statements for the six months ended 31 March 2021 have been prepared in accordance with IAS 34, ‘Interim financial reporting’, as issued by the IASB. The condensed consolidated interim financial statements should be read in conjunction with the annual financial statements for the year ended 30 September 2020, which have been prepared in accordance with International Financial Reporting Standards as issued by the IASB.

The Company incorporated two subsidiaries during the period ended 31 March 2021, Arqit Inc. and Arqit LLC, and so the directors are required to and have prepared consolidated condensed financial statements which include the results of the subsidiaries. The comparative financial information for the period ended 31 March 2020 is that of the Company.

Forward-looking statements

Certain statements in this condensed set of consolidated interim financial statements are forward looking. Although the Group believes that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will prove to be correct. As these statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Accounting policies

The accounting policies adopted are consistent with those of the previous financial year except for basis of consolidation, described below.

Basis of consolidation

The consolidated financial statements present the results of Group and its own subsidiaries (“the Group”) as if they formed a single entity. Intercompany transactions and balances between group companies are therefore eliminated in full.

Going Concern

The Directors believe that it is appropriate to prepare the interim financial statements on a going concern basis. In assessing whether the going concern assumption is appropriate, the Directors have taken into account all relevant available information about the current and future position of the Group. As part of their assessment, the Directors have also taken into account the ability to raise additional funding whilst maintaining sufficient cash resources to meet all commitments.

Arqit Limited

Notes to the interim Financial Statements (continued)

For the six months ended 31 March 2021

1. General information and significant accounting policies (continued)

On 12 May 2021, the Group announced its agreement with a special purpose acquisition group (“SPAC”), pursuant to which a newly formed entity will merge with the SPAC, with the newly formed entity surviving and acquiring all of the outstanding share capital of the Group, following which the Group will become a subsidiary of the newly formed entity. Substantially concurrently with the foregoing, investors will make a private investment in public equity (“PIPE”) in the newly formed entity (the “Proposed Transactions”). The Proposed Transactions are subject to several conditions, including SPAC shareholder consent, which management believes will be forthcoming as a matter of course. In addition to the funds raised through the PIPE, the Directors have also considered the likely range of redemption levels by the initial SPAC investors prior to the close date, based upon other historic SPAC transactions. The Proposed Transactions are expected to close in the second half of the calendar year 2021. As a result, the Directors are actively managing the cash position of the Group between the date of approval of the interim financial statements and the closing date for the Proposed Transactions.

Once the Proposed Transactions have closed, Arqit Limited will be part of the newly created group with significant cash resources created with the sole purpose of investing in the Group’s activities under the control of its management. Accordingly, management have considered the budgets and forecasts of the group and have prepared cash flow forecasts for a period of at least 12 months from the date of approval of the interim financial statements.

In the event the Proposed Transactions do not close, Arqit Limited must seek additional funding from a source other than the Proposed Transactions. Arqit Limited’s three existing venture capital investors (“VC’s”) have expressed an intention to continue to support it with another funding round should the Proposed Transactions fail to close. To date the Group has been successful in securing funding when required. Any delays in the timing and / or quantum of raising additional funds can be accommodated by a range of alternative measures, including deferring discretionary expenditure or securing other short term funding.

Whilst no formal commitments remain in place, management recognise that this represents an uncertainty in relation to the possible future availability of funds such that the Group may meet its liabilities as they fall due. However, should the Proposed Transactions not close, management has every reason to believe the VC’s intention to continue to provide support and is confident of being able to close a funding round within a short period of time raising sufficient funds to secure the Group’s future for at least a further 12 months.

Operating Segments

The Directors consider the Group to operate within one operating segment, being the provision of cybersecurity services via satellite and terrestrial platforms.

Critical accounting judgements and key sources of estimation uncertainty

The preparation of interim financial statements requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates. In preparing these condensed consolidated interim financial statements, the significant judgements made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those that applied to the financial statements for the year ended 30 September 2020.

Arqit Limited

Notes to the interim Financial Statements (continued)

For the six months ended 31 March 2021

2. Income tax

	Period ended	Period ended
	31 March 2021	31 March 2020
	£	£
The tax charge/(credit) on the profit/(loss) on ordinary activities for the year was as follows:
Current tax	—	—
Deferred Tax
Unrelieved tax losses	—	481,153
Intangible asset timing differences		(190,333)
Income tax credit/(charge)	—	290,820

Factors affecting tax charge/credit for the period

The tax assessed for the period is higher than (2020 — higher than) the standard rate of corporation tax in the United Kingdom of 19% (2020 — 19%). The differences are explained below:

	Period ended	Period ended
	31 March 2021	31 March 2020
	£	£
Loss from continuing operations	(4,408,580)	(658,756)
Tax credit at the applicable rate of 19% (2020 – 19%)	(837,630)	(125,164)
Tax effect of expenses that are not deductible in determining profit
Disallowable expenditure	13,034	9,056
Unrelieved tax losses	—	481,153
Intangible asset timing differences	—	(190,333)
Unutilised tax losses on which deferred tax is not recognised	824,596	116,108
Total tax credit	—	290,820

3. Earnings per share

Basic earnings per share is calculated by dividing the loss attributable to shareholders by the weighted average number of ordinary shares in issue during the period.

		Weighted
		average
		number of	Per share
Basic EPS	Earnings	shares	amount
	£		£
2021	(4,408,580)	1,286,600	(3.4265)
2020	(658,756)	1,286,600	(0.5120)

Diluted EPS is equal to basic EPS in 2021 and 2020 due to the loss for the period.

Arqit Limited

Notes to the interim Financial Statements (continued)

For the six months ended 31 March 2021

4. Intangible fixed assets

Development
Costs
£
Cost
At 31 March 2020	3,928,795
Additions	2,863,975
At 30 September 2020	6,792,770
Additions	3,059,269
At 31 March 2021	9,852,039
Amortisation
At 31 March 2020	—
Charge	—
At 30 September 2020	—
Charge	—
At 31 March 2021	—
Net Book Value
At 31 March 2021	9,852,039
At 30 September 2020	6,792,770
At 31 March 2020	3,928,795

5. Trade and other receivables

	31 March 2021	30 September 2020
	£	£
Other debtors	263,791	117,563
Prepayments and accrued income	122,848	99,606
Total	386,639	217,169

The directors consider that the carrying amount of financial assets recorded at amortised costs in the financial statements approximate their fair value.

The maximum exposure to credit risk at the reporting date is the carrying value of each class of receivable mentioned above.

6. Trade and other payables

	31 March 2021	30 September 2020
	£	£
Current liabilities
Trade payables	1,017,338	198,779
Other tax and social security	265,023	256,566
Other creditors	40,049	32,228
Accruals	827,704	151,478
Deferred income	1,867,604	1,207,467
Total	4,017,718	1,846,518

Arqit Limited

Notes to the interim Financial Statements (continued)

For the six months ended 31 March 2021

6. Trade and other payables (continued)

Trade payables and accruals relate to amounts payable at the balance sheet date for services received during the year. The group has financial risk management policies in place to ensure that all payables are paid within the credit timeframe. The directors consider that the carrying amount of financial liabilities recorded at amortised costs in the financial statements approximate their fair value.

	31 March 2021	30 September 2020
	£	£
Non-current Liabilities
Deferred government grants	1,149,164	413,358
	1,149,164	413,358

7. Borrowings

	31 March	30 September
	2021	2020
	£	£
Current liabilities
Bridging finance	—	800,000
Convertible loan notes B	3,500,000	3,425,854
	3,500,000	4,225,854
Non-current Liabilities
Future fund loan	8,814,849	—
Convertible loan notes C	2,037,260	—
Fair value
Bridging finance	—	800,000
Convertible loan notes A (classified as equity)	1,000,000	1,000,000
Convertible loan notes B	3,500,000	3,425,854
Future fund loan	8,814,849	—
Convertible loan notes C	2,037,260	—
	15,352,109	5,225,854

Bridging Finance

The Group received a £800,000 loan from Evolution Equity Capital Limited in the period ended 30 September 2020. The loan attract interest at 0% and was fully repaid post year end.

Convertible loan notes A (“CLNA”)

The Group issued £1,000,000 CLNAs on 22 March 2018. The CLNAs have a 0% interest rate and are not redeemable unless otherwise agreed in writing by the Group and Lender. As the CLNA attract no interest and are not redeemable without the written agreement of the Group, the Group has no obligation to deliver cash or another financial asset to the loan holder. Therefore, the CLNAs have been treated as equity in accordance with IAS 32.

Convertible loan notes B (“CLNB”)

The Group issued £3,000,000 CLNBs on 21 June 2019 and issued a further £500,000 in the year ended 30 September 2020. The CLNBs have a 0% interest rate and are redeemable at the principal amount plus an amount equal to 20% of such principal amount at any time on or after the maturity date. The CLNBs are convertible at any time after the maturity date or upon an exit event for a variable number of ordinary shares. As the CLNB are redeemable at the want of the note holders and convert into a variable number of equity instruments, they have been treated as a financial liability in accordance with IAS 32.

Arqit Limited

Notes to the interim Financial Statements (continued)

For the six months ended 31 March 2021

7. Borrowings (continued)

Future Fund Loan and Convertible loan notes C (“CLNC”)

The Group received an unsecured convertible loan of £8,500,000 relating to the Future Fund on 31 October 2020. The Group issued £2,000,000 CLNCs on 5 January 2021 on the same terms. Interest will be accrued annually at a rate of 8%. The loan matures in 3 years after the date of the agreement. The loan automatically converts into a variable number of shares on the company’s next qualifying financing. As the unsecured convertible loan notes convert into a variable number of equity instruments, they have been treated as a financial liability in accordance with IAS 32.

8. Cash (used in)/generated from operations

	Period ended	Period ended
	31 March 2021	31 March 2020
	£	£
Loss before tax	(4,408,580)	(949,576)
Adjustments for:
Depreciation	10,022	—
Change in trade and other receivables	(169,470)	(30,422)
Change in trade and other payables	2,907,007	(928,710)
Share option charge	68,596	47,661
Interest income	—	(50,882)
Interest payable	426,255	148,079
Cash (used in)/generated from operations	(1,166,170)	(1,763,850)
Reconciliation of net cashflow to movements in net debt:
Opening net cash/(debt)	(4,149,384)	420,730
Facilities received	(9,700,000)	(500,000)
Movement in cash	5,409,873	(1,922,005)
Movement in net cash/ (debt)	(4,290,127)	(2,422,005)
Closing net cash/(debt)	(8,439,511)	(2,001,275)
Composition of closing net cash/(debt)
Cash	5,560,489	1,498,725
Bank loans	(10,500,000)	—
Convertible loans	(3,500,000)	(3,500,000)
Net cash/(debt)	(8,439,511)	(2,001,275)

9. Deferred Tax

	31 March 2021	30 September 2020
	£	£
The deferred tax is made up as follows:
Intangible asset timing differences	1,775,367	1,224,410
Unrelieved tax losses	(1,775,367)	(1,224,410)
	—	—

Arqit Limited

Notes to the interim Financial Statements (continued)

For the six months ended 31 March 2021

10. Post balance sheet events

On 12 May 2021, the Group entered into a Business Combination Agreement with Centricus Acquisition Corp., a Cayman Islands exempted limited liability group, Arqit Quantum Inc., a Cayman Islands exempted limited liability group, and Centricus Heritage LLC, a Cayman Islands limited liability group. Centricus Acquisition Corp. agreed to combine with the Group in a business combination whereby Centricus Acquisition Corp. will merge with and into Arqit Quantum Inc. and Arqit Quantum Inc. will purchase all of the shares of the Group, making the Group became a direct wholly-owned subsidiary of Arqit Quantum Inc. Arqit Quantum Inc. is a newly formed entity that was formed for the sole purpose of entering into and consummating the transactions set forth in the Business Combination Agreement.

11. Related party transactions

In the period ended 31 March 2021, Arqit paid £2,853 (31 March 2020: £2,438) for the group secretarial and accounting costs of Arqit PTE, a group owned 50% by David Williams and 50% by David Bestwick. Arqit PTE is an orphan entity without any operations that was formed at the direction of the Company in order to facilitate a proposed financing structure that was not ultimately finalised, and is now in the process of being liquidated. All related party transactions were on an arm’s length basis.

As at 31 March 2021, there was a receivable of £nil (30 September 2020: £16,000) relating to an advance on commission paid to David Williams, a director of the Group.

There were no further related party transactions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.  Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except where any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. The Company’s memorandum and articles of association permit indemnification of officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Recent Sales of Unregistered Securities.

●	On May 12, 2021, concurrently with the execution of the Business Combination Agreement, the Company and Centricus entered into subscription agreements with PIPE investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Arqit agreed to issue and sell to such PIPE Investors, an aggregate of 7,100,000 Arqit ordinary shares at $10.00 per share for gross proceeds of $71,000,000. The PIPE Financing closed on September 3, 2021 immediately after the Business Combination.
●	Pursuant to the Business Combination Agreement, at the closing of the Business Combination on September 3, 2021, the Company acquired all of the issued and outstanding share capital of Arqit Limited from shareholders of Arqit Limited for 90,000,000 ordinary shares of the Company.

Item 8.    Exhibits and Financial Statements.

Exhibit No.	Description
2.1

Business Combination Agreement, dated as of May 12, 2021, by and among the Company, Centricus, the Sponsor, solely in its capacity as Centricus’ representative, Arqit Limited, David John Williams, solely in his capacity as the Arqit Limited shareholders’ representative, and the shareholders of the Company party thereto, incorporated by reference to Annex A to the Company’s Registration Statement on Form F-4 (File No. 333-256591).

3.1

Amended and Restated Memorandum and Articles of Association of the Company, incorporated by reference to Exhibit 1.1 to the Company’s Shell Company Report on Form 20-F, filed with the SEC on September 10, 2021.

4.1	Specimen ordinary share certificate of the Company, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-4 (File No. 333-256591).
4.2	Specimen warrant certificate of the Company, incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-4 (File No. 333-256591).
4.3

Centricus Warrant Agreement, dated as of February 3, 2021, between Centricus and the Continental Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form F-4 (File No. 333-256591).

4.4	Assignment, Assumption and Amendment Agreement for Centricus’ outstanding warrants, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form F-4 (File No. 333-256591).
4.5

Registration Rights Agreement, by and among the Company and the other parties thereto, incorporated by reference to Exhibit 4.1 to the Company’s Shell Company Report on Form 20-F, filed with the SEC on September 10, 2021.

5.1*	Opinion of Maples and Calder (Cayman) LLP as to validity of ordinary shares.
5.2*	Opinion of White & Case LLP as to validity of warrants.
10.1

ESA Contract dated July 30, 2019 between Arqit Limited and the European Space Agency, incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form F-4 (File No. 333-256591).

10.2+

Firm Fixed Price Contract dated January 27, 2020 between Arqit Limited and Qinetiq Space NV, incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form F-4 (File No. 333-256591).

10.3	The Company’s Incentive Plan, incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form F-4 (File No. 333-256591).
10.4	Form of Director and Officer Indemnification Agreement, incorporated by reference to Exhibit 4.8 to the Company’s Shell Company Report on Form 20-F, filed with the SEC on September 10, 2021.
21.1	List of subsidiaries of the Company, incorporated by reference to Exhibit 8.1 to the Company’s Shell Company Report on Form 20-F, filed with the SEC on September 10, 2021.
23.1*	Consent of Marcum LLP, independent registered public accounting firm of Centricus.
23.2*	Consent of PKF Littlejohn LLP, independent registered public accounting firm of the Company.
23.3*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
23.4*	Consent of White & Case LLP (included in Exhibit 5.2).
24.1*	Power of Attorney (included on signature page of the Registration Statement).
*	Filed herewith.

+Certain portions of this exhibit have been omitted pursuant to Regulation S-K Item 601(b)(10)(iv). The Company agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

Item 9.    Undertakings.

The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a

20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on October 1, 2021.

ARQIT QUANTUM INC.

By:	/s/ David Williams
Name:	David Williams
Title:	Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints David Williams, acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-1, or other appropriate form, and all amendments thereto, including post-effective amendments, of Arqit Quantum Inc., and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ David Williams	Director and Chief Executive Officer	October 1, 2021
David Williams

/s/ Nick Pointon	Director and Chief Financial Officer	October 1, 2021
Nick Pointon

/s/ Carlo Calabria	Director	October 1, 2021
Carlo Calabria

/s/ Stephen Chandler	Director	October 1, 2021
Stephen Chandler

/s/ Manfredi Lefebvre d’Ovidio	Director	October 1, 2021
Manfredi Lefebvre d’Ovidio

/s/ VeraLinn Jamieson	Director	October 1, 2021
VeraLinn Jamieson

/s/ Garth Ritchie	Director	October 1, 2021
Garth Ritchie

/s/ Stephen Wilson	Director	October 1, 2021
Stephen Wilson

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Arqit Quantum Inc. has signed this registration statement on October 1, 2021.

ARQIT INC.

By:	/s/ VeraLinn Jamieson
Name:	VeraLinn Jamieson
Title:	Authorized Representative